                                                                   Exhibit 10.2

                                                              EXECUTION VERSION




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                                CREDIT AGREEMENT


                                      among


                    SOUTHERN STAR CENTRAL GAS PIPELINE, INC.,
                                  as Borrower,


                            THE LENDERS NAMED HEREIN,


                                       and


                         UNION BANK OF CALIFORNIA, N.A.,
       as Lead Arranger, as Collateral Agent, and as Administrative Agent


                           Dated as of August 8, 2003


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                                TABLE OF CONTENTS
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

                                                                                                      Page
                                                                                                      ----

ARTICLE I  DEFINITIONS; PRINCIPLES OF CONSTRUCTION.......................................................1

         SECTION 1.01.           Defined Terms; Principles of Construction...............................1

ARTICLE II  COMMITMENTS AND BORROWINGS...................................................................2

         SECTION 2.01.           Commitments.............................................................2
         SECTION 2.02.           Loans...................................................................3
         SECTION 2.03.           Notice of Borrowings....................................................4
         SECTION 2.04.           Notes; Repayment of Loans...............................................5
         SECTION 2.05.           Fees....................................................................5
         SECTION 2.06.           Interest on Loans.......................................................6
         SECTION 2.07.           Default Interest........................................................6
         SECTION 2.08.           Alternate Rate of Interest..............................................7
         SECTION 2.09.           Repayment of Term Loans and Working Capital Loans.......................7
         SECTION 2.10.           Optional and Mandatory Prepayment.......................................8
         SECTION 2.11.           Conversion and Continuation of Borrowings...............................9
         SECTION 2.12.           Reserve Requirements; Change in Circumstances..........................11
         SECTION 2.13.           Change in Legality.....................................................12
         SECTION 2.14.           Indemnity..............................................................13
         SECTION 2.15.           Taxes..................................................................14
         SECTION 2.16.           Pro Rata Treatment.....................................................16
         SECTION 2.17.           Sharing of Setoffs.....................................................17
         SECTION 2.18.           Payments...............................................................17
         SECTION 2.19.           Replacement of Lender in Respect of Increased Costs....................18
         SECTION 2.20.           Change of Lending Office; Filing of Certificates.......................18

ARTICLE III  CONDITIONS PRECEDENT.......................................................................19

         SECTION 3.01.           Financial Closing Date.................................................19
         SECTION 3.02.           Working Capital Loans..................................................24
         SECTION 3.03.           Conditions; General Principles.........................................25

ARTICLE IV  REPRESENTATIONS AND WARRANTIES..............................................................26

         SECTION 4.01.           Organization; Powers; Capitalization...................................26
         SECTION 4.02.           Authorization; Enforceability..........................................26
         SECTION 4.03.           Compliance.............................................................27
         SECTION 4.04.           No Violation...........................................................27
         SECTION 4.05.           Ownership of Collateral................................................27
         SECTION 4.06.           Litigation.............................................................27
         SECTION 4.07.           Security Interests.....................................................27
         SECTION 4.08.           Insurance..............................................................28

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

         SECTION 4.09.           Tax Matters............................................................29
         SECTION 4.10.           Material Project Documents; Technology; Utilities......................29
         SECTION 4.11.           ERISA Matters..........................................................30
         SECTION 4.12.           Status.................................................................31
         SECTION 4.13.           Contingent Obligations.................................................31
         SECTION 4.14.           Nature of Business.....................................................31
         SECTION 4.15.           [INTENTIONALLY OMITTED.]...............................................32
         SECTION 4.16.           Environmental Matters..................................................32
         SECTION 4.17.           Information............................................................32
         SECTION 4.18.           Subsidiaries...........................................................33
         SECTION 4.19.           Use of Proceeds........................................................33
         SECTION 4.20.           Fees...................................................................33
         SECTION 4.21.           Governmental Approvals.................................................33
         SECTION 4.22.           No Default, Event of Damage, or Event of Taking........................34
         SECTION 4.23.           Material Adverse Change................................................34

ARTICLE V  AFFIRMATIVE COVENANTS........................................................................34

         SECTION 5.01.           Existence..............................................................34
         SECTION 5.02.           Maintenance and Operation of Property..................................34
         SECTION 5.03.           Material Project Documents.............................................35
         SECTION 5.04.           Notices and Information................................................35
         SECTION 5.05.           Compliance with Laws...................................................37
         SECTION 5.06.           Governmental Approvals.................................................38
         SECTION 5.07.           Insurance..............................................................38
         SECTION 5.08.           Taxes..................................................................44
         SECTION 5.09.           Pipeline Assets........................................................44
         SECTION 5.10.           Intellectual Property..................................................44
         SECTION 5.11.           Security...............................................................44
         SECTION 5.12.           Use of Proceeds........................................................44
         SECTION 5.13.           Books of Record and Access.............................................45
         SECTION 5.14.           Exemptions from Regulations............................................45
         SECTION 5.15.           Interest Rate Protection Agreements....................................45
         SECTION 5.16.           Further Assurances.....................................................45
         SECTION 5.17.           Damage or Destruction..................................................46
         SECTION 5.18.           Taking.................................................................47
         SECTION 5.19.           Borrower's Bank Accounts...............................................48
         SECTION 5.20.           Operating Budget.......................................................48
         SECTION 5.21.           Pari Passu Status......................................................49
         SECTION 5.22.           Debt to Total Capitalization Ratio.....................................49
         SECTION 5.23.           Acknowledgements.......................................................49
         SECTION 5.24.           Opposition to Proceedings..............................................49
         SECTION 5.25.           Current Fixed Charge Coverage Ratio....................................49
         SECTION 5.26.           Tax Sharing Agreement..................................................50
         SECTION 5.27.           Management of Borrower.................................................50

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                                                 ii



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
ARTICLE VI  NEGATIVE COVENANTS..........................................................................51

         SECTION 6.01.           Fundamental Change.....................................................51
         SECTION 6.02.           Pipeline Additions and Modifications; Capital Expenditures.............51
         SECTION 6.03.           Material Project Documents; Additional Contracts.......................51
         SECTION 6.04.           Restricted Payments....................................................53
         SECTION 6.05.           ERISA..................................................................54
         SECTION 6.06.           [INTENTIONALLY OMITTED]................................................54
         SECTION 6.07.           Environmental Matters..................................................54
         SECTION 6.08.           Transactions with Affiliates...........................................55
         SECTION 6.09.           Investments, Loans, and Advances.......................................55
         SECTION 6.10.           No Liens...............................................................56
         SECTION 6.11.           Disposition of Assets..................................................56
         SECTION 6.12.           Indebtedness...........................................................57
         SECTION 6.13.           Operation of Pipeline..................................................57

ARTICLE VII  EVENTS OF DEFAULT..........................................................................57

         SECTION 7.01.           Events of Default......................................................57

ARTICLE VIII  THE ADMINISTRATIVE AGENT AND THE LEAD ARRANGER............................................62

         SECTION 8.01.           Appointment of the Administrative Agent and the Lead Arranger..........62

ARTICLE IX  MISCELLANEOUS...............................................................................66

         SECTION 9.01.           Notices................................................................66
         SECTION 9.02.           Survival of Agreement..................................................67
         SECTION 9.03.           Binding Effect.........................................................67
         SECTION 9.04.           Successors and Assigns.................................................67
         SECTION 9.05.           Expenses; Indemnity....................................................69
         SECTION 9.06.           Right of Setoff........................................................70
         SECTION 9.07.           Applicable Law and Jurisdiction........................................71
         SECTION 9.08.           Waivers; Amendment.....................................................72
         SECTION 9.09.           Entire Agreement.......................................................73
         SECTION 9.10.           Cumulative Remedies....................................................73
         SECTION 9.11.           WAIVER OF JURY TRIAL...................................................73
         SECTION 9.12.           Severability...........................................................74
         SECTION 9.13.           Counterparts...........................................................74
         SECTION 9.14.           Headings...............................................................74
         SECTION 9.15.           Confidentiality........................................................74

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                                             iii





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


SCHEDULES AND EXHIBITS

Schedule X                 Definitions
Schedule 2.01              Lenders and Commitments
Schedule 4.05              Permitted Encumbrances
Schedule 4.06              Litigation
Schedule 4.07(b)           UCC Filings
Schedule 4.07(c)           Location of Collateral Consisting of Equipment and Fixtures
Schedule 4.10              Material Project Documents
Schedule 4.11              ERISA
Schedule 4.16              Environmental Matters
Schedule 5.07(a)(i)        Borrower's General Insurance
Schedule 6.09              Permitted Investments, Loans, and Advances
Schedule 6.12              Permitted Indebtedness

Exhibit A-1                Form of Term Loan Note
Exhibit A-2                Form of Working Capital Loan Note
Exhibit B                  Form of Borrowing Notice
Exhibit C                  Base Case Projections
Exhibit D                  Form of Monthly Operating Report
Exhibit E                  Form of Operating Budget
Exhibit F                  Form of Conversion or Continuation Notice
Exhibit G                  Subordination Provisions

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                                         iv




                  This CREDIT AGREEMENT, dated as of August 8, 2003 (this "Agreement"), is made by and among SOUTHERN STAR CENTRAL GAS PIPELINE, INC., a Delaware corporation(1) (the "Borrower"), each of the lenders that is a signatory hereto or that, pursuant to Section 9.04 hereof, shall become a "Lender" hereunder (individually, a "Lender" and, collectively, the "Lenders"), and UNION BANK OF CALIFORNIA, N.A. ("Union Bank of California"), acting in its capacity as Lead Arranger, as Collateral Agent, and as Administrative Agent.

                              W I T N E S S E T H :
                              -------------------

                  WHEREAS, the Borrower has requested (a) the Lenders to extend credit in order to enable the Borrower, on the terms and subject to the conditions of this Agreement, to borrow on the Financial Closing Date (such term and all other capitalized terms used herein having the respective meanings assigned thereto in Schedule X) Term Loans in an aggregate principal amount not in excess of the Aggregate Term Loan Commitment and (b) the Lenders to extend credit in order to enable the Borrower, on the terms and subject to the conditions of this Agreement, to borrow Working Capital Loans in an aggregate principal amount not in excess of the Aggregate Working Capital Loan Commitment;

                  WHEREAS, the proceeds of the Term Loans will be used by the Borrower to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement and for general corporate purposes and the proceeds of the Working Capital Loans will be used by the Borrower to finance the Borrower's working capital requirements, including the payment of Operating Expenses, Capital Expenditures, and Debt Service; and

                  WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

                  NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I

                     DEFINITIONS; PRINCIPLES OF CONSTRUCTION

                  SECTION 1.01. Defined Terms; Principles of Construction. As used in this Agreement and unless otherwise expressly indicated, or unless the context clearly requires

---------------------
(1) The FERC Gas Tariff indicates that this entity is a Delaware limited liability company.

otherwise, for all purposes of this Agreement (a) capitalized terms shall have the meanings set forth in Schedule X hereto and (b) the principles of construction set forth in Schedule X shall apply.

                                   ARTICLE II

                           COMMITMENTS AND BORROWINGS

                  SECTION 2.01. Commitments. On the terms, subject to the conditions, and relying upon the representations and warranties herein set forth:

                  (a) Term Loans. Each Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to make a loan to the Borrower (each, a "Term Loan") on the Financial Closing Date in a principal amount equal to such Lender's Term Loan Commitment; provided, however, that in no event shall the aggregate principal amount of all Term Loans exceed the Aggregate Term Loan Commitment. Proceeds of each Term Loan shall be used by the Borrower solely for the purpose of paying fees and expenses incurred in connection with the transactions contemplated by this Agreement and for general corporate purposes. Proceeds of each Term Loan (net of a pro-rata portion of the Fees, expenses, and other amounts that are to be paid out of the Term Loans in accordance with
Section 3.01(s)) shall be deposited into the Concentration Account. Term Loans repaid or prepaid may not be reborrowed.

                  (b) Working Capital Loans. Each Lender agrees, severally and not jointly, on the terms and conditions of this Agreement, to make loans to the Borrower (each, a "Working Capital Loan") at any time and from time to time on and after the Financial Closing Date and until the Working Capital Loan Maturity Date in an aggregate principal amount at any time outstanding not in excess of such Lender's Working Capital Loan Commitment; provided, however, that in no event shall the aggregate principal amount of all Working Capital Loans at any one time outstanding exceed the Aggregate Working Capital Loan Commitment as in effect from time to time. Proceeds of each Working Capital Loan shall be used by the Borrower solely for the purpose of financing its working capital requirements, including paying Operating Expenses, Capital Expenditures, and Debt Service. Each Borrowing of Working Capital Loans shall be, as to all such Loans made on any single date, in an aggregate minimum amount equal to the lesser of (i) five hundred thousand Dollars ($500,000) or any integral multiple of one hundred thousand Dollars ($100,000) in excess thereof and (ii) the then unutilized amount of the Aggregate Working Capital Loan Commitment. Proceeds of each Working Capital Loan shall be deposited into the Concentration Account. Within the limits set forth in the preceding sentence, the Borrower may borrow, pay or prepay, and, subject to Section 2.10(f), reborrow Working Capital Loans. If the Borrower shall fail to make any payment of principal, interest, Fees, or any other amounts when and as due under this Agreement or the other Loan Documents, then the Administrative Agent shall have the right to make such payment on behalf of the Borrower and any payment so made by the Administrative Agent shall be deemed to constitute a Working Capital Loan in an amount equal to such payment.

                  SECTION 2.02. Loans. (a) Subject to clause (d) below, each Borrowing shall consist of Loans made by the Lenders ratably in accordance with their respective Commitment Percentages in respect of such Borrowing; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

                  (b) Each Borrowing shall consist of Base Rate Loans or LIBOR Loans, as the Borrower may request pursuant to Section 2.03. Each Lender may (without relieving the Borrower of its obligation to repay such Loan in accordance with the terms of this Agreement and the Notes) at its option fulfill its Commitment with respect to any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan so long as the making of such Loan through any such domestic or foreign branch or Affiliate, as the case may be, will not result in any increased withholding or similar taxes or any other increased cost of borrowing payable by the Borrower. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in an aggregate of more than three (3) separate LIBOR Loans being outstanding hereunder at any one time. For purposes of the foregoing, LIBOR Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate LIBOR Loans.

                  (c) Subject to clause (d) below, each Lender shall make a Loan in the amount of its applicable Commitment Percentage of each Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent, not later than 12:00 noon, New York City time, and the Administrative Agent shall deposit the amounts so received into the Concentration Account or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Without in any way limiting any parties' rights or remedies under Applicable Law, the parties hereto acknowledge that, in the event that a Lender shall fail to make available to the Administrative Agent, within one (1) Business Day after receiving notice from the Administrative Agent in accordance with the last sentence of Section 2.03, any Loan as required by the provisions of this Agreement (such Lender, a "Delinquent Lender"), any other Lender shall have the right (subject to pro-ration, if necessary), but not the obligation, to fund such Loan and the Borrower shall have the right to seek against the Delinquent Lender specific performance of its obligations hereunder or any other relief as may be available under Applicable Law. Notwithstanding anything contained herein to the contrary, a Delinquent Lender shall have no voting, approval, or consent rights and shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees, or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The existence of a Delinquent Lender shall not relieve the other Lenders of their obligations under this Agreement and the other Loan Documents. Unless the Administrative Agent shall have been notified by any Lender prior to the date of a Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amounts available to the Administrative Agent on such date, and the Administrative Agent, in its sole discretion, may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made such amount available to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower (without prejudice to any rights the Borrower may have with respect to the Delinquent Lender to seek specific performance of such Delinquent Lender's obligations hereunder or any other relief as may be available under Applicable Law) shall repay such corresponding amount to the Administrative Agent within five (5) Business Days of such notice. The Administrative Agent also shall be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at the rate per annum equal to the then applicable rate of interest, calculated pursuant to Section 2.06, for the respective Type of Loans. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder. Notwithstanding anything contained herein or in any other Loan Document to the contrary, the Administrative Agent may, subject to the rights of the other Secured Parties under the Security Documents and with prior notice to the Borrower, upon the Borrower's failure to make payment as required pursuant to this Section 2.02(c), apply all funds and proceeds of Collateral available for the payment of any Obligation to repay any amount owing by any Lender to the Administrative Agent as a result of such Lender's failure to fund its pro rata share of any Borrowing hereunder.

                  (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Borrowing of a Term Loan or Working Capital Loan if the Interest Period requested with respect thereto would end after the Term Loan Maturity Date or the Working Capital Loan Maturity Date, respectively.

                  SECTION 2.03. Notice of Borrowings. In connection with any proposed Borrowing (other than a Borrowing being converted or continued as provided in Section 2.11), the Borrower shall deliver to the Administrative Agent a Borrowing Notice, appropriately completed, not later than 12:00 noon, New York City time, one (1) Business Day (in the case of a Base Rate Borrowing), two (2) Business Days (in the case of the initial LIBOR Borrowing with respect to the Term Loans), or three (3) Business Days (in the case of all other LIBOR Borrowings) prior to the date of a proposed Borrowing. Each Borrowing Notice delivered pursuant to this Section 2.03 shall be irrevocable, shall be substantially in the form of Exhibit B, and shall specify (a) whether the Borrowing of Loans then being requested is to be a LIBOR Borrowing and/or a Base Rate Borrowing, (b) the date of such Borrowing (which shall be a Business Day) and the amount thereof, (c) whether such Loans shall be Term Loans or Working Capital Loans, and (d) if such Borrowing is to be a LIBOR Borrowing, the Interest Period with respect thereto. If no election as to the Type of Loan is specified in any such Borrowing Notice, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period with respect to any LIBOR Borrowing is specified in any such Borrowing Notice, then an Interest Period of one (1) month's duration shall be deemed to have been selected. The Administrative Agent promptly shall advise the Lenders of any notice given pursuant to this Section 2.03, the proposed Borrowing date, the Type of requested Borrowing, and the amount of each Lender's portion of the requested Borrowing.

                  SECTION 2.04. Notes; Repayment of Loans. The Loans made by each Lender shall be evidenced in each case by a Note or Notes duly executed by the Borrower, dated the Financial Closing Date, with the blanks appropriately filled, payable to the order of such Lender in a principal amount equal to such Lender's Term Loan Commitment or Working Capital Loan Commitment, as applicable. If not earlier paid in accordance with the terms of this Agreement and the applicable Notes, the outstanding principal balance of the Term Loans and the Working Capital Loans, as evidenced by such Notes, shall be payable on the Term Loan Maturity Date or the Working Capital Loan Maturity Date, respectively. Each Note shall bear interest from the date of the first Borrowing evidenced thereby on the outstanding principal balance thereof as set forth in Section 2.06. Each Lender shall, and is hereby authorized by the Borrower to, endorse on the applicable schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan made by such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan, and the other information provided for on such schedule. The endorsements made and the records kept by the Lenders shall, absent manifest error, be prima facie evidence of the existence and amounts of the Obligations indicated by such endorsement or record; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect any obligation of the Borrower to repay the Loans made by such Lender to the Borrower in accordance with the terms of this Agreement and the Notes or any obligation of the Borrower to pay any other Obligation.

                  SECTION 2.05. Fees. (a) From and including the Financial Closing Date to but excluding the earlier of the Working Capital Loan Maturity Date and the date the Working Capital Loan Commitment terminates as provided herein, the Borrower shall pay to the Administrative Agent, in arrears, for the account of the Lenders having a Working Capital Loan Commitment Percentage greater than zero, on each Quarterly Date in each year and on the Working Capital Loan Maturity Date, a commitment fee (a "Commitment Fee") equal to three-eighths of one percent (0.375%) per annum on the average daily amount by which the Aggregate Working Capital Loan Commitment exceeds the sum of the aggregate outstanding principal amount of Working Capital Loans during the calendar quarter or portion thereof then ended. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as pro-rated for any partial quarter, as applicable.

                  (b) The Borrower shall pay when due to the Administrative Agent and the Lead Arranger such other fees as shall have been separately agreed by the Administrative Agent and the Lead Arranger and the Borrower in the Fee Letter.

                  (c) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lead Arranger and the Lenders (it being agreed that payments by the Administrative Agent to the Lead Arranger and the Lenders shall not be the Borrower's responsibility). Once paid, none of the Fees shall be refundable in whole or in part under any circumstances.

                  SECTION 2.06. Interest on Loans. (a) Subject to the provisions of Section 2.07 and the Fee Letter, each Loan that is a Base Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be) equal to the sum of (i) the Base Rate plus (ii) in the case of any Working Capital Loan, one and three-quarters percent (1.75%), or, in the case of any Term Loan, one and one-quarter percent (1.25%).

                  (b) Subject to the provisions of Sections 2.07 and 2.08 and the Fee Letter, each Loan that is a LIBOR Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of three hundred sixty (360) days) equal to the sum of (i) the Adjusted LIBOR Rate plus (ii) in the case of any Working Capital Loan, two and three-quarters percent (2.75%), or, in the case of any Term Loan, two and one-quarter percent (2.25%).

                  (c) Interest on each Loan shall be payable by the Borrower to the Administrative Agent for the account of the Lenders on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Base Rate or Adjusted LIBOR Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent and notified to the Borrower, and each such determination shall be conclusive absent manifest error. The Administrative Agent will give the Borrower prompt notice of any change in the Base Rate and such change in the Base Rate shall become effective as of the opening of the Business Day on which such change is announced.

                  SECTION 2.07. Default Interest. If the Borrower shall default in the payment of any amount owing hereunder (whether fees, interest, principal, expenses, indemnities, or other amounts) when due, then to the extent permitted by Applicable Law, such past due amount shall bear interest until paid in full, accruing after as well as before judgment, payable on demand, at a rate per annum equal to the then-applicable interest rate (computed as provided in Section 2.06) on such past due amount plus two percent (2%) per annum.

                  SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on or before the commencement of any Interest Period for a LIBOR Loan, (a) the Administrative Agent shall have determined in good faith that (i) Dollar deposits in the amount of such LIBOR Loan are not generally available in the London interbank market or (ii) reasonable means do not exist for ascertaining the Adjusted LIBOR Rate or (b) the Administrative Agent is advised by the Majority Lenders that (i) the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Majority Lenders of making or maintaining the principal amount of such LIBOR Loan during such Interest Period or (ii) such Majority Lenders shall incur increased costs or reduction in amounts received or receivable hereunder in respect of any LIBOR Loan, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders, as applicable, setting forth in reasonable detail the basis for such determination. In the event of any such determination pursuant to clause (a), the Borrower's right to request LIBOR Loans shall be suspended and any request by the Borrower for a LIBOR Loan or for conversion to or maintenance of a LIBOR Loan pursuant to Section 2.11 shall be deemed to be a request for a Base Rate Loan until the Administrative Agent determines that the circumstances giving rise to such notice no longer exist. In the event of any determination pursuant to clause (b), each affected Lender may, and is hereby authorized by the Borrower to, fund its portion of the relevant LIBOR Loan as a Base Rate Loan. Each determination by the Administrative Agent or the Majority Lenders hereunder shall be conclusive absent manifest error. In the event that the Administrative Agent determines at any time following its giving of notice set forth above that the conditions in such notice no longer exist, the Administrative Agent shall, as soon as reasonably practicable thereafter, give notice thereof to the Borrower and the Lenders, whereupon the Borrower's right to request LIBOR Loans and the Lenders' obligation to make such LIBOR Loans shall be restored.

                  SECTION 2.09. Repayment of Term Loans and Working Capital Loans. (a) Each Term Loan shall be due and payable in full by the Borrower without demand on the Term Loan Maturity Date. In addition, during the continuance of each Amortization Event, the Term Loans shall be repaid in two million Dollar ($2,000,000) quarterly installments, which installments shall be paid (i) within five (5) Business Days after the date on which the Borrower becomes aware (whether by notice from the Administrative Agent or otherwise) of the occurrence of each Amortization Event and (ii) on each Quarterly Date occurring at least ninety (90) days after the occurrence of such Amortization Event; provided, that in no event shall more than one such installment be due in any calendar quarter. Each payment of Term Loans under this Section 2.09(a) shall be made by the Borrower to the Administrative Agent for the account of the Lenders and shall be accompanied by interest on the principal amount being paid accrued to but excluding the date of payment.

                  (b) Each Working Capital Loan shall be due and payable in full by the Borrower without demand on the Working Capital Loan Maturity Date. In addition, all or any portion of any Working Capital Loan may be repaid, at the election of the Borrower, on any Business Day prior to the Working Capital Loan Maturity Date upon not fewer than one (1)

Business Day's (in the case of the Base Rate Loans) or three (3) Business Days' (in the case of LIBOR Loans) prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent; provided, however, that (i) any such repayment must occur on an Interest Payment Date or, if not on an Interest Payment Date, must be accompanied by all break funding costs incurred by the relevant Lenders associated with such repayment and (ii) each partial repayment shall be in a minimum amount equal to the lesser of (A) five hundred thousand Dollars ($500,000) or any integral multiple of one hundred thousand Dollars ($100,000) in excess thereof and (B) the remaining amount of such Working Capital Loan then outstanding; provided, further, that such amounts may be reborrowed in accordance with Section 2.01(b). Each payment of Working Capital Loans under this Section 2.09(b) shall be made by the Borrower to the Administrative Agent for the account of the Lenders and shall be accompanied by interest on the principal amount being paid accrued to but excluding the date of payment.

                  SECTION 2.10. Optional and Mandatory Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay (in a manner indicated by the Borrower that is not otherwise inconsistent with the terms of this Agreement) any Term Loans, in whole or in part, upon not fewer than five (5) Business Days' prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent; provided, however, that (i) any prepayment must occur on an Interest Payment Date or, if not on an Interest Payment Date, must be accompanied by all break funding costs incurred by the relevant Lenders associated with such prepayment and (ii) each partial prepayment of Term Loans shall be in a minimum amount equal to the lesser of (A) five million Dollars ($5,000,000) or any integral multiple of one million Dollars ($1,000,000) in excess thereof and (B) the remaining amount of such Term Loan then outstanding.

                  (b) Upon the occurrence of an Event of Damage (excluding a Minor Loss but including an Event of Total Loss) or an Event of Taking (excluding a Minor Loss but including an Event of Total Taking) (i) in which the Borrower is not permitted to Restore the Pipeline pursuant to Section 5.17 or 5.18, as applicable, or (ii) in which the conditions to disbursement set forth in Section 5.17(c) are not satisfied, or (iii) in the event that there are excess Insurance Proceeds or Condemnation Proceeds available once Restoration has been completed, any associated Insurance Proceeds or Condemnation Proceeds (in the case of clauses (i) and (ii) above) or such excess Insurance Proceeds or Condemnation Proceeds (in the case of clause (iii) above) shall be used to prepay the principal amount of the outstanding Loans.

                  (c) The proceeds of any sale, lease, licensing, transfer, assignment, or other disposition of any Pipeline Asset in excess of five million Dollars ($5,000,000) and of all such transactions in the aggregate in excess of five million Dollars ($5,000,000) (other than proceeds expended or to be expended by the Borrower to replace such Pipeline Asset in accordance with
Section 6.11) shall be used to prepay, on a pro rata basis, the principal amount of the outstanding Loans and the principal amount of the Borrower's outstanding obligations under the Indenture in accordance with the terms of the Intercreditor Agreement.

                  (d) In the event that (i) a mandatory redemption or prepayment is required pursuant to the Indenture or any other Permitted Indebtedness described in clause (c), (e) (other than clause (i) thereof), or (g) of the definition of "Permitted Indebtedness" or (ii) the Borrower optionally redeems or prepays any amounts outstanding under the Indenture or any such other Permitted Indebtedness, the Borrower shall prepay a percentage of the then outstanding Loans equal to the percentage that the amounts redeemed or prepaid under the Indenture or such other Permitted Indebtedness represents of the aggregate amount outstanding under the Indenture or such other Permitted Indebtedness immediately prior to such redemption or prepayment, in each case in accordance with the terms of the Intercreditor Agreement.

                  (e) Each notice of voluntary prepayment given by the Borrower under this Section 2.10 shall specify the prepayment date and the portion of the principal amount of the Borrowing to be prepaid. Each prepayment under this
Section 2.10 shall be applied, first, to prepay, on a pro rata basis, the principal amount of the outstanding Working Capital Loans and, second, to prepay, on a pro rata basis, the principal amount, if any, of the outstanding Term Loans. All prepayments under this Section 2.10 shall be subject to Section
2.14 but shall otherwise be without premium or penalty, except as otherwise specified in Section 2.10(a)(i). All prepayments under this Section 2.10 shall be made by or on behalf of the Borrower to the Administrative Agent for the account of the Lenders and shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment.

                  (f) Amounts prepaid pursuant to this Section 2.10 may not be reborrowed.

                  SECTION 2.11. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time by delivery of an irrevocable Conversion or Continuation Notice to the Administrative Agent not later than 12:00 (noon), New York City time, one (1) Business Day (in the case of clause
(a) below) or three (3) Business Days (in the case of clauses (b) and (c) below) prior to conversion or continuation, as the case may be, (a) to convert any LIBOR Borrowing into a Base Rate Borrowing on the expiration date of the Interest Period applicable thereto, (b) to convert any Base Rate Borrowing into a LIBOR Borrowing, or (c) to continue any LIBOR Borrowing as a LIBOR Borrowing for an additional Interest Period on the expiration of the Interest Period applicable thereto, subject in each case to the following:

                      (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective outstanding principal amounts of the Loans made by such Lenders comprising the converted or continued Borrowing;

                      (ii) accrued interest on a Borrowing (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                      (iii) if any LIBOR Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to
         Section 2.14;

                      (iv) any portion of a Borrowing maturing in less than one
         (1) month may not be converted into or continued as a LIBOR Borrowing;

                      (v) any portion of a Borrowing that cannot be converted into or continued as a LIBOR Borrowing by reason of clause (iv) above automatically shall be converted at the end of the Interest Period in effect for such Borrowing into or continued as a Base Rate Borrowing;

                      (vi) no Borrowing of Term Loans shall be converted into or continued as a LIBOR Borrowing with an Interest Period ending later than the Term Loan Maturity Date and no Borrowing of Working Capital Loans shall be converted into or continued as a LIBOR Borrowing with an Interest Period ending later than the Working Capital Loan Maturity Date; and

                      (vii) following the occurrence of an Event of Default and so long as the same shall be continuing, (A) no Interest Period in respect of a LIBOR Borrowing shall exceed one (1) month and (B) upon notice from the Administrative Agent to the Borrower, no Borrowing shall be converted to or continued as a LIBOR Borrowing but, instead shall accrue interest at the rate specified in Section 2.06 for a Base Rate Borrowing from the beginning of the next Interest Period.

Each Conversion or Continuation Notice delivered pursuant to this Section 2.11 shall be irrevocable and shall refer to this Agreement and specify (a) the identity and amount of the Borrowing requested to be converted or continued, (b) whether such Borrowing is to be converted to or continued as a LIBOR Borrowing or a Base Rate Borrowing, (c) if such notice requests a conversion, the date of such conversion (which shall be a Business Day), and (d) if such Borrowing is to be converted to or continued as a LIBOR Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such Conversion or Continuation Notice with respect to any conversion to or continuation as a LIBOR Borrowing, an Interest Period of one (1) month's duration shall be deemed to have been selected. The Administrative Agent shall advise the Lenders of any Conversion or Continuation Notice given pursuant to this Section 2.11, the proposed date for such conversion or continuation, the Type of Loan subject to such conversion or continuation, and each Lender's portion of any converted or continued Borrowing. If no Conversion or Continuation Notice shall have been given in accordance with this Section 2.11 to continue any Borrowing into a subsequent Interest Period (and the Borrower shall not otherwise have given notice in accordance with this Section 2.11 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into a Base Rate Borrowing until the Borrower delivers a Conversion or Continuation Notice with respect thereto. Each Lender may (without relieving the Borrower of its obligation to repay such Loan in accordance with the terms of this Agreement and the Notes) at its option fulfill its obligation to continue any LIBOR Loan or to convert any Base Rate Loan to any LIBOR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan so long as the making of such Loan through any such domestic or foreign branch or Affiliate, as the case may be, will not result in any increased withholding or similar taxes or any other increased cost of Borrowing payable by the Borrower.

                  SECTION 2.12. Reserve Requirements; Change in Circumstances.
(a) Notwithstanding any other provision herein, if after the date of this Agreement any change in Applicable Law or regulation or in the interpretation or administration thereof, or any direction, requirement, or request issued, by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) (i) shall impose, modify, or deem applicable any reserve, special deposit, or similar requirement against assets of, deposits with, or for the account of or credit extended by any Lender or any corporation controlling such Lender (except any such reserve requirement that is reflected in the Adjusted LIBOR Rate) or (ii) shall impose on any Lender or any corporation Controlling such Lender or the London interbank market any other condition affecting this Agreement or LIBOR Loans made by such Lender under this Agreement, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan or to reduce the amount of any sum received or receivable by such Lender hereunder or under the Notes (whether of principal, interest, or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender upon demand and the Borrower's receipt of the notice and certification described in Section 2.12(c) such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered, as set forth in such certificate.

                  (b) If any Lender shall have determined that the applicability of any Applicable Law, guideline, request, or directive adopted after the date hereof pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption by any applicable Governmental Authority after the date hereof of any other Applicable Law, guideline, request, or directive regarding capital adequacy, or any change after the date hereof in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank, or comparable governmental agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any requirement or directive regarding capital adequacy (whether or not having the force of law) made after the date hereof by any such authority, central bank, or comparable governmental agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made or participated in by such Lender to a level below that which such Lender or such Lender's holding company would have achieved but for such adoption, change, or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material and such amount is not already reflected in the interest rate on the Loans, then from time to time the Borrower shall pay to such Lender following the Borrower's receipt of the notice and certificate described in Section 2.12(c) such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered, as set forth in such certificate.

                  (c) Each Lender agrees to notify the Borrower of any event referred to in clause (a) or (b) above as soon as practicable after becoming aware of the circumstances giving rise to such event; provided, however, that the failure to give such notice shall not affect the rights of any Lender under this Section 2.12. Such notice shall contain a certificate in reasonable detail as to the amount and calculation of any such increased cost, submitted promptly to the Borrower and the Administrative Agent by such Lender, which shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to any other period, subject to clause (g) below. The protection of this Section 2.12 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the Applicable Law or guideline or other change or condition that shall have occurred or been imposed.

                  (e) In the event that a Lender determines at any time following its giving of notice based on any of the conditions described in this
Section 2.12 that such conditions no longer exist, such Lender shall promptly give notice thereof to the Borrower and the Lenders, whereupon the Borrower shall no longer be required to compensate such Lender for such amounts.

                  (f) Notwithstanding anything to the contrary in this Agreement, no Lender shall be entitled to compensation under Section 2.12, 2.14, or 2.15 for any amounts incurred or accruing more than ninety (90) days prior to the giving of notice by such Lender to the Borrower of additional costs of the type described in such Sections.

                  (g) The provisions in this Section 2.12 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  SECTION 2.13. Change in Legality. (a) Notwithstanding anything to the contrary herein contained, if any change on or after the date hereof in any Applicable Law or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to a

LIBOR Loan, then, by written notice to the Borrower and to the Administrative Agent (such notice to contain the circumstances of such unlawfulness), such Lender may:

                      (i) declare that LIBOR Loans will not thereafter be made by such Lender hereunder, whereupon the Borrower shall be prohibited from requesting LIBOR Loans from such Lender hereunder unless such declaration is subsequently withdrawn; and

                      (ii) require that all outstanding LIBOR Loans made by it be converted to Base Rate Loans, in which event (A) all such LIBOR Loans automatically shall be converted to Base Rate Loans as of the effective date of such notice as provided in clause (b) below and (B) all payments and prepayments of principal that otherwise would have been applied to repay the converted LIBOR Loans instead shall be applied to repay the Base Rate Loans resulting from the conversion of such LIBOR Loans.

                  (b) For purposes of Section 2.13(a), a notice to the Borrower by any Lender shall be effective, if lawful, on the last day of the then current Interest Period; otherwise, such notice shall be effective on the date of receipt by the Borrower.

                  (c) Each Lender agrees to notify the Borrower of any event referred to in Section 2.13(a) as soon as practicable after becoming aware of the circumstances giving rise to such event; provided, however, that the failure to give such notice shall not affect the rights of any Lender under this Section
2.13. Each Lender agrees to use its best efforts (including, without limitation, a reasonable effort to change its lending office or to transfer its affected Loans to an Affiliate of such Lender) to avoid such illegality.

                  (d) In the event that a Lender determines at any time following its giving of notice based on the conditions described in clause (a) above that such conditions no longer exist, such Lender shall promptly give notice thereof to the Borrower and the other Lenders, whereupon the Borrower's right to request LIBOR Loans from such Lender and such Lender's obligation to make such LIBOR Loans shall be restored.

                  (e) The provisions in this Section 2.13 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  SECTION 2.14. Indemnity. Subject to the terms of Section 2.12(f), the Borrower shall indemnify each Lender against any actual loss or reasonable expense (including any loss or expense actually incurred in liquidating or employing deposits from third parties acquired to effect or maintain any Loan or part thereof as a LIBOR Loan) that such Lender may sustain or incur (other than loss of profit) as a consequence of (a) any failure of the Borrower to convert or continue any LIBOR Loan hereunder after irrevocable Notice of Conversion or Continuation pursuant to Section 2.11 has been given,
(b) any payment, prepayment, or conversion of a LIBOR Loan required by any provision of this Agreement is made on a date other than the last day of the applicable Interest Period, (c) any prepayment of any LIBOR Loans being made on a date other than the date specified in a notice of prepayment given by the Borrower, or (d) any failure of the Borrower in repaying its LIBOR Loans or any other amounts owing hereunder in respect of its LIBOR Loans when required by the terms of this Agreement. Such actual loss or reasonable expense shall only include an amount, with respect to such Lender, equal to the excess, if any, of (x) its cost of obtaining the funds for the Loan being paid, prepaid, converted, or not converted or continued (assumed to be the Adjusted LIBOR Rate applicable thereto) for the period from the date of such payment, prepayment, conversion, or failure to convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert, or continue, the Interest Period for such Loan that would have commenced on the date of such failure) over (y) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted, or not borrowed, converted, or continued for such period or Interest Period, as the case may be. A certificate of such Lender setting forth in reasonable detail the basis for determining any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.14 and the calculation thereof shall be delivered to the Borrower and shall be conclusive absent manifest error. Nothing in this Section 2.14 shall prevent any Lender from funding its LIBOR Loans in the manner it so chooses in its sole discretion. The provisions of this Section
2.14 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  SECTION 2.15. Taxes. (a) Any and all payments by the Borrower hereunder shall be made free and clear of and without deduction or withholding for or on account of any and all present or future taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the Administrative Agent's, the Lead Arranger's, or any Lender's net income by the United States or any jurisdiction under the laws of which it is organized or any political subdivision thereof or any taxing jurisdiction where by reason of the Administrative Agent's, the Lead Arranger's, or such Lender's business activities therein such taxes are imposed on the Administrative Agent's, the Lead Arranger's, or such Lender's net income (all such nonexcluded taxes, levies, imposts, deductions, charges, or withholdings, and all liabilities with respect thereto being hereinafter referred to as "Taxes"). If the Borrower shall be required by Applicable Law to deduct or withhold any Taxes from or in respect of any sum payable hereunder to the Lenders, the Lead Arrangers, or the Administrative Agent, (i) the sum payable shall be increased by the amount necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.15) such Lender, the Lead Arranger, or the Administrative Agent, as the case may be, shall receive an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other Governmental Authority within the period permitted by Applicable Law.

                  (b) In addition, the Borrower agrees to pay any present and future stamp and documentary taxes and any other excise and property taxes, fees, charges, and similar levies that arise from any payment made hereunder or from the execution, delivery, or registration or nonregistration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

                  (c) Subject to Sections 2.12(f) and 2.15(f), the Borrower will indemnify each Lender, the Lead Arranger, and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by such Lender, the Lead Arranger, or the Administrative Agent, as the case may be, with respect to this Agreement or any other Loan Document and any liability (including penalties, interest, additions to tax, and other charges arising through no failure on the part of such Lender, the Lead Arranger, or the Administrative Agent, as the case may be, promptly to notify the Borrower of such Tax or Other Tax) arising therefrom or with respect thereto. Such indemnification shall be made within thirty (30) days after the date any Lender, the Lead Arranger, or the Administrative Agent, as the case may be, makes written demand therefor pursuant to a certificate setting forth the amount of such indemnification and the basis for calculation thereof in reasonable detail, which certificate shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall not be obligated to indemnify a Lender, the Lead Arranger, or the Administrative Agent, as the case may be, for any Tax, Other Tax, or other amount payable under this Section 2.15, paid or incurred by such Lender, the Lead Arranger, or the Administrative Agent, as the case may be, unless such Lender, the Lead Arranger, or the Administrative Agent, as the case may be, makes written demand therefor from the Borrower as provided in this Section 2.15(c). If a Lender, the Lead Arranger, or the Administrative Agent, as the case may be, receives a refund or credit with respect to any Tax or Other Tax that the Borrower has either paid on behalf of the Lender, the Lead Arranger, or the Administrative Agent, as the case may be, or for which the Lender, the Lead Arranger, or the Administrative Agent, as the case may be, was indemnified, then the Lender, the Lead Arranger, or the Administrative Agent, as the case may be, shall pay over such refund or the amount equal to such credit to the Borrower within thirty (30) days of receipt thereof.

                  (d) Except as provided in the last sentence of this Section 2.15(d), within thirty (30) days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender, the Lead Arranger, or the Administrative Agent, the Borrower will furnish to the Administrative Agent and such party, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof or, if such receipt is not available within such period, a certificate of a Responsible Officer of the Borrower setting forth the details of such payment. To the extent a receipt is not available within the period specified above, the Borrower will furnish such receipt to the Administrative Agent and such party within ten (10) days after it becomes available.

                  (e) The provisions of this Section 2.15 shall survive the payment of the Loans and all other amounts payable hereunder.

                  (f) Each Lender that is organized outside the United States shall on or prior to the Financial Closing Date or, if later, the date on which it becomes a Lender hereunder, deliver to the Administrative Agent and the Borrower such certificates, documents, or other evidence, as required by the Code or Treasury Regulations, including copies of Internal Revenue Service Form W-8BEN, W-8ECI, or any applicable successor form and any other certificate or statement or exemption required by Treasury Regulations, properly completed and duly executed by such Lender, establishing that payments by the Borrower hereunder are (i) not subject to withholding under the Code or (ii) exempt from United States tax under any provision of an applicable tax treaty. Thereafter and from time to time (but only so long as such Lender remains lawfully able to do so), each such Lender shall submit to the Borrower such additional duly completed signed copies of one or the other of such forms (or such successor form as shall be adopted from time to time by the relevant United States taxing authorities) as may be
(i) notified by the Borrower to such Lender and (ii) required under then current United States law or regulation to avoid United States withholding taxes on payments in respect of all amounts to be received by such Lender hereunder. Notwithstanding anything to the contrary contained in this Section 2.15, but subject to the immediately succeeding sentence, (i) the Borrower or the Administrative Agent shall be entitled, to the extent it is required to do so by Applicable Law, to deduct or withhold income or other similar Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees, or other amounts payable hereunder for the account of any Lender organized under the laws of a jurisdiction outside of the United States that has not provided to the Borrower and the Administrative Agent such forms that establish a complete exemption from such deduction or withholding and
(ii) the Borrower shall not be obligated pursuant to Section 2.15 hereof to gross-up payments to be made to a Lender in respect of income or similar Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) or any additional amounts with respect thereto if the obligation to withhold amounts with respect to such tax existed on (A) the date such Lender became a party to this Agreement, (B) the date such Lender designated a new lending office, provided such tax arose out of the transfer of the Loan to the new lending office, or (C) the date on which such Lender transferred a Loan to an Affiliate, provided such tax arose out of the transfer of the Loan to such Affiliate. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.15, but subject to Section 2.12(f), the Borrower agrees to pay additional amounts and indemnify each Lender in the manner set forth in Section 2.15 in respect of any Taxes deducted or withheld as a result of any changes after the Financial Closing Date in any Applicable Law or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

                  SECTION 2.16. Pro Rata Treatment. Except as required under Sections 2.13 and 2.02(c), each Borrowing, each payment of Commitment Fees, and, except as provided otherwise in Section 2.02, each reduction of the Commitments of any type shall be allocated by the Administrative Agent pro rata among the Lenders in accordance with their respective applicable Term Loan Commitment Percentage or Working Capital Loan Commitment Percentage, as the case may be, and, subject to the provision of Section 2.02(c), each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans comprising any Borrowing, each conversion of any Borrowing to a Borrowing of any Type, and any continuation of any Borrowing as a Borrowing of any Type shall be allocated by the

Administrative Agent pro rata among the Lenders in accordance with the respective applicable principal amounts of their outstanding Term Loans or Working Capital Loans, as the case may be, comprising such Borrowing. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole Dollar amount.

                  SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff, or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency, or other similar Applicable Law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of such Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans of such other Lender, such that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all such Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff, or counterclaim or other event was to the principal amount of all such Loans outstanding prior to such exercise of banker's lien, setoff, or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased pursuant to this
Section 2.17 may exercise any and all rights of banker's lien, setoff, or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

                  SECTION 2.18. Payments. (a) The Borrower shall make each payment (including any payment of principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 12:00 (noon), New York City time, on the date when due in Dollars in immediately available funds to the Administrative Agent at ABA No. 122-000-496, Credit Clearing No. 77070-196431, Reference: Southern Star Central, Obligor No. 8501579942, for the account of Union Bank of California, N.A., Monterey Park, California, or at such other office or account as shall from time to time be specified by the Administrative Agent upon prior notice to the Borrower.

                  (b) Whenever any payment (including any payment of principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and if such payment is a payment of principal, then such extension of time shall be included in the computation of interest or Fees, as applicable.

                  SECTION 2.19. Replacement of Lender in Respect of Increased Costs. (a) Within fifteen (15) days after receipt by the Borrower of written notice and demand from any Lender (an "Affected Lender") for payment of additional amounts or increased costs as provided in Sections 2.08(b)(ii), 2.12, or 2.15 or notice that it is unlawful for such Lender to make LIBOR Loans as provided in Section 2.13 or additional amounts are payable pursuant to the definition of Adjusted LIBOR Rate, the Borrower may, at its option, notify the Administrative Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Event of Default shall have occurred and be continuing, the Borrower may obtain, at the Borrower's expense, one or more replacement Lenders (each, a "Replacement Lender") for the Affected Lender, which Replacement Lenders must be reasonably satisfactory to the Administrative Agent. If the Borrower obtains Replacement Lenders within ninety (90) days following notice of its intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lenders for an aggregate amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale; provided, however, that the Borrower shall have reimbursed such Affected Lender for the additional amounts, increased costs, and any other amounts that it is entitled to receive under this Agreement through the date of such sale and assignment. Nothing herein shall affect any Lender's obligations under any Interest Rate Protection Agreement.

                  (b) Notwithstanding the foregoing, the Borrower shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within fifteen (15) days following its receipt of the Borrower's notice of intention to replace such Affected Lender. Furthermore, if the Borrower gives a notice of intention to replace and does not so replace such Affected Lender within ninety (90) days thereafter, the Borrower's rights relating to any previously incurred increased costs or additional amounts under this Section 2.19 shall terminate and the Borrower shall promptly pay all increased costs or additional amounts previously demanded by such Affected Lender pursuant to Sections 2.12 and 2.15.

                  SECTION 2.20. Change of Lending Office; Filing of Certificates. Any Lender claiming any additional amount payable pursuant to
Section 2.12, Section 2.13, or Section 2.15 shall use its reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or the change in such lending office would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue or allow such Lender to make or maintain LIBOR Loans, as the case may be, and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender or contrary to such Lender's policy.

                                  ARTICLE III

                              CONDITIONS PRECEDENT

                  The obligations of the Lenders to make Loans hereunder are subject to the satisfaction or waiver of the following conditions precedent:

                  SECTION 3.01. Financial Closing Date. The obligation of the Lenders to make Term Loans is subject to the fulfillment, to the satisfaction of or waiver by the Administrative Agent, of the following:

                  (a) each of the Loan Documents (other than the Acknowledgements) shall have been duly executed and delivered and be in full force and effect, and each Lender shall have received a Term Loan Note payable to such Lender in the amount of such Lender's Term Loan Commitment, duly executed by the Borrower and otherwise complying with the provisions of Section 2.04;

                  (b) copies of each of the Material Project Documents in form and substance reasonably satisfactory to the Administrative Agent shall have been made available to the Administrative Agent, and the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that (i) each such copy is true, correct, and complete, (ii) each such Material Project Document has been duly executed and delivered by each of the parties thereto and is in full force and effect, (iii) neither the Borrower nor, to the Borrower's knowledge, any other party to any such Material Project Document is in default thereunder and, to the Borrower's knowledge, no event has occurred or condition exists that with the passage of time or the giving of notice or both could result in such a default, in each case where such default could reasonably be expected to have a Material Adverse Effect, and (iv) no condition exists that permits any party to any such Material Project Document to terminate such Material Project Document;

                  (c) the Administrative Agent shall have received a copy of the FERC Gas Tariff, together with a certificate of a Responsible Officer of the Borrower certifying that (i) such copy is true, correct, and complete, (ii) the FERC Gas Tariff is on file with the FERC and is in full force and effect except for such provisions as are under review by the FERC and that, whether or not accepted and permitted to become effective by the FERC, could not reasonably be expected to interfere with the Operation of the Pipeline in a manner at least as favorable as the assumptions set forth in the Base Case Projections, and (iii) there are no proposed amendments to the FERC Gas Tariff pending before the FERC or on file and suspended except for such provisions as are under review by the FERC and provisions newly filed in the ordinary course of business of the Borrower and upon which the FERC has not yet acted with administrative finality, in each case that, whether or not accepted and permitted to become effective by the FERC, could not reasonably be expected to interfere with the Operation of the Pipeline in a manner at least as favorable as the assumptions set forth in the Base Case Projections;

                  (d) the Administrative Agent shall have received the Base Case Projections and the Operating Budget for the remainder of the current operating calendar year of the Borrower, in each case in form and substance reasonably satisfactory to the Administrative Agent in consultation with the Independent Engineer and with a certificate of a Responsible Officer of the Borrower stating that such documents were prepared in good faith by the Borrower and are based upon assumptions that the Borrower believes to be reasonable;

                  (e) the Administrative Agent shall have confirmed, after consultation with the Independent Engineer (if such consultation is requested by the Administrative Agent), that, as of the Financial Closing Date, (i) the projected Fixed Charge Coverage Ratio for the immediately succeeding period of twelve (12) full calendar months is at least 1.85 to 1.0 and (ii) after giving effect to the Loans (whether or not then outstanding), the Borrower's Debt to Total Capitalization Ratio is not greater than 0.45 to 1.0;

                  (f) the Administrative Agent and the Collateral Agent shall have received the following: (i) each document (including each UCC financing statement but excluding any mortgage, deed of trust, or other document or instrument purporting to grant a Lien on real property) required by the UCC or reasonably requested by the Administrative Agent or the Collateral Agent to be filed, registered, or recorded in order to create for the benefit of the Secured Parties a valid, legal, and perfected first-priority Lien on the Collateral prior to all Liens (subject to Permitted Encumbrances) and each such document shall have been properly filed, registered, or recorded in each jurisdiction in which the filing, registration, or recordation thereof shall be so required or reasonably requested; provided, that no such document shall be required to be filed in any filing office other than the office of the secretary of state of each applicable state and, provided further, that, except as set forth in this Agreement and the other Loan Documents, the Borrower makes no representation or warranty regarding the effectiveness of any such document to create or perfect any such Lien; and (ii) satisfactory results of a search of the UCC filings made in respect of the Borrower and the Parent in each jurisdiction in which the filings referred to in clause (i) are to be made;

                  (g) the Borrower shall have provided the Administrative Agent with evidence of delivery to each Material Contract Party of notice from the Borrower regarding the appointment of the Collateral Agent as irrevocable agent of the Borrower with respect to directing all future payments thereunder, in each case in form and substance reasonably satisfactory to the Administrative Agent;

                  (h) the Administrative Agent shall have received evidence satisfactory to it in its reasonable discretion, including an opinion of counsel in form and from counsel reasonably acceptable to the Administrative Agent, that
(i) all Governmental Approvals necessary and required for the Operation of the Pipeline have been duly obtained except for those Governmental Approvals that can reasonably be expected to be granted in the ordinary course at a later stage of Operation of the Pipeline, (ii) such Governmental Approvals are final and nonappealable and are in full force and effect, except to the extent that FERC review is pending or other steps necessary to secure such final and nonappealable Governmental Approvals are being taken by the Borrower in the ordinary course of its business, (iii) all conditions expressly set forth in such Governmental Approvals that are required to have been satisfied by the Financial Closing Date have been satisfied, (iv) such Governmental Approvals do not contain any Burdensome Condition, (v) the Borrower is in compliance with all Applicable Laws and all Governmental Approvals, (vi) there is no proceeding pending or to the knowledge of the Borrower threatened that could reasonably be expected to rescind, terminate, modify, condition, suspend, or otherwise alter any such Governmental Approval except for routine proceedings that are in the ordinary course of the Borrower's business and that could not reasonably be expected to interfere with the Operation of the Pipeline in a manner at least as favorable as the assumptions set forth in the Base Case Projections, (vii) there shall exist no impediment that would prevent the obtaining in due course without Burdensome Conditions of all other Governmental Approvals necessary for the Operation of the Pipeline, and (viii) all Governmental Approvals obtained by the Borrower on or prior to the Financial Closing Date shall have been made available to the Administrative Agent and certified by a Responsible Officer of the Borrower as true, correct, complete, and in full force and effect;

                  (i) except as set forth on Schedule 4.06, no actions, suits, proceedings, investigations, or similar actions (i) pending against the Borrower or any of the Pipeline Assets or, to the knowledge of the Borrower, threatened against the Borrower or any of the Pipeline Assets, or (ii) to the knowledge of the Borrower, pending or threatened against the Parent, any Material Contract Party, or any Material Project Documents, shall have occurred and be continuing that, in the case of clause (ii) could reasonably be expected to have a Material Adverse Effect;

                  (j) no Default, Event of Default, or Material Adverse Effect shall have occurred and be continuing;

                  (k) the Administrative Agent shall have received a report of the Independent Engineer as to technical matters regarding the Pipeline in form and substance satisfactory to the Administrative Agent in its reasonable discretion, which report shall, among other things, (i) contain an analysis of the reasonableness of certain operating assumptions upon which the Base Case Projections are based and (ii) address the status of all Governmental Approvals that are necessary for the Operation of the Pipeline;

                  (l) [INTENTIONALLY OMITTED]

                  (m) the Administrative Agent shall have received written opinions in form and substance satisfactory to the Administrative Agent in its reasonable discretion, each dated the Financial Closing Date and addressed to the Lenders, of each of:

                      (i) Bingham McCutchen LLP, special New York counsel for the Borrower;

                      (ii) Beverly H. Griffith, in-house counsel for the Borrower, and Tim Thompson, in-house counsel for the Borrower;

                      (iii) Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., special Oklahoma counsel for the Borrower;

                      (iv) Martin, Pringle, Oliver, Wallace & Bauer, L.L.P., special Kansas counsel for the Borrower; and

                      (v) Conner & Winters, special Oklahoma counsel for the Borrower;

                  (n) the Administrative Agent shall have received the most recent audited financial statements of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certified by a Financial Officer of the Borrower that (i) such financial statements are true, correct, and complete in all material respects and have been prepared in accordance with the reporting requirements of the FERC, (ii) as of the Financial Closing Date, there has been no material adverse change in the Borrower's financial position from that set forth in such financial statements that could reasonably be expected to have a Material Adverse Effect, and (iii) all respective liabilities, contingent or otherwise, are disclosed by, or reserved against in, such financial statements or the footnotes thereto to the extent required by the reporting requirements of the FERC;

                  (o) the Administrative Agent shall have received copies of the organizational documents of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certified by a Responsible Officer of the Borrower as being true, correct, and complete and in full force and effect as of the Financial Closing Date;

                  (p) the Administrative Agent shall have received a corporate authorizing resolution or other constitutive document of the Borrower, in form and substance satisfactory to the Administrative Agent in its reasonable discretion, evidencing the power and authority of the Borrower to enter into and perform the transactions contemplated by the Loan Documents and the Material Project Documents to which it is a party;

                  (q) the Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower, in a form satisfactory to the Administrative Agent in its reasonable discretion, certifying that (i) all of the insurance policies required by Section 5.07 are in full force and effect,
(ii) all premiums then due and payable in respect thereof have been paid, (iii) the Collateral Agent, for the benefit of the Secured Parties, has been named as loss payee and as an additional insured on all such policies in accordance with
Section 5.07, and (iv) all such policies are not subject to cancellation without prior notice and otherwise conform with the requirements specified in Section 5.07;

                  (r) the Administrative Agent shall have received a certificate from the Insurance Consultant, addressed to the Administrative Agent on behalf of the Lenders, in a form satisfactory to the Administrative Agent in its reasonable discretion, as to (i) the adequacy of the insurance coverage required by Section 5.07, (ii) the fulfillment of the insurance requirements of this Agreement and the other Operative Documents, including an opinion that the Borrower has made adequate arrangements for insurance in accordance with the requirements of all the Material Project Documents, and (iii) such other matters as the Administrative Agent may reasonably request;

                  (s) all Fees, expenses, and other amounts due and payable on or prior to the Financial Closing Date by the Borrower to the Administrative Agent, the Lead Arranger, the Accounts Agent, and the Lenders shall have been paid or shall have been arranged to be paid out of the Term Loans;

                  (t) all representations and warranties of the Borrower contained in the Loan Documents shall be true, correct, and complete in all material respects on and as of the Financial Closing Date with the same effect as though made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date; provided, that each instance in such representations and warranties of the phrase "to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to 1.0" shall be deemed to be replaced with the phrase "to interfere with the Operation of the Pipeline in a manner at least as favorable as the assumptions set forth in the Base Case Projections";

                  (u) no Event of Abandonment shall have occurred and be continuing and no Event of Damage or Event of Taking that could reasonably be expected to interfere with the Operation of the Pipeline in a manner at least as favorable as the assumptions set forth in the Base Case Projections shall have occurred and be continuing;

                  (v) the Accounts shall have been established in accordance with the Account Control Agreement and the UBOC Accounts shall have been established in accordance with the UBOC Account Control Agreement;

                  (w) [INTENTIONALLY OMITTED]

                  (x) the Administrative Agent shall have received written evidence that, as of the Financial Closing Date, the Borrower (i) has a credit rating on its long-term debt of not less than "BB" from Standard & Poor's and not less than "Ba2" from Moody's and (ii) is not on "negative watch" (or other equivalent notification) by Standard & Poor's or Moody's;

                  (y) the Administrative Agent shall have received written evidence that all obligations under (i) the Credit Agreement, dated as of November 15, 2002, among the Parent, as borrower, the financial institutions named therein, as lenders, and WestLB AG, New York Branch, as administrative agent, as amended, and (ii) each of the "Loan Documents" referred to therein, each as amended, have been indefeasibly paid and satisfied in full by each party thereto and that each such document has been terminated by the parties thereto in accordance with the terms thereof;

                  (z) the Administrative Agent shall have received written evidence that the affirmative vote or consent, and any other necessary action, of the Majority Series A Preferred Holder (as defined in the Amended and Restated Certificate of Incorporation of Southern Star Central Corp. (the "Amended Certificate")) necessary for the Borrower to enter into this Agreement pursuant to the Amended Certificate has been obtained;

                  (aa) the Administrative Agent shall have received a copy of the Parent Side Letter, in form and substance reasonably satisfactory to the Administrative Agent, together with a certificate of a Responsible Officer of the Borrower certifying that (i) such copy is true, correct, and complete, (ii) the Parent Side Letter has been duly executed and delivered by each of the parties thereto and is in full force and effect, (iii) neither the Borrower nor the Parent is in default thereunder and no event has occurred or condition exists that with the passage of time or the giving of notice or both could result in such a default, and (iv) no condition exists that permits the Borrower or the Parent to terminate the Parent Side Letter;

                  (bb) the Administrative Agent shall have received written evidence that the Parent Indenture has been duly executed and delivered by each of the parties thereto and is in full force and effect and that the Initial Notes (as defined therein) have been issued and are outstanding in accordance therewith; and

                  (cc) the Administrative Agent shall have received a Borrowing Notice in accordance with Section 2.03.

                  SECTION 3.02. Working Capital Loans. The obligation of the Lenders to make Working Capital Loans is subject to the fulfillment, on and as of the date of any such Borrowing, to the satisfaction of or waiver by the Administrative Agent, of the following:

                  (a) the Financial Closing Date shall have occurred;

                  (b) each Lender shall have received a Working Capital Note payable to such Lender in the amount of such Lender's Working Capital Loan Commitment, duly executed by the Borrower and otherwise complying with the provisions of Section 2.04;

                  (c) the Administrative Agent shall have received a certificate in form and substance satisfactory to the Administrative Agent from a Responsible Officer of the Borrower setting forth the Operating Expenses, Capital Expenditures, and Debt Service that will be funded by the requested Borrowing of Working Capital Loans;

                  (d) no Default or Event of Default shall have occurred and be continuing (other than any such Default or Event of Default that would be cured as a result of such Borrowing);

                  (e) the Administrative Agent shall have received a certificate in form and substance satisfactory to the Administrative Agent from a Responsible Officer of the Borrower that no action, event, or circumstance shall have occurred and be continuing that could reasonably be expected to have a Material Adverse Effect;

                  (f) all representations and warranties of the Borrower contained in the Loan Documents shall be true, correct, and complete in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date;

                  (g) the Administrative Agent shall have received a certificate in form and substance satisfactory to the Administrative Agent from a Responsible Officer of the Borrower that (i) the Borrower has provided to the Administrative Agent copies of each Additional Contract, if any, and the Ancillary Documents relating thereto, each of which (A) shall have been duly authorized, executed, and delivered by the Borrower and, to the Borrower's knowledge, by each other Person party thereto and (B) shall be in full force and effect, and (ii) Schedule 4.10 has been amended to include each such Additional Contract;

                  (h) copies of all Governmental Approvals obtained and all applications and filings for Governmental Approvals made by the Borrower since the later of the Financial Closing Date and the last Borrowing shall have been made available to the Administrative Agent and certified by a Responsible Officer of the Borrower as true, correct, complete, and in full force and effect;

                  (i) the execution and delivery of the Security Documents, the filing of the UCC financing statements, and the delivery of the Collateral covered by the Security Documents required to be delivered thereunder and any other necessary action taken by the Borrower shall have created, as security for the Obligations of the Borrower hereunder and under the other Loan Documents, valid and perfected first-priority Liens on the Collateral described therein (subject only to the exceptions expressly set forth therein with respect to the Section 7 Assets, the Collateral described in Section 2(a)(iii)(B) of the Security Agreement, and Permitted Encumbrances) with priority dating from no later than the Financial Closing Date;

                  (j) no Event of Abandonment shall have occurred and be continuing and no Event of Damage or Event of Taking that could reasonably be expected to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to 1.0 shall have occurred and be continuing; and

                  (k) the Administrative Agent shall have received a Borrowing Notice in accordance with Section 2.03.

                  SECTION 3.03. Conditions; General Principles. (a) The Borrower's acceptance of the proceeds of each Loan shall constitute a representation and warranty by the

Borrower to each of the Lenders and the Administrative Agent that all of the conditions required to be satisfied under Section 3.01 or Section 3.02, as the case may be, in connection with the making of such Loan have been satisfied, unless expressly waived in writing by the Administrative Agent.

                  (b) All of the agreements, instruments, reports, opinions, or other documents referred to in this Article III, unless otherwise expressly specified, shall be delivered to the Administrative Agent for the account of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders and such delivery shall not be effective unless such agreement, instrument, report, opinion, or other document is reasonably satisfactory to the Administrative Agent in accordance with the relevant provision of this Article III.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to each of the Lenders and the Administrative Agent as of and on each of the (a) Financial Closing Date and (b) the date of any Borrowing that:

                  SECTION 4.01. Organization; Powers; Capitalization. The Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary in view of its current or proposed business and operations or the ownership of its properties. The Borrower has the requisite power and authority to own its properties and carry on its business as now being conducted and currently proposed to be conducted and to execute, deliver, and perform its obligations under the Operative Documents to which it is a party. As of the Financial Closing Date, (i) the sole shareholder of the Borrower is the Parent, (ii) the Parent's ownership interests in the Borrower are duly and validly issued, and (iii) there are no ownership or other equity interests in the Borrower, rights to acquire or subscribe for any such interests, or instruments convertible into or exchangeable or exercisable for any such interests.

                  SECTION 4.02. Authorization; Enforceability. (a) The Borrower has taken all action necessary to authorize it to execute, deliver, and perform the Loan Documents and the Material Project Documents to which it is a party. Each of this Agreement, the Notes, the other Loan Documents, and the Material Project Documents to which the Borrower is a party has been duly executed and delivered by the Borrower. Each of the Loan Documents and the Material Project Documents to which the Borrower is a party constitutes a legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms, subject to bankruptcy, reorganization, moratorium, or other similar laws affecting the enforcement of the rights of creditors generally and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  (b) Each of the Loan Documents and the Material Project Documents constitutes a legal, valid, and binding obligation of each Material Contract Party that is a party thereto, enforceable in accordance with its terms, subject to bankruptcy, reorganization, moratorium, or other similar laws affecting the enforcement of the rights of creditors generally and to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

                  SECTION 4.03. Compliance. The Borrower is in compliance in all material respects with all Applicable Laws applicable to the Borrower, all Governmental Approvals applicable to the Borrower, all Material Project Documents, and the FERC Gas Tariff.

                  SECTION 4.04. No Violation. The execution and delivery by the Borrower of each Loan Document and Material Project Document to which it is a party and the performance of its obligations thereunder will not (a) violate any provision of the organizational documents of the Borrower or any provision of any Applicable Law, (b) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which the Borrower is a party or by which it or its properties may be bound or affected, or (c) result in or require the creation or imposition of any Lien of any nature (other than any Permitted Encumbrance) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower. The Borrower is not in violation, breach, or default of any provision of the organizational documents of the Borrower or any Applicable Law or any agreement referred to in clause (b) immediately above, which violation could reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.05. Ownership of Collateral. The Borrower has a good, marketable, and valid ownership interest in all property and assets (real and personal and tangible and intangible), or rights thereto, included in the Collateral. None of said properties or assets are subject to any Liens or, to the knowledge of the Borrower, any other claims of any Person, other than Permitted Encumbrances.

                  SECTION 4.06. Proceedings. Except as set forth on Schedule 4.06, there are no actions, suits, proceedings, investigations, or similar actions (a) pending against the Borrower or any of the Pipeline Assets or, to the knowledge of the Borrower, threatened against the Borrower or any of the Pipeline Assets or (b) to the knowledge of the Borrower, pending or threatened against the Parent, any Material Contract Party, any Material Project Document, or the FERC Gas Tariff that, in each case, could reasonably be expected to have a Material Adverse Effect.

                  SECTION 4.07. Security Interests. (a) The Security Documents create, as security for the Obligations, valid and enforceable Liens on the Collateral (other than the Section 7 Assets and the Collateral described in Section 2(a)(iii)(B) of the Security

Agreement) in favor of the Collateral Agent for the benefit of the Secured Parties. All Governmental Approvals necessary to perfect such Liens have been obtained.

                  (b) The Liens on the Collateral (other than the Section 7 Assets and the Collateral described in Section 2(a)(iii)(B) of the Security Agreement) granted to the Collateral Agent pursuant to the Security Documents
(i) constitute perfected security interests under the UCC to the extent a security interest can be perfected by filing or, in the case of the Account Collateral, by "control" (as defined in the UCC) and (ii) are, as to the Collateral (other than the Section 7 Assets and the Collateral described in Section 2(a)(iii)(B) of the Security Agreement) perfected under the UCC as aforesaid, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, deed of trust, Lien, security interest, encumbrance, assignment, or otherwise, subject to Permitted Encumbrances. All action that is necessary or required by the Administrative Agent or the Collateral Agent has been taken in order to establish and perfect the Collateral Agent's Lien on the Collateral (other than the Section 7 Assets and the Collateral described in Section 2(a)(iii)(B) of the Security Agreement) and no action, filing, recordation, re-filing, or re-recording is necessary to perfect and maintain the perfection of the Liens on the Collateral (other than the Section 7 Assets and the Collateral described in Section 2(a)(iii)(B) of the Security Agreement) in favor of the Collateral Agent, for the benefit of the Secured Parties, prior to all Liens other than Permitted Encumbrances. On the Financial Closing Date, all such actions, filings, recordations, re-filings, and re-recordings listed on Schedule 4.07(b), other than the continuation statements identified thereon, will have been made. The descriptions of the Collateral (other than the Section 7 Assets and the Collateral described in Section 2(a)(iii)(B) of the Security Agreement) set forth in the Security Documents are true, complete, and correct in all material respects and are adequate for the purpose of creating, attaching, and perfecting the Collateral Agent's Liens on the Collateral (other than the Section 7 Assets and the Collateral described in Section 2(a)(iii)(B) of the Security Agreement).

                  (c) The Borrower is a corporation organized under the laws of the State of Delaware and, for the purposes of the UCC, (i) is deemed to be organized and located in the State of Delaware and (ii) is a "transmitting utility" (as defined in the UCC). The Collateral consisting of "equipment" or "fixtures" (each as defined in the UCC) is and will be located only in the jurisdictions set forth on Schedule 4.07(c).

                  (d) The Borrower makes no representation or warranty regarding the creation, attachment, perfection, or priority of any Lien on the Section 7 Assets, the Collateral described in Section 2(a)(iii)(B) of the Security Agreement, or any portion of either thereof.

                  SECTION 4.08. Insurance. All insurance satisfying the requirements of Section 5.07, together with such certificates and other instruments as shall be required to comply with Section 5.07, and all other insurance required to be obtained in the other Operative Documents are in full force and effect and all premiums thereon that are due and payable have been paid or will be paid from the proceeds of the Borrowing in connection with which this representation and warranty is made.

                  SECTION 4.09. Tax Matters. The Borrower has filed or caused to be filed all tax and information returns that it is required to file by Applicable Law and has paid or caused to be paid all taxes it is required to pay to the extent due (other than those taxes it is contesting in good faith and by appropriate proceedings diligently conducted and for which adequate reserves, as determined in accordance with the reporting requirements of the FERC, have been established). No additional assessments for any of the Borrower's taxable years are anticipated and all changes, accruals, and reserves for taxes applicable to the Borrower are adequate.

                  SECTION 4.10. Material Project Documents; Technology; Utilities. (a) Schedule 4.10 contains a complete and accurate list of all of the Material Project Documents as of the date on which this representation and warranty is made. All Material Project Documents are in full force and effect, except as may otherwise be permitted under this Agreement. All conditions precedent to the obligations of the Material Contract Parties under the Significant Material Project Documents have been satisfied or waived except for such conditions precedent that need not and cannot be satisfied until a later date in the ordinary course, and the Borrower has no reason to believe that any such condition precedent cannot be satisfied on or prior to the date that is appropriate for the Operation of the Pipeline. The Borrower is not in default in the performance of any covenant or obligation set forth in any Material Project Document except to the extent that any such default could not reasonably be expected to result in a Material Adverse Effect, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such a default. To the knowledge of the Borrower, no Material Contract Party is in default in the performance of any covenant or obligation set forth in a Material Project Document, except to the extent that any such default could not reasonably be expected to result in a Material Adverse Effect. No event, occurrence, or condition that would constitute an event of force majeure under any Material Project Document and that could reasonably be expected to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to
1.0 has occurred and is continuing. The Borrower has not entered into any agreements, including any agreements for account receivables financings or other factoring arrangements, with a third Person that grants to such third Person any Lien on any of the Material Project Documents. Each Shipper is a Qualified Shipper.

                  (b) The FERC Gas Tariff is in full force and effect and is on file with, and all tariff pages thereto have been accepted by, the FERC, except to the degree that the FERC permits the inclusion in the FERC Gas Tariff of pages not yet accepted. The economic effect of the tariff sheets that the Borrower currently has on file with the FERC for insertion into the FERC Gas Tariff, the effectiveness of which has been suspended by the FERC, upon becoming effective could not reasonably be expected to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to 1.0.

                  (c) All licenses, trademarks, patents, or agreements with respect to the usage of technology or other property that are necessary for the Operation of the Pipeline have been obtained, are final, and are in full force and effect.

                  (d) All utility services necessary for the Operation of the Pipeline are, or will be when needed, available to the Pipeline and, to the extent necessary, arrangements in respect thereof have been made on commercially reasonable terms consistent with those reflected in the Operating Budget.

                  SECTION 4.11. ERISA Matters. (a) Schedule 4.11(i) hereto lists each Plan maintained or contributed to by the Borrower or any ERISA Affiliate, or to which the Borrower or any ERISA Affiliate has any liability, potential liability, or obligation to contribute.

                  (b) With respect to each Plan that any of the Borrower or any ERISA Affiliate maintains, to which any of them contributes or has any obligation to contribute, or with respect to which any of them has any liability or potential liability:

Each Plan (and each related trust, insurance contract, or fund) of the Borrower or any ERISA Affiliate has been maintained, funded and administered in accordance with the terms of such Plan and the terms of any applicable collective bargaining agreement and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws. No "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred with respect to any Plan, and no Lien has arisen with respect to any Plan under Section 412 of the Code or Section 302 of ERISA. Each Plan that is intended to meet the requirements of a "qualified plan" under Code 'SS' 401(a) has received a current determination letter from the Internal Revenue Service that such Plan is so qualified, such Plan has been amended to include all amendments for which the remedial amendment period has expired and nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect the qualified status of any such Plan. Except as set forth on Schedule 4.11(ii) hereto, the market value of assets under each Plan of the Borrower or any ERISA Affiliate that is an Employee Pension Benefit Plan within the meaning of Section 3(2) of ERISA (other than any Multiemployer Plan) equals or exceeds the present value of all vested and unvested liabilities thereunder determined in accordance with factors used in preparing the most recent actuarial report. Neither the Borrower nor any ERISA Affiliate contributes to, sponsors, or has withdrawn from, or has any liability or potential liability to any Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has been the subject of a Reportable Event. Neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability to the PBGC (other than with respect to PBGC premium payments not yet due) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA 'SS' 4201 or liability under Section 4062(e) or 4069) or under the Code with respect to any defined benefit pension plan (including any Plan or any other plan), and no Lien on any assets of the Borrower or any ERISA Affiliate in favor of the PBGC has arisen during the last five years. All contributions and PBGC premium payments have been timely made and there are no contributions or premium payments that are past due and owing. No amendment to such Plan has been adopted that would require the provision of security to such plan pursuant to Section 307 of ERISA. Nothing has occurred or is reasonably expected to occur that could be expected to result in the termination of, or the appointment of a trustee to administer such Plan. Neither the Borrower nor any ERISA Affiliate has engaged in a "prohibited transaction," as defined in Section 406 of ERISA and Section 4975 of the Code, in connection with any Plan, that could reasonably be expected to subject the Borrower or any ERISA Affiliate to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Code.

                  (c) Except as set forth on Schedule 4.11(iii) hereto, neither the Borrower nor any ERISA Affiliate maintains, contributes to or has obligation to contribute to, or has any liability or potential liability with respect to, current or future retired or terminated directors, officers or employees of the Borrower or any ERISA Affiliate (or any spouse of other dependent thereof) other than in accordance with COBRA.

                  SECTION 4.12. Status. (a) Pipeline Regulation. The Borrower is a Person subject to regulation under (i) the Natural Gas Act, as amended, as a "natural gas company," (ii) the Natural Gas Pipeline Safety Act of 1968, as amended, and (iii) the Natural Gas Policy Act of 1978, as amended.

                  (b) Holding Company Regulation. The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," and is not a "gas utility company," within the meaning of PUHCA.

                  (c) State Regulation. The Borrower is not subject to regulation as a public utility company or a gas company by any state utility regulatory commission.

                  (d) Investment Company Regulation. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940.

                  SECTION 4.13. Contingent Obligations. No Guarantee or other contingent obligation of the Borrower that would be required to be disclosed on the Borrower's financial statements in accordance with the reporting requirements of the FERC is outstanding, other than in respect of Permitted Indebtedness or as set forth in the financial statements of the Borrower most recently furnished to the Administrative Agent prior to the Financial Closing Date.

                  SECTION 4.14. Nature of Business. Since the date of the most recent financial statements of the Borrower furnished to the Administrative Agent, the Borrower has not engaged in any business other than the Operation of the Pipeline in a manner at least as favorable (in the Administrative Agent's determination) as the assumptions set forth in the Base Case Projections.

                  SECTION 4.15. [INTENTIONALLY OMITTED.]

                  SECTION 4.16. Environmental Matters. Except as set forth in
Schedule 4.16:

                  (a) there are no facts, circumstances, conditions, or occurrences regarding the Pipeline known to the Borrower that could reasonably be expected (i) to form the basis of an Environmental Claim, (ii) other than as contemplated by the Material Project Documents, to cause the Pipeline to be subject to any restrictions on ownership, occupancy, use, or transferability under any Environmental Laws, or (iii) to require the filing or recording of any notice, registration, permit, or disclosure documents under any Applicable Laws relating to Environmental Laws, and that, individually or in the aggregate, could reasonably be expected to result in the Borrower having a Current Fixed Charge Ratio of less than 1.85 to 1.0;

                  (b) there are no pending or, to the knowledge of the Borrower, any past or threatened Environmental Claims against the Pipeline, the Borrower, or the Parent, that, individually or in the aggregate, could reasonably be expected to result in the Borrower having a Current Fixed Charge Ratio of less than 1.85 to 1.0;

                  (c) to the knowledge of the Borrower, Hazardous Substances have not at any time been Used or Released at, on, under, or from the Pipeline or the Site other than in compliance at all times with all applicable Environmental Laws, except to the extent the failure to so comply could not reasonably be expected to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to 1.0; and

                  (d) the operations of the Borrower and, to the knowledge of the Borrower, the Parent with respect to the Pipeline, are, and have at all relevant times been, in compliance with all Environmental Laws, except to the extent the failure to so comply could not reasonably be expected to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to 1.0.

                  SECTION 4.17. Information. The financial statements of the Borrower furnished to the Lenders, together with any notes or schedules related thereto, are true, complete, and correct in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments and footnote disclosures), have been prepared in accordance with the reporting requirements of the FERC applied on a consistent basis and show all liabilities, direct and contingent, required to be shown in accordance with such requirements. The Borrower does not have any material liabilities, contingent or otherwise, that are not disclosed by, or reserved against in, the most recent balance sheet of the Borrower delivered to the Lenders or in the notes thereto that, under the reporting requirements of the FERC, are of a nature and an amount required to be so disclosed or reserved. No document furnished to any of the Lenders, the Administrative Agent, the Lead Arranger, the Accounts Agent, the UBOC Accounts Agent, or the Collateral Agent, nor any consultants therefor (including the Independent Engineer) by the Borrower or the Parent pursuant to this

Agreement or the other Loan Documents or in connection with the syndication of the Loans by the Lead Arranger or any Borrowing (other than documents not prepared by the Borrower or its Affiliates) contains any untrue statement of a material fact or, to the knowledge of the Borrower, omits to state a material fact necessary in order to make the statements therein not materially misleading as at the date thereof.

                  SECTION 4.18. Subsidiaries. The Borrower has no Subsidiaries.

                  SECTION 4.19. Use of Proceeds. The proceeds of (a) the Term Loans will be used solely for the purpose of paying fees and expenses incurred in connection with the transactions contemplated by this Agreement and for general corporate purposes and (b) the Working Capital Loans will be used solely to finance the Borrower's working capital requirements, including the payment of Operating Expenses, Capital Expenditures, and Debt Service. No part of the proceeds of any Loan will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any Margin Stock or to extend credit to others for such purpose.

                  SECTION 4.20. Fees. The Borrower does not have any obligation to any Person in respect of any finder's, broker's, investment banking, or other similar fee in connection with any of the transactions contemplated by the Loan Documents other than fees payable to the Administrative Agent, the Lead Arranger, the Accounts Agent, the Lenders or as otherwise set forth in the Operating Budget.

                  SECTION 4.21. Governmental Approvals. (a) The Borrower has obtained, and currently holds in its name, all Governmental Approvals necessary and required for the Operation of the Pipeline. All such Governmental Approvals have been duly obtained, are in full force and effect, are final and nonappealable, except to the extent that FERC review is pending or other steps necessary to secure such final and nonappealable Governmental Approvals are being taken by the Borrower in the ordinary course of its business and the absence of such finality and nonappealability could not reasonably be expected to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to 1.0, and constitute all Governmental Approvals that are required to be obtained for the Operation of the Pipeline as of the Financial Closing Date. All conditions contained in such Governmental Approvals required to have been satisfied have been satisfied except to the extent that failure to satisfy such a condition could not reasonably be expected to result in a Material Adverse Effect, and such Governmental Approvals do not contain any Burdensome Conditions. There is no proceeding pending or, to the knowledge of the Borrower, threatened that could reasonably be expected to rescind, terminate, modify, condition, suspend, or otherwise alter any such Governmental Approval except for routine proceedings that are in the ordinary course of the Borrower's business and that could not reasonably be expected to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to 1.0.

                  (b) The Borrower has duly applied for, or will in a timely manner apply for, all Governmental Approvals necessary or required for the Operation of the Pipeline but not presently required to be obtained in light of the status of the Operation of the Pipeline as of the date this representation is made. Although the issuer of any such Governmental Approval has the discretion to issue or withhold such Governmental Approval, the Borrower has no reason to believe that such Governmental Approvals will not be granted in the ordinary course within a reasonable time after application therefor, without Burdensome Conditions, and prior to the time the same is required under Applicable Laws.

                  SECTION 4.22. No Default, Event of Damage, or Event of Taking. As of the date hereof, no Default or Event of Default has occurred and is continuing. No Event of Damage or Event of Taking that could reasonably be expected to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to 1.0 has occurred and is continuing.

                  SECTION 4.23. Material Adverse Change. Since the ending date of the most recent audited (or certified) financial statements of the Borrower that have been delivered to the Administrative Agent, there has occurred no material adverse change in the financial condition, operations, or properties of the Borrower that could reasonably be expected to result in a Material Adverse Effect.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

                  So long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees, or any other Obligations shall remain outstanding, the Borrower covenants and agrees with each Lender and the Administrative Agent as follows:

                  SECTION 5.01. Existence. The Borrower will preserve and maintain in full force and effect its existence as a corporation under the laws of the State of Delaware and its qualification to do business in each jurisdiction where such qualification is necessary.

                  SECTION 5.02. Maintenance and Operation of Property. The Borrower will (a) maintain all of its rights, privileges, and franchises necessary for the Operation of the Pipeline, (b) maintain or cause to be maintained in good repair, working order, and condition the Pipeline and each material portion thereof, reasonable wear and tear excepted, and (c) operate the Pipeline, or cause the Pipeline to be operated, in accordance with, and with such reliability as shall be consistent with, the Material Project Documents, Applicable Laws, and Prudent Utility Practice if, in the case of clause (c), at such time, the Borrower's Current Fixed Charge Coverage Ratio is less than 1.85 to 1.0 or if the failure to so comply could reasonably be expected to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to 1.0.

                  SECTION 5.03. Material Project Documents. (a) The Borrower will (i) maintain in full force and effect, enforce, and preserve all its rights and remedies under all Material Project Documents to which it is a party and all guarantees, warranties, and indemnities in favor of the Borrower arising thereunder and (ii) duly perform and observe all covenants, agreements, and conditions under all Material Project Documents and the FERC Gas Tariff if, in each case, at such time, the Borrower's Current Fixed Charge Coverage Ratio is less than 1.85 to 1.0 or if the failure to so comply could reasonably be expected to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to 1.0. Except as otherwise required by Section 5.23, the Borrower will designate an Account as the location of payment in each invoice sent to a Shipper seeking payment under a Gas Service Agreement.

                  (b) The Borrower shall take all such actions as are necessary or appropriate to ensure that each Shipper is at all times a Qualified Shipper.

                  SECTION 5.04. Notices and Information. The Borrower will furnish to the Administrative Agent:

                  (a) (i) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Borrower, complete unaudited financial statements of the Borrower, including the balance sheet of the Borrower as of the end of such quarter, and profit and loss statements, and statements of cash flows of the Borrower for such quarter and for the elapsed portion of such fiscal year, in each case prepared in accordance with the reporting requirements of the FERC (subject to normal year-end audit adjustments) and setting forth in comparative form the figures for the corresponding period of the previous fiscal year of the Borrower; and, at the same time the Parent is required to deliver them pursuant to the Parent Indenture (but in no event later than one hundred twenty (120) days after the end of each of the first three (3) quarters of each fiscal year of the Parent), copies of all quarterly financial statements of the Parent that the Parent is required to deliver pursuant to the Parent Indenture;

                      (ii) as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, complete audited financial statements of the Borrower, including the balance sheet of the Borrower as of the end of such fiscal year, and a profit and loss statement, and a statement of cash flows of the Borrower for such fiscal year, in each case prepared in accordance with the reporting requirements of the FERC, setting forth in comparative form the figures for the previous fiscal year of the Borrower, and certified without qualification by an independent certified public accountant of recognized national standing acceptable to the Administrative Agent; and, at the same time the Parent is required to deliver them pursuant to the Parent Indenture (but in no event later than one hundred fifty (150) days after the end of each fiscal year of the Parent), copies of all annual financial statements of the Parent that the Parent is required to deliver pursuant to the Parent Indenture; and

                      (iii) at the time of delivery of the financial statements pursuant to Sections 5.04(a)(i) and (ii) above, a certificate of a Financial Officer of the Borrower (A) to the effect that (1) such financial statements present fairly in all material respects the financial position and results of operations of the Borrower, in accordance with the reporting requirements of the FERC, for the periods indicated in such financial statements and (2) based on such Financial Officer's review of the Loan Documents, such Financial Officer has concluded that no Default or Event of Default has occurred during the period covered by the relevant financial statements or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and, if continuing, the action the Borrower proposes to take in respect thereof and (B) setting forth the Debt to Total Capitalization Ratio and the Consolidated Debt to Total Capitalization Ratio as at such date and setting forth in reasonable detail the calculations used to arrive at such Debt to Total Capitalization Ratio and Consolidated Debt to Total Capitalization Ratio, which calculations shall be subject to audit by the Administrative Agent;

                  (b) prompt notice of (i) any Default, Event of Default, Event of Abandonment, Event of Damage (other than a Minor Loss), or Event of Taking, or any threat of any of the foregoing of which a Responsible Officer of the Borrower shall have actual knowledge, generally describing the nature and extent thereof and the Borrower's best estimate of the cost of Restoration, where applicable, (ii) the commencement or threatened (in writing) commencement of any action, suit, litigation, investigation, or other proceeding (other than (A) where the amount involved is less than two million five hundred thousand Dollars ($2,500,000), with respect to any such matters not before the FERC, and (B) where such matters could not reasonably be expected to result in a Material Adverse Effect, with respect to any such matters before the FERC), (iii) any citation or notice of material non-compliance with Applicable Laws (other than with respect to ministerial matters) that could reasonably be expected to result in a Material Adverse Effect, (iv) the existence of any Environmental Claim or threatened Environmental Claim, in each case in writing, if, at such time, the Borrower's Current Fixed Charge Coverage Ratio is less than 1.85 to 1.0 or if such Environmental Claim or threatened Environmental Claim could reasonably be expected to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to 1.0, (v) any termination, suspension, or modification of any Governmental Approval obtained by the Borrower and any action or proceeding that could reasonably be expected to result in any of the foregoing, (vi) any adverse claim against any of the Collateral of which the Borrower is aware or reasonably should have become aware or the occurrence of any event, occurrence, or condition that could reasonably be expected to result in a Material Adverse Effect with respect to the value of the Collateral or on the Collateral Agent's Lien thereon, (vii) any

Amortization Event of which the Borrower is aware, and (viii) the Borrower having a Current Fixed Charge Coverage Ratio of less than 2.0 to 1.0;

                  (c) within fifteen (15) Business Days after the last day of each calendar month, (i) a Monthly Operating Report substantially in the form of Exhibit D and (ii) a certificate of a Financial Officer of the Borrower setting forth the Current Fixed Charge Coverage Ratio as at such date and setting forth in reasonable detail the calculations used to arrive at such Current Fixed Charge Coverage Ratio, which calculations shall be subject to audit by the Administrative Agent;

                  (d) promptly following the receipt by the Borrower of each Governmental Approval, a written summary description of such Governmental Approval;

                  (e) promptly upon the execution and delivery of each Additional Contract and each Ancillary Document executed and delivered in respect thereof, an amended version of Schedule 4.10, which shall include any such Additional Contract and any permitted amendment to any Material Project Document;

                  (f) any pending or threatened (in writing) condemnation or appropriation proceeding affecting the Pipeline or any portion thereof;

                  (g) any event or claim of force majeure under any Material Project Document if, at such time, the Borrower's Current Fixed Charge Coverage Ratio is less than 1.85 to 1.0 or if such event or claim could reasonably be expected to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to 1.0;

                  (h) from time to time and promptly upon request, such data, certificates, reports, statements, documents, and further information regarding the business, assets, liabilities, financial condition, results of operations, or business prospects of the Borrower, in each case prepared by the Borrower in the ordinary course, as the Administrative Agent may reasonably request;

                  (i) within five (5) Business Days of becoming aware of any event described in Section 7.01(m)(i) through (v), the Borrower will notify the Administrative Agent in writing of such event regardless of whether such event has had or could reasonably be expected to result in a Material Adverse Effect; and

                  (j) if and to the extent the Borrower prepares financial statements in accordance with GAAP, the Borrower shall provide copies of such financial statements to the Administrative Agent as soon as they become available.

                  SECTION 5.05. Compliance with Laws. The Borrower will comply with all Applicable Laws, except to the extent that failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.06. Governmental Approvals. The Borrower will obtain on or prior to the time required and maintain in full force and effect and comply in all respects with the conditions and obligations under all applicable Governmental Approvals that may from time to time become necessary in connection with (a) the Operation of the Pipeline in a manner at least as favorable (as the Administrative Agent determines) as the assumptions set forth in the Base Case Projections to the extent such Operation is permitted by Applicable Law, (b) the execution, delivery, and performance of the Operative Document to which it is a party in accordance with their respective terms, or (c) the taking of any action contemplated by the Operative Documents or such Governmental Approvals, except to the extent that failure to so comply could not reasonably be expected to have a Material Adverse Effect.

                  SECTION 5.07. Insurance.

                  (a) General Insurance Maintained By Borrower.

                      (i) The Borrower will procure at its own expense and maintain in full force and effect at all times throughout the term of this Agreement insurance policies with insurance companies authorized to do business in the States of Texas, Oklahoma, Missouri, Nebraska, Kansas, Colorado, and Wyoming with a Best Insurance Reports rating of "A" or better and a financial size category of "IX" or higher or, if not rated by AM Best, a Standard & Poor's financial strength rating of not less than "A-" (and other companies acceptable to the Administrative Agent, which acceptance shall not be unreasonably withheld; underwriters at Lloyds of London are deemed acceptable), with limits and coverage provisions sufficient to satisfy the requirements set forth in each of the Material Project Documents, but in no event less than the limits and coverage provisions set forth on Schedule 5.07(a)(i).

                      (ii) All policies of liability, property, boiler and machinery, and business interruption insurance to the extent required to be maintained by the Borrower in accordance with Section 5.07(a)(i) shall provide for waivers of subrogation in favor of the Administrative Agent and the Collateral Agent on behalf of the Secured Parties and their respective officers and employees. All property, builders' risk, builders' risk delayed start up, marine cargo and marine cargo delayed start up, boiler and business interruption policies to the extent required to be maintained by the Borrower in accordance Section 5.07(a)(i) shall name the Collateral Agent as sole loss payee for all Insurance Proceeds above one million Dollars ($1,000,000) and contain loss payable provisions in accordance with either Lender's Loss Payable Endorsement 438BFU or CP 12 18 06 95, or equivalent. All policies of liability insurance, except workers' compensation and employers' liability, required to be maintained by the Borrower under Section 5.07(a)(i) shall contain the endorsements (or their equivalent) set forth in Section 5.07(b).

                      (iii) Except for Restoration permitted by the Lenders in accordance with the terms of this Agreement, the Borrower hereby waives any and every claim for recovery from the Lenders for any and all loss or damage covered by any of the insurance policies to be maintained under this Agreement to the extent that such loss or damage is recovered under any such policy. Inasmuch as the foregoing waiver will preclude the assignment of any such claim to the extent of such recovery, by subrogation (or otherwise), to an insurance company (or other Person), the Borrower shall give written notice of the terms of such waiver to each insurance company that has issued, or that may issue in the future, any such policy of insurance (if such notice is required by the insurance policy) and shall cause each such insurance policy to be properly endorsed by the issuer thereof to, or to otherwise contain one or more provisions that, prevent the invalidation of the insurance coverage provided thereby by reason of such waiver.

                  (b) Required Endorsements. All policies of insurance required to be maintained pursuant to Section 5.07(a) shall be endorsed:

                      (i) to provide a severability of interests or cross liability clause if more than one party is insured;

                      (ii) that the insurance shall be primary and not excess to or contributing with any insurance or self-insurance maintained by the Borrower or the Secured Parties;

                      (iii) to name the Borrower, the Administrative Agent, and the Collateral Agent on behalf of the Secured Parties and their respective officers, agents, and employees (and such other Persons as may be required by the Material Project Documents) as additional insureds; and

                      (iv) contain equivalent wording to the following, unless waived in writing by the Administrative Agent:

                           (A) Errors and Omissions - It is hereby understood
                  and agreed that the coverage afforded by this policy shall not be invalidated or affected by any unintentional errors, omissions, or in any information required to be reported.

                           (B) Notice of Injurious Exposure to Conditions (third
                  party liability policies only) - It is agreed that failure of any agent, servant, or employee of the insured other than the owner or a partner of any partnership of the insured, or an executive officer of the insured to notify the company of any occurrence of which he has knowledge shall not invalidate the insurance afforded by this policy as respects the named insured.

                           (C) Knowledge of Injurious Exposure to Conditions
                  (third party liability policies only) - It is hereby understood and agreed that knowledge of an occurrence by the agent, servant, or employee of the insured shall not in itself constitute knowledge by the insured, unless an executive officer of the insured or the owner or a partner of any partnership of the insured shall have received such notice from its or their agent, servant, or employee.

                  (c) Amendment of Requirements. The Administrative Agent may upon notice to the Borrower at any time amend the requirements and approved insurance companies of this Section 5.07 due to (i) new information not known by the Lenders on the Financial Closing Date or (ii) changed circumstances after the Financial Closing Date, in either case that in the judgment of the Administrative Agent either renders such insurance coverage materially inadequate or materially reduces the financial ability of the approved insurance companies to pay claims under the insurance policies contemplated by this Agreement. The Borrower shall have thirty (30) days from the date of such notice to implement any such change and achieve compliance with this Section 5.07(c).

                  (d) Unavailable Insurance. Notwithstanding any other provision of this Section 5.07, in the event any insurance (including the limits or deductibles thereof) hereby required to be maintained shall not be available on commercially reasonable terms in the commercial insurance market for natural gas pipelines of a similar size, type, location, and capacity as the Pipeline, the Administrative Agent shall not unreasonably withhold its agreement to waive such requirement to the extent the maintenance thereof is not so available; provided, however, that (i) the Borrower shall first request any such waiver in writing from the Administrative Agent, which request shall be accompanied by a written report prepared by an independent insurance broker satisfactory to the Administrative Agent stating that such insurance is not available in the commercial insurance market for natural gas pipelines of similar size type, location, and capacity as the Pipeline (and, in any case where the required amount is not so available, providing information as to the maximum amount that is so available) and explaining in reasonable detail the basis for such conclusions, (ii) at any time after the granting of any such waiver, but not more often than once per year, the Administrative Agent may request, and the Borrower shall furnish to the Administrative Agent within fifteen (15) Business Days after such request, supplemental reports reasonably acceptable to the Administrative Agent from such insurance broker updating its prior reports and reaffirming such conclusion, and (iii) any such waiver shall be effective only so long as such insurance shall not be available on commercially reasonable terms in the commercial insurance market for natural gas pipelines of a similar size, type, location, and capacity as the Pipeline, it being understood that the failure of the Borrower to timely furnish any such supplemental report, after the request of the Administrative Agent, shall be conclusive evidence that such waiver is no longer effective because such condition no longer exists, but that such failure to timely furnish any such supplemental report is not the only way to establish that the waiver is no longer effective. The failure at any time to satisfy the condition to any waiver of an insurance requirement set forth in the proviso to the preceding sentence shall not impair or be construed as a relinquishment of the Borrower's ability to obtain a waiver of an insurance requirement pursuant to the preceding sentence at any other time upon satisfaction of such conditions.

                  (e) Application of Proceeds. All insurance proceeds recovered by the Collateral Agent as aforesaid on account of damage or destruction to the Pipeline shall be applied pursuant to Section 2.10 or Section 5.17 of this Agreement and the UBOC Account Control Agreement, as applicable.

                  (f) Conditions. The Borrower shall comply with the following conditions:

                      (i) The Borrower shall promptly notify the Administrative Agent of any losses to the extent required by Section 5.04(b) as applicable.

                      (ii) All policies of insurance required to be maintained pursuant to clauses 1(a), 1(b), and 1(c) of Schedule 5.07(a)(i) shall provide that the proceeds of such policies, for all claims exceeding one million Dollars ($1,000,000), shall be payable solely to the Collateral Agent pursuant to a standard first mortgage endorsement substantially equivalent to the Lenders Loss Payable Endorsement 438BFU or CP 12 18 06 95 without contribution. The Administrative Agent shall have the right but not the duty to join the Borrower in the evaluation of any loss that is not a Minor Loss. All policies (other than in respect to employers' liability or workers' compensation insurance) shall name as additional insureds the interests of the Administrative Agent and the Collateral Agent on behalf of the Secured Parties regardless of any breach or violation by the Borrower of warranties, declarations, or conditions contained in such policies, any action or inaction of the Borrower or others, or any foreclosure relating to the Pipeline or any change in ownership of all or any portion of the Pipeline (the foregoing may be accomplished by the use of the Lenders Loss Payable Endorsement required above).

                      (iii) A loss under any insurance required to be maintained under Sections 5.07(a) shall be adjusted with the insurance companies, including the filing in a timely manner of appropriate proceedings, by the Borrower, subject to notification of the Administrative Agent if such loss is in excess of a Minor Loss. In addition, the Borrower may in its reasonable judgment consent to the settlement of any loss; provided, however, that in the event that the amount of the loss exceeds three million Dollars ($3,000,000), the terms of such settlement is concurred with by the Administrative Agent (not to be unreasonably withheld).

                      (iv) All policies of insurance required to be maintained pursuant to this Section 5.07 shall be further subject to the following:

                           (A) such policies of insurance shall be endorsed so
                  that if at any time should they be canceled, such cancellation shall not be effective as to the Secured Parties for forty-five (45) days, except for non-payment of premium which shall be for ten (10) days, after receipt by the Collateral Agent of written notice from such insurer of such cancellation;

                           (B) such policies of insurance, to the extent
                  maintained pursuant to Sections 5.07(a), shall not include any annual or term aggregate limits of liability or clause requiring the payment of additional premium to reinstate the limits after loss except as regards liability insurance and the insurance applicable to the perils of terrorism, flood, and earth movement;

                           (C) such policies of insurance shall allow any of the
                  Secured Parties to pay any premium that the Borrower is required to pay under any such policy of insurance; provided, that the insurance companies issuing such policies of insurance shall have no recourse to any Secured Party for the payment of any such premiums or other amounts with respect thereto;

                           (D) such policies of insurance, to the extent they
                  are placed with insurers that do not meet the rating requirements under, and are not acceptable to the Administrative Agent in accordance with, Section 5.07(a)(i), shall contain provisions allowing the Borrower, the Administrative Agent, and the Collateral Agent direct access to any facultative reinsurers for payment of premiums and losses (or other provisions acceptable to the Administrative Agent), or else be assigned to the Borrower (or the Collateral Agent with respect to loss payments) and contain provisions requiring the reinsurers to notify the Borrower and the Administrative Agent forty-five (45) days (except in the case of non-payment of premium, in which case the notification should be ten (10) days) prior to any cancellation or material reduction in the reinsurance coverage and the exact language of such provisions shall be subject to the approval of the Administrative Agent; and

                           (E) Any reinsurer of the policies of insurance
                  specified in Section 5.07(f)(iv)(D) shall be required to meet the financial requirements, set forth in Section 5.07(a)(i), imposed upon the primary insurers providing such policies.

                  (g) Evidence of Insurance. On the Financial Closing Date and on an annual basis thereafter, the Borrower shall furnish the Administrative Agent with certification of all required insurance. Such certification shall be executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself. Such certification shall identify underwriters, the type of insurance, the insurance limits, and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Section 5.07. Upon request, the Borrower will promptly furnish the Administrative Agent with copies of all insurance policies, binders, and cover notes and other evidence of such insurance relating to the Pipeline.

                  (h) Insurance Report. Concurrently with the furnishing of the certification referred to in Section 5.07(g), the Borrower shall furnish the Administrative Agent with a report of an independent insurance broker, signed by an officer of the broker, stating that all premiums then due have been paid and that, in the opinion of such broker, the insurance then carried or to be renewed is in accordance with the terms of this
Section 5.07.

                  (i) Failure to Maintain Insurance. In the event the Borrower fails to take out or maintain the full insurance coverage required by this
Section 5.07, the Administrative Agent, upon at least thirty (30) days' prior notice (unless the aforementioned insurance would lapse within such period, in which event notice should be given as soon as reasonably possible) to the Borrower of any such failure, may (but shall not be obligated to) take out the required policies of insurance and pay the premiums on the same. All amounts so advanced thereof by the Administrative Agent shall become an additional Obligation of the Borrower to the Administrative Agent, and the Borrower shall forthwith pay such amounts to the Administrative Agent, together with interest thereon at the Base Rate plus two percent (2%) per annum from the date so advanced.

                  (j) No Duty of Agent to Verify. No provision of this Section
5.07 or any other provision of this Agreement, any other Loan Document, or any Material Project Document shall impose on the Administrative Agent any duty or obligation to verify the existence or adequacy of the insurance coverage maintained by the Borrower, nor shall the Administrative Agent be responsible for any representations or warranties made by or on behalf of the Borrower to any insurance company or underwriter.

                  (k) "Claims Made" Policies for Certain Types of Insurance. If any liability insurance required under the provisions of this Section 5.07 is allowed to be written on a "claims made" basis, then such insurance shall include the following:

                      (i) the retroactive date (as such term is specified in each of such policies) shall be no later than November 15, 2002; and

                      (ii) each time any policy written on a "claims made" basis is not renewed or the retroactive date of such policy is to be changed, the Borrower shall, subject to and in accordance with Section 5.07(c), obtain or cause to be obtained for each such policy or policies the broadest extended reporting period coverage, or "tail," as determined in the Administrative Agent's reasonable judgment, but in no event less than four (4) years after the expiration of such policy or policies.

                  (l) Maintenance of Insurance. On and after the Financial Closing Date, the Borrower shall at all times maintain the insurance coverage required under the terms of the Material Project Documents and not allow work performed by others for the Borrower to commence until a certificate of insurance has been delivered to the Borrower verifying coverages required by the Material Project Documents to be in place and naming such other party and the Borrower as insured or additional insured, and the Administrative Agent and the Collateral Agent on behalf of the Secured Parties as additional insureds.

                  (m) Notice of Default. The Borrower shall cause the insurers with whom it maintains policies of insurance pursuant to this Section 5.07 to agree to advise the Borrower and the Administrative Agent in writing promptly of any default in the payment of any premiums or any other act or omission on the part of the Borrower of which such insurers have knowledge and that likely would invalidate or render unenforceable, in whole or in part, any such policy of insurance.

                  SECTION 5.08. Taxes. The Borrower will pay and discharge all
(a) taxes, assessments, payments in lieu of tax, and governmental charges or levies imposed upon the Borrower, the Pipeline Assets, or the Borrower's income or profits due and payable on or prior to the date due and (b) claims, levies, or liabilities (including claims for labor, services, materials, and supplies) for sums that have become due and payable and that have or, if unpaid, are reasonably likely to become a Lien (other than a Permitted Encumbrance); provided, however, no such tax, assessment, charge, claim, or levy need be paid
(x) that is not yet delinquent or (y) that is being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves have been established or funds have been set aside (by surety bond, escrowed funds, or other means acceptable to the Administrative Agent) that, in accordance with the reporting requirements of the FERC, are sufficient to effect satisfaction and discharge thereof.

                  SECTION 5.09. Pipeline Assets. The Borrower will maintain good and marketable title to all Pipeline Assets, free and clear of all Liens other than Permitted Encumbrances.

                  SECTION 5.10. Intellectual Property. The Borrower will obtain and maintain in full force and effect or cause to be obtained and maintained in full force and effect all patents, copyrights, and intellectual property rights required (a) for the Operation of the Pipeline and (b) so that the use of such patents, copyrights, and intellectual property rights shall not infringe in any material respect upon the rights of any other Person if, in each case, at such time, the Borrower's Current Fixed Charge Coverage Ratio is less than 1.85 to
1.0 or if its failure to obtain and maintain or to cause to be obtained and maintained in full force and effect such patents, copyrights, and intellectual property could reasonably be expected to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to 1.0.

                  SECTION 5.11. Security. The Borrower will establish, attach, perfect, protect, preserve, and maintain the Secured Parties' first-priority Liens on the Collateral (other than Section 7 Assets and the Collateral described in Section 2(a)(iii)(B) of the Security Agreement) prior to all Liens other than Permitted Encumbrances.

                  SECTION 5.12. Use of Proceeds. The Borrower will use the proceeds of the Term Loans and the Working Capital Loans only for the purposes expressly provided therefor in the Loan Documents.

                  SECTION 5.13. Books of Record and Access. The Borrower will keep proper books of record and accounts in which full, true, and correct entries in conformity with the reporting requirements of the FERC will be made of all dealings and transactions in relation to its business and activities. Upon reasonable prior notice, the Borrower will permit the Administrative Agent and its agents and consultants during normal business hours and in a manner that does not unreasonably interfere with the Borrower's business, to inspect the Pipeline, including the operation and maintenance of the Pipeline, and permit the Administrative Agent and its agents and consultants to inspect all books, contracts, records, and papers of the Borrower relating thereto. The Borrower will maintain (to the extent required by the FERC) and keep on file a copy of the "as-built" drawings and specifications of the fully completed Pipeline, which should at all times be available during inspections by the Administrative Agent and its agents and consultants and the Independent Engineer permitted by the previous sentence.

                  SECTION 5.14. Exemptions from Regulations. The Borrower shall not change its status so as to subject the Pipeline to regulation as a "public-utility company," or as a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or a "gas utility company" within the meaning of PUHCA and shall not be subject to regulation as a public utility company or a gas company by any state utility regulatory commission.

                  SECTION 5.15. Interest Rate Protection Agreements. On or prior to the Financial Closing Date, the Borrower shall enter into a Master Agreement and the confirmation letters and the schedule(s) referred to in the definition of "Interest Rate Protection Agreements" and thereafter maintain in full force and effect the Interest Rate Protection Agreements with the Administrative Agent at rates and on terms acceptable to the Administrative Agent, the effect of which shall be to fix or limit for a period expiring no sooner than the Term Loan Maturity Date the interest payable in connection with one hundred percent (100%) of the aggregate principal amount of Term Loans outstanding from time to time. The obligations of the Borrower under the Interest Rate Protection Agreements required by this Section 5.15 shall rank pari passu with the other Obligations.

                  SECTION 5.16. Further Assurances. The Borrower will (a) execute, acknowledge where appropriate, and deliver, and cause to be executed, acknowledged where appropriate, and delivered, from time to time promptly at the request of the Administrative Agent all such instruments and documents as in the reasonable opinion of the Administrative Agent are necessary to carry out the interest and purposes of this Agreement and the other Loan Documents, including any instruments and documents (including any UCC financing statements or assignment thereto) intended to maintain the Liens on the Collateral granted to the Collateral Agent as valid and perfected first-priority security interests (subject only to Permitted Encumbrances) with a priority dating from no later than the Financial Closing Date, (b) file or caused to be filed such documents, instruments, and filings and take such other action as is reasonably requested by the Administrative Agent to maintain in full force and effect as security for the obligations of the Borrower hereunder and under the other Loan Documents the Liens on the Collateral granted to the Collateral Agent as valid and perfected first-priority security interests (subject only to Permitted Encumbrances) with a priority dating from no later than the Financial Closing Date, and (c) take all actions that in the reasonable opinion of the Administrative Agent are required to cause each Additional Contract to be or become subject to the Lien on the Collateral granted to the Collateral Agent (whether by amendment to the Security Agreement or otherwise) and deliver or cause to be delivered to the Administrative Agent all Ancillary Documents with respect to such Additional Contract as the Administrative Agent may reasonably request; provided, however, that (i) no UCC financing statements shall be required to be filed in any filing office other than the office of the secretary of state of each applicable state, (ii) the Borrower shall not be required to execute any mortgage, deed of trust, or other document or instrument purporting to grant a Lien on real property, and (iii) except as expressly set forth in this Agreement and the other Loan Documents, the Borrower makes no representation or warranty regarding the creation, attachment, perfection, or priority of any Lien on the Section 7 Assets, the Collateral described in
Section 2(a)(iii)(B) of the Security Agreement, or any portion of either thereof.

                  SECTION 5.17. Damage or Destruction. (a) The Borrower shall notify the Administrative Agent promptly of any Event of Damage (other than a Minor Loss) in accordance with the terms of Section 5.04(b)(i). All amounts and proceeds (including instruments) in respect of the proceeds of any property, builders' risk, delayed start up, marine cargo and marine cargo delayed start up, boiler and business interruption policies (the "Insurance Proceeds") (other than for a Minor Loss) shall be paid by the respective insurers directly to the Collateral Agent for the benefit of the Secured Parties and the Borrower as set forth in this Agreement and the UBOC Account Control Agreement and, except for the proceeds of delayed start-up and business interruption insurance, which shall be deposited into the Concentration Account, all such proceeds shall be deposited into the Insurance/Condemnation Proceeds Account. All Insurance Proceeds with respect to any Minor Loss shall be paid by the respective insurers directly to the Borrower.

                  (b) If there shall occur any Event of Damage (other than a Minor Loss) and if either (i) the Administrative Agent shall have received certifications of the Borrower and opinions of the Independent Engineer acceptable to the Administrative Agent to the effect that the Restoration Conditions are satisfied or (ii) if such Restoration Conditions are not satisfied, the Required Lenders shall consent, the Borrower shall commence and complete such Restoration diligently and promptly at its expense to the extent not otherwise paid or reimbursed in accordance with the next clause (c). The Administrative Agent shall direct the Collateral Agent to disburse to the Borrower the Insurance Proceeds received with respect to such Event of Damage from time to time as provided in the UBOC Account Control Agreement to pay or to reimburse the Borrower for the cost of Restoration. The plans and specifications for the Restoration shall be subject to prior review and approval in all respects by the Administrative Agent in consultation with the Independent Engineer. Provided that no Default other than any Default caused by such Event of Damage shall have occurred and be continuing and that all Restoration Conditions shall have been satisfied, all Insurance Proceeds received by the Collateral Agent in an amount of ten million Dollars ($10,000,000) or less per occurrence shall be paid to the Borrower in a lump sum payment and applied to the prompt payment of the cost of Restoration. The Borrower shall undertake and complete such Restoration promptly and diligently at its expense to the extent not covered by such Insurance Proceeds in accordance with the plans and specifications for Restoration as approved by the Administrative Agent in consultation with the Independent Engineer.

                  (c) In all other cases, all Insurance Proceeds (other than proceeds of delayed start-up and business interruption insurance) held by the Collateral Agent arising out of such Event of Damage (after deducting all reasonable expenses of the Collateral Agent and the Borrower in collecting the same) shall be disbursed to pay the cost of the Restoration in accordance with the UBOC Account Control Agreement. All proceeds of delayed start-up and business interruption insurance shall be promptly deposited into the Concentration Account and shall constitute Project Revenues of the Borrower for all purposes hereunder and under the other Loan Documents.

                  (d) In the event (i) the conditions to disbursement provided in the UBOC Account Control Agreement are not satisfied and such failure continues unremedied for six (6) months, (ii) any Insurance Proceeds remain with the Collateral Agent after completion of Restoration, or (iii) the Restoration Conditions are not satisfied and such failure continues unremedied for six (6) months, the Insurance Proceeds shall be applied in accordance with Section 2.10(b).

                  SECTION 5.18. Taking. (a) If an Event of Taking (other than a Minor Loss) shall have occurred, or the Borrower shall have received written notice from the relevant Governmental Authority having jurisdiction that an Event of Taking (other than a Minor Loss) will occur, the Borrower (i) shall diligently pursue all its rights to compensation against the condemning authority in respect of such Event of Taking and (ii) so long as no Default (other than a Default caused by such Event of Taking) or Event of Default shall have occurred and be continuing, may, with the written consent of the Administrative Agent, compromise or settle any claim against the condemning authority. The right to compromise or settle any claim against the condemning authority (if a Default or Event of Default shall have occurred and be continuing) is hereby assigned to the Administrative Agent and the right to collect all amounts and proceeds (including instruments) payable in respect of an Event of Taking ("Condemnation Proceeds") is hereby assigned to the Collateral Agent, in each case as Collateral for the Obligations, for the benefit of the Secured Parties and the Borrower as set forth in this Agreement. All Condemnation Proceeds (other than for a Minor Loss) shall be paid to the Collateral Agent and the Administrative Agent shall direct the Collateral Agent to (after deducting all reasonable expenses incurred by the Administrative Agent, the Collateral Agent, and the Borrower in litigating, arbitrating, compromising, or settling any claims against the condemning authority) hold such Condemnation Proceeds as security for the Obligations and apply the same in accordance with the provisions of this Section 5.18. The Administrative Agent may participate in any proceedings relating to any such Event of Taking and the Borrower shall from time to time deliver to the Administrative Agent all instruments requested by either of them to permit such participation. All Condemnation Proceeds with respect to any Minor Loss shall be paid directly to the Borrower.

                  (b) In the case of an Event of Taking (other than for a Minor
Loss), all Condemnation Proceeds shall be applied to pay or reimburse the Borrower for the cost of Restoration in accordance with the same procedures as provided in the UBOC Account Control Agreement with respect to Insurance Proceeds or, if the Borrower is not permitted to Restore the Pipeline pursuant to Section 5.17, such Condemnation Proceeds shall be applied in accordance with
Section 2.10(b).

                  SECTION 5.19. Borrower's Bank Accounts. The Borrower shall maintain all its bank accounts with the Accounts Agent, except for such bank accounts that are required to be maintained with the UBOC Accounts Agent pursuant to the UBOC Account Control Agreement.

                  SECTION 5.20. Operating Budget. (a) The Borrower shall, no later than thirty (30) days before the commencement of each calendar year, submit a proposed Operating Budget with respect to such calendar year to the Administrative Agent, which proposed Operating Budget automatically shall become the Operating Budget of the Borrower for such calendar year if no Account Trigger Event shall have occurred and be continuing as of the first day of such calendar year. Upon the occurrence of any Account Trigger Event, the future portion of the current Operating Budget shall be subject to review and approval by the Administrative Agent in consultation with the Independent Engineer, which approval shall not be unreasonably withheld or delayed and shall be granted or withheld in light of Prudent Utility Practices. Failure by the Administrative Agent to provide a notice of approval or non-approval within thirty (30) days after the later of (i) the occurrence of the Account Trigger Event and (ii) the date of the Administrative Agent's receipt of such Operating Budget, shall be deemed approval thereof. If the Borrower has not submitted a proposed Operating Budget in accordance with this Section 5.20(a) or if the Operating Budget is subject to the approval of the Administrative Agent but has not been so approved, the Pipeline may continue to operate in accordance with the Operating Budget for the immediately preceding calendar year, as increased by ten percent (10%) for each item therein for so long as the Operating Budget for the calendar year in question is not so submitted by the Borrower or approved by the Administrative Agent.

                  (b) If an Account Trigger Event shall have occurred and be continuing, the Borrower will not, without the consent of the Administrative Agent, expend any amount or incur any obligations (i) for any classification of Operating Expenses during any calendar year that exceed, by more than ten percent (10%), the amount provided for such classification of Operating Expenses set forth in the Operating Budget in effect for such calendar year or (ii) for aggregate Operating Expenses during any calendar year that exceed, by more than five percent (5%), the amount provided for aggregate Operating Expenses set forth in the Operating Budget in effect for such calendar year.

     (c) The Borrower may from time to time adopt an amended Operating Budget for the remainder of any calendar year; provided, however, that if an Account Trigger Event shall have occurred and be continuing, such amended Operating Budget shall be effective as the Operating Budget for the remainder of such calendar year only upon the approval of the Administrative Agent in consultation with the Independent Engineer, which approval shall not be unreasonably withheld or delayed and shall be granted or withheld in light of Prudent Utility Practices and the provisions of Section 5.20(a).

     SECTION 5.21. Pari Passu Status. The Borrower will insure that the claims and rights of the Secured Parties against the Borrower under the Loan Documents will not be subordinated to, and will rank at all times at least pari passu with, the claims and rights of all other holders of the Indebtedness of the Borrower, including, without limitation, the holders of the Borrower's obligations under the Indenture.

     SECTION 5.22. Debt to Total Capitalization Ratio. The Borrower shall, as of any date of determination, maintain a Debt to Total Capitalization Ratio of not greater than 0.45 to 1.0.

     SECTION 5.23. Acknowledgements. The Borrower (a) shall, and shall use its commercially reasonable efforts to cause each Material Contract Party that is a party to a Material Project Document on the Financial Closing Date to, enter into and deliver to the Administrative Agent an Acknowledgement within ninety
(90) days after the Financial Closing Date with respect to each Material Project Document to which such Material Contract Party is a party and (b) shall, within five (5) Business Days after the expiration of the period set forth in the preceding clause (a), together with the Collateral Agent direct each Material Contract Party that has not so entered into and delivered an Acknowledgement to make all payments that are required to be made by such Material Contract Party under a Material Project Document directly to the Collateral Agent for application in accordance with the UBOC Account Control Agreement.

     SECTION 5.24. Opposition to Proceedings. The Borrower shall oppose diligently any filing made with the FERC (other than filings made by the Borrower) or any proceeding initiated by the FERC if, at such time, (a)(i) the Borrower's Current Fixed Charge Coverage Ratio is less than 1.85 to 1.0 and (ii) the failure to make such opposition could reasonably be expected to adversely affect the Borrower's Current Fixed Charge Coverage Ratio or (b) if the failure to make such opposition could reasonably be expected to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to 1.0.

     SECTION 5.25. Current Fixed Charge Coverage Ratio. If at any time the Borrower shall have a Current Fixed Charge Coverage Ratio of less than 2.0 to 1.0, the Borrower shall (a) notify the Administrative Agent promptly of such condition in accordance with the terms of Section 5.04(b)(vii), (b) deliver to the Administrative Agent within thirty

(30) days of the date on which the Borrower becomes aware of such condition (i) an explanation therefor and (ii) either (A) a plan, which shall be prepared by the Borrower in good faith, in accordance with industry standards, and based on reasonable assumptions, to increase the Borrower's Fixed Charge Coverage Ratio to at least 2.0 to 1.0 as soon as could be achieved in a prudent and efficient manner with the exercise of commercially reasonable efforts or (B)(1) a report demonstrating that the Borrower's Fixed Charge Coverage Ratio cannot be increased in accordance with the parameters specified in the immediately preceding clause (A) and (2) a plan, which shall be prepared by the Borrower in good faith, in accordance with industry standards, and based on reasonable assumptions, to increase the Borrower's Fixed Charge Coverage Ratio to as high a level as is reasonably achievable with the exercise of commercially reasonable efforts, and (c) promptly and diligently implement any such plan that is so delivered by the Borrower to the Administrative Agent.

     SECTION 5.26. Tax Sharing Agreement. Within ninety (90) days of the Financial Closing Date, the Borrower will enter into a tax sharing agreement (the "Tax Sharing Agreement") with the Parent, in form and substance reasonably satisfactory to the Administrative Agent, (a) pursuant to which the Parent agrees, among other things, to indemnify and hold the Borrower harmless from and against any liability that the Borrower incurs for taxes of the affiliated group of which the Parent and Borrower are members under Treasury Regulations section 1.1502-6 (or any analogous or similar provision of state or local law), (b) that provides that the Secured Parties are intended third-party beneficiaries thereof and, as such, are entitled to exercise all of the Borrower's rights thereunder if the Borrower fails to do so, and (c) that provides that, without the prior written consent of the Administrative Agent, neither party thereto may take any action to cancel, terminate, assign (other than to the Collateral Agent pursuant to the Security Documents), or permit the assignment or termination of, waive any default under, breach of, or right under, or amend, supplement, or modify in any respect such agreement, in each case described in this clause (c) if such action could have the effect of (i) reducing the amount of any payment to which the Borrower is entitled or (ii) increasing the amount of any payment for which the Borrower is responsible, in either case, under the Tax Sharing Agreement.

     SECTION 5.27. Management of Borrower. The Borrower shall at all times maintain and employ senior management personnel necessary and advisable for the Operation of the Pipeline in accordance with Prudent Utility Practices.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

     So long as this Agreement shall remain in effect or the principal of or interest on any Loan, any Fees, or any other Obligations shall remain outstanding, the Borrower covenants and agrees with each Lender and the Administrative Agent as follows:

     SECTION 6.01. Fundamental Change. The Borrower shall not (a) directly or indirectly liquidate, wind up, terminate, reorganize, or dissolve itself (or suffer any liquidation, winding up, termination, reorganization, or dissolution), (b) merge or consolidate with or into any other Person, (c) engage in any business or activities, or permit the Site or the Pipeline Assets to be used for any purpose, other than the Operation of the Pipeline, or (d) change its legal form.

     SECTION 6.02. Pipeline Additions and Modifications; Capital Expenditures.
(a) The Borrower shall not undertake or permit any expansions, modifications, or additions to or alterations of the Pipeline that changes the overall design, scope, or nature of the Pipeline if, at such time, the Borrower's Current Fixed Charge Coverage Ratio is less than 1.85 to 1.0 or if such action could reasonably be expected to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to 1.0, except to the extent otherwise permitted by the Loan Documents.

     (b) If an Account Trigger Event shall have occurred and be continuing, the Borrower shall not make or incur any Capital Expenditures other than (i) Capital Expenditures not in excess of three million Dollars ($3,000,000) in the aggregate in any calendar year, (ii) Required Capital Expenditures, (iii) Capital Expenditures included in the Operating Budget, or (iv) any other Capital Expenditures so long as in the case of such other Capital Expenditures (A) cash in an amount that the Independent Engineer has certified would be sufficient to pay for such Capital Expenditures in full (plus a reasonable or prudent contingency in respect thereof) has been deposited into the Concentration Account and is maintained therein until such Capital Expenditures are paid in full and (B) the Independent Engineer has certified that such Capital Expenditures could not reasonably be expected to (1) interfere with the operation of the Pipeline in a manner at least as favorable (as the Administrative Agent determines) as the assumptions set forth in the Base Case Projections or (2) materially and adversely affect any Governmental Approvals required for the Operation of the Pipeline.

     SECTION 6.03. Material Project Documents; Additional Contracts. (a) Except as otherwise permitted in this Agreement, without the prior written consent of the Administrative Agent (not to be unreasonably withheld, conditioned, or delayed), the Borrower shall not:

          (i) terminate or suffer the termination of any Material Project Document prior to its stated termination date, unless (A) the Borrower shall have entered into one or more agreements to replace revenues previously provided to the Borrower pursuant to such Material Project Document (1) prior or concurrently with the termination thereof, if such Material Project Document is a Significant Material Project Document, or (2) not later than ninety (90) days after the termination thereof, if such Material Project Document is not a Significant Material Project Document, which replacement agreement shall be a Replacement Gas Service Agreement and (B) the Borrower shall have complied with each of its other obligations under this Agreement with respect to Additional Contracts;

          (ii) amend or otherwise modify in any respect, or suffer any such amendment or modification, or grant any waiver of material and timely performance with respect to, any Significant Material Project Document or provision thereof, except to the extent that such waivers, amendments, and other modifications (A) add to the obligations of a Material Contract Party thereunder, (B) cure any ambiguity therein, or (C) correct any provision thereof that is inconsistent with any other provision thereof and that, in the case of each of clauses (A), (B), and (C), could not reasonably be expected to cause a Material Adverse Effect;

          (iii) amend or otherwise modify in any respect, or suffer any such amendment or modification, or grant any waiver of material and timely performance with respect to, any Material Project Document that is not also a Significant Material Project Document or provision thereof if, at such time, the Borrower's Current Fixed Charge Coverage Ratio is less than 1.85 to 1.0 or if such action could reasonably be expected to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to 1.0;

          (iv) assign any of its rights or obligations under any Operative Document;

          (v) amend or file any application for the amendment of any Governmental Approval (other than the applications to obtain the Part B Approvals, applications to renew Part A Approvals or Part B Approvals, and ministerial filings) if, at such time, the Borrower's Current Fixed Charge Coverage Ratio is less than 1.85 to 1.0 or if such amendment could reasonably be expected to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to 1.0; or

          (vi) amend or file any application for the amendment of the FERC Gas Tariff, or grant any waiver of material and timely performance with respect thereto, if, in each case, at such time, the Borrower's Current Fixed Charge Coverage Ratio is less than 1.85 to 1.0 or if the economic effect of such action could reasonably be expected to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to 1.0.

     (b) The Borrower shall not, without the prior written consent of the Administrative Agent, (i) enter into any Additional Contract without prior or concurrent delivery to the Administrative Agent of an Acknowledgement and all other Ancillary Documents with respect to such Additional Contract as the Administrative Agent may reasonably request, in each case executed by the Borrower and each other party to such Additional Contract, in form and substance satisfactory to the Administrative Agent in its reasonable discretion, or (ii) enter into any contract, lease, instrument, or agreement pursuant to which the Borrower would incur aggregate payment obligations in excess of two million five hundred thousand Dollars ($2,500,000) annually if, in the case of clause (ii), at such time, the Borrower's Current Fixed Charge Coverage Ratio is less than
1.85 to 1.0 or if such action could reasonably be expected to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to 1.0.

     SECTION 6.04. Restricted Payments. (a) The Borrower shall not declare or pay any dividends, distributions, payments, returns of capital, transfers, or credits of any kind to the Parent or to any Affiliate of the Parent or make any payments with respect to Subordinated Indebtedness or management fees payable to the Parent or to any Affiliate of the Parent (collectively, "Restricted Payments") unless, at the time of and after giving effect to such declaration or payment, the following conditions (the "Restricted Payment Conditions") have been fulfilled to the satisfaction of, or waived, by the Administrative Agent:

          (i) the Borrower shall have given the Administrative Agent written notice of its intention to make such Restricted Payment not fewer than three (3) Business Day's prior to the date on which such Restricted Payment is to be made;

          (ii) no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Restricted Payment;

          (iii) after giving effect to such Restricted Payment, the annualized historical Fixed Charge Coverage Ratio for the six (6)-month period immediately prior to the Quarterly Date on or after which such Restricted Payment is to be made and the projected Fixed Charge Coverage Ratio for the twelve (12)-month period immediately after such Quarterly Date shall, in each case, be equal to or greater than 1.85 to 1.0;

          (iv) such Restricted Payment would not cause the sum of (A) the amount of funds on deposit in the Accounts after giving effect to such Restricted Payment and (B) the amount, if any, by which the Working Capital Loan Commitment exceeds the sum of the outstanding amount of Working Capital Loans, in each case as of the date on which such Restricted Payment is to be made, to be less than the Borrower's projected total expenditures for the immediately following three (3) calendar months as set forth in the Operating Budget;

          (v) such Restricted Payment is otherwise in accordance with the UBOC Account Control Agreement, the Account Control Agreement, and the other Loan Documents; and

          (vi) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower, dated the date of the applicable Restricted Payment, certifying as to the matters set forth in the immediately preceding clauses (i) - (v);

provided, however, that notwithstanding the failure to fulfill any of the conditions in clauses (i) through (vi) above, the Borrower may make payments to the Parent to reimburse the Parent (x) for taxes imposed upon the Borrower and previously paid by the Parent to the extent of such payment and (y) for amounts paid by the Parent on the Borrower's behalf in the ordinary course of business in an aggregate amount of payments under this clause (y) not to exceed two hundred fifty thousand Dollars ($250,000) per fiscal year, in each case only after the Administrative Agent has received the original or a certified copy of a receipt evidencing payment of such amounts by the Parent or, if such a receipt is not available, a certificate of a Responsible Officer of the Borrower setting forth the details of such payment.

     (b) Restricted Payments may be made on any Quarterly Date and in accordance with the UBOC Account Control Agreement and the Account Control Agreement. Restricted Payments will be made no more frequently than quarterly and only after full payment of all amounts required to be paid, under the terms of the UBOC Account Control Agreement and the Account Control Agreement, before a Restricted Payment is made.

     SECTION 6.05. ERISA. The Borrower shall not establish or become obligated to contribute to any Plan other than a Plan disclosed on Schedule 4.11 on the Financial Closing Date without the prior written consent of the Administrative Agent. The Borrower shall ensure that each ERISA Affiliate of the Borrower shall not permit any of the representations set forth in Section 4.11 to be inaccurate and the Borrower shall ensure that it and each of its ERISA Affiliates shall take any and all reasonable and necessary actions to assure the continuing accuracy of such representations as aforesaid.

     SECTION 6.06. [INTENTIONALLY OMITTED]

     SECTION 6.07. Environmental Matters. The Borrower shall not permit the Pipeline to use or dispose of any Hazardous Substance, or allow any Hazardous Substance to be brought onto or stored or used on or transported or released from the Pipeline or the Site, other than in the ordinary course of business and in compliance with all applicable Environmental Laws if, at such time, the Borrower's Current Fixed Charge Coverage Ratio is less than 1.85 to 1.0 or if such action could reasonably be expected to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to 1.0. In the event of any breach of the foregoing or in the event of the presence of any Hazardous Substances or of any conditions at the Pipeline or the Site that could reasonably result in an Environmental Claim, the Borrower will, if, at the time of such breach, the Borrower's Current Fixed Charge Coverage Ratio is less than
1.85 to 1.0 or if such breach could reasonably be expected to result in the Borrower having a Current Fixed Charge Coverage Ratio of less than 1.85 to 1.0, contain, remediate, clean-up, or remove or cause to be contained, remediated, cleaned-up, or removed from the Pipeline or the Site or any real property underlying any thereof, or other location, as the case may be, such Hazardous Substances or conditions to the extent required by any Applicable Law to be contained, remediated, cleaned-up, or removed by the Borrower but only in any case in a manner that such release, discharge, transportation, or disposal could not reasonably be expected to result in any Material Adverse Effect, individually or in the aggregate with any other release, discharge, transportation, or disposal by the Borrower of any Hazardous Substances. The Borrower will promptly notify the Administrative Agent of the discovery of any condition (including the presence of Hazardous Substances, endangered or threatened species, or regulated historic resources) that could reasonably be expected to have a Material Adverse Effect. During the continuance of any Default or Event of Default with respect to this Section 6.07, the Administrative Agent and the Collateral Agent and their agents, employees, and contractors shall have the right (but not the obligation) at the expense of the Borrower, to access the Pipeline and the Site and any real property underlying any thereof (to the extent the Borrower has access to such property), following reasonable notice to the Borrower, to take such action as may be reasonably necessary to cure any such default or to comply with such Applicable Law.

     SECTION 6.08. Transactions with Affiliates. Except with the prior written consent of the Administrative Agent, the Borrower shall not effect any transaction with any Affiliate of the Borrower, except (a) to the extent the Borrower is required by Applicable Law to effect such a transaction, (b) the payment of management fees in accordance with the Operating Budget, (c) the renewal of existing insurance policies to the extent the insurance coverage provided thereunder is required by this Agreement, and (d) additional insurance coverage reasonably approved by the Administrative Agent in consultation with the Insurance Consultant.

     SECTION 6.09. Investments, Loans, and Advances. The Borrower shall not, directly or indirectly, purchase, hold, or acquire any capital stock, evidences of Indebtedness, or other securities of, make or permit to exist any loans, advances, or capital contributions to, or make or permit to exist any investment or other interest in, any other Person, except for the following:

     (a) Permitted Investments;

     (b) loans to wholly-owned Subsidiaries of the Borrower if, at the time of the making of any such loan, (i) no Default or Event of Default has occurred and is continuing and (ii) after giving effect to the making of such loan, the annualized historical Fixed Charge Coverage Ratio for the six (6)-month period immediately prior to the date on which such loan is to be made and the projected Fixed Charge Coverage Ratio for the twelve (12)-month period immediately after such date is, in each case, not less than 1.85 to 1.0; provided, however, that the aggregate outstanding amount of loans made pursuant to this clause (b) shall not at any time exceed ten million Dollars ($10,000,000);

     (c) investments constituting accounts receivable arising in the ordinary course of business or deposits made in connection with the purchase price of goods or services in the ordinary course of business;

     (d) investments permitted as Capital Expenditures in accordance with the terms of this Agreement;

     (e) loans and advances to employees of the Borrower in the ordinary course of business (including for travel, entertainment, and relocation expenses) in an aggregate amount not to exceed two million Dollars ($2,000,000) at any time outstanding;

     (f) investments existing on the Financial Closing Date and set forth on
Schedule 6.09; and

     (g) investments in any Guarantee obligations in accordance with the terms of this Agreement.

     SECTION 6.10. No Liens. The Borrower will not create, assume, incur, suffer to exist, or permit to be created, assumed, incurred, or suffered to exist, directly or indirectly, any Lien upon any Pipeline Asset or any other property or asset of the Borrower, other than Permitted Encumbrances.

     SECTION 6.11. Disposition of Assets. The Borrower shall not sell, lease, license, transfer, assign, or otherwise dispose of any part of the Pipeline Assets or of its business or any interest therein, whether in one or a series of transactions, or otherwise undertake the sale or disposal of any asset, other than:

     (a) sales or other dispositions of obsolete, worn out, or defective equipment or equipment or other property or rights no longer necessary to the Operation of the Pipeline; provided that (i) the cumulative book value of the equipment or other property sold or disposed of in connection with any transaction permitted pursuant to this clause (a) shall not exceed five million Dollars ($5,000,000) and (ii) except in the case of obsolete equipment and equipment or other property or rights no longer necessary to the Operation of the Pipeline, such equipment is promptly replaced by the Borrower with suitable substitute equipment of substantially the same character and quality and at least equivalent useful life and utility to the extent that the failure to replace such equipment could reasonably be expected to have a Material Adverse Effect;

     (b) sales or other dispositions of equipment or other property in the ordinary course of the business of the Borrower; provided that (i) at the time of such sale or disposition and after giving effect thereto, no Default or Event of Default exists, (ii) the cumulative book value of the equipment or other property sold or disposed of in connection with (A) any one transaction permitted pursuant to this clause (b) shall not exceed five million Dollars ($5,000,000) and (B) all transactions permitted pursuant to this clause (b) in the aggregate shall not exceed ten million Dollars ($10,000,000), and (iii) the proceeds received from such sale or disposition are applied promptly to the replacement of such sold or disposed property with property of the same character and quality and at least equivalent useful life and utility to the extent that the failure to replace such equipment could reasonably be expected to have a Material Adverse Effect; and

     (c) sales of Permitted Investments for cash or other Permitted Investments.

     SECTION 6.12. Indebtedness. The Borrower shall not create, assume, incur, or otherwise become or remain directly or indirectly obligated in respect of, or permit to be outstanding, any Indebtedness, except Permitted Indebtedness.

     SECTION 6.13. Operation of Pipeline. The Borrower shall not use, maintain, operate, or allow the use, maintenance, or operation of the Pipeline for any purpose (a) that may constitute a public or private nuisance that could reasonably be expected to have a Material Adverse Effect or (b) other than for the intended purposes thereof as contemplated by the Operative Documents.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

     SECTION 7.01. Events of Default. In case of the happening of any of the following events, whether such event is voluntary or involuntary or results from the operation of Applicable Law or pursuant to or as a result of compliance by any Person with any judgment, decree, order, rule, or regulation of any Governmental Authority ("Events of Default"):

     (a) (i) any payment of principal of the Loans or the Notes shall not be made when and as due (whether at maturity, by reason of required prepayment or acceleration, or otherwise) in accordance with the terms of this Agreement and the Notes or (ii) any interest, Fees, or other payment under this Agreement or any other Loan Document (other than the payment of principal) shall not be made within three (3) Business Days after the same shall be due;

     (b) any representation or warranty made by the Borrower in any Loan Document shall at any time prove to have been incorrect or misleading when made and the incorrect or misleading nature of such representation or warranty could reasonably be expected to have a Material Adverse Effect;

     (c) any failure or default in the performance or observance of any covenant or agreement (i) set forth in Section 5.01 (Existence), Section 5.05 (Compliance with Laws), Section 5.07 (Insurance), Section 5.12 (Use of Proceeds), Section
5.14 (Exemptions from Regulations), Section 5.15 (Interest Rate Protection Agreements), Section 5.17 (Damage or Destruction), Section 5.23 (Acknowledgements), Section 5.25 (Current Fixed Charge Coverage Ratio), Section
5.26 (Tax Sharing Agreement), Section 6.01(a), (b), or (d) (Fundamental Change),
Section 6.03 (Material Project Documents; Additional Contracts), Section 6.04 (Restricted Payments), and Section 6.12 (Indebtedness) or (ii) contained in this Agreement or any other Loan Document in respect of payment requirements relating to damage or destruction of the Pipeline, including without limitation Section 5.17 (Damage or Destruction);

     (d) any failure or default in the performance or observance of any other covenant or agreement contained in this Agreement or any other Loan Document and not listed in Sections 7.01(a), (b), or (c) and such failure or default shall continue unremedied for a period of thirty (30) days after the earlier of (i) the date notice from the Administrative Agent is given to the Borrower in accordance with Section 9.01 specifying such failure or default and requiring that it be remedied and (ii) the date on which a Responsible Officer of the Borrower becomes aware or reasonably should have become aware of such failure or default; provided, however, that, if such failure or default (x) is not capable of being remedied with diligent effort within such thirty (30)-day period, (y) is capable of being remedied and the Borrower is diligently prosecuting or pursuing such remedy, and (z) does not impair or otherwise adversely affect the value of the Collateral or the Liens created therein in favor of the Collateral Agent in any material respect, such failure or default shall not give rise to an Event of Default under this clause unless such failure or default shall continue unremedied for a period of ninety (90) days after the Borrower receives notice thereof from the Administrative Agent;

     (e) (i) the Borrower or the Parent (A) files a petition seeking to take advantage of any laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, (B) consents to or fails to contest in a timely manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (C) applies for, consents to, or fails to contest in a timely manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator, or the like of itself or of a substantial part of its assets, (D) admits in writing its inability to pay, or generally is not paying, its debts (other than those that are the subject of bona fide disputes) as they become due, (E) makes a general assignment for the benefit of creditors, or (F) takes any corporate action for the purpose of effecting any of the foregoing, or (ii) a case or other proceeding shall be commenced against the Borrower or the Parent seeking (A) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts or (B) the appointment of a trustee, receiver, custodian, liquidator, or the like of the Borrower or the Parent or of all or any substantial part of its assets, and any such case, filing, action, or proceeding in any of the foregoing circumstances shall continue undismissed or unstayed for a period of ninety (90) days;

     (f) at any time after the Financial Closing Date, there shall have been entered by a court of competent jurisdiction against the Borrower and/or the Parent one or more final, nonappealable judgments, decrees, or orders for (i) non-monetary relief that individually or in the aggregate have a Material Adverse Effect or (ii) the payment of money that individually is in an amount in excess of five million Dollars ($5,000,000) (but only to the extent such judgment is not covered by the Borrower's insurance) or that in the aggregate is in an amount in excess of ten million Dollars ($10,000,000) (whether or not such judgment(s) are covered by the Borrower's insurance) and in each case such judgments, decrees, or orders shall continue undischarged for a period of sixty
(60) days from the dates thereof;

     (g) any Material Project Document shall for any reason cease to be valid and binding on any party thereto or shall be declared null and void or shall otherwise cease to be in full force and effect (including if certain conditions precedent to performance are not timely satisfied), in each case prior to its stated termination date, unless the Borrower is diligently attempting to replace such Material Project Document with a Replacement Gas Service Agreement, and is diligently attempting to deliver or cause to be delivered all Ancillary Documents requested by the Administrative Agent with respect to such Replacement Gas Service Agreement, as the case may be, and does so within (i) thirty (30) days, if such Material Project Document is a Significant Material Project Document, or (ii) one hundred eighty (180) days, if such Material Project Document is not a Significant Material Project Document, in each case after such cessation or declaration and (y) during such period there is no material impairment in the value of the Collateral (other than the termination of such Material Project Document) or the Liens created therein in favor of the Secured Parties;

     (h) any party (including the Borrower) to a Significant Material Project Document or any party (other than the Borrower) to a Material Project Document that is not a Significant Material Project Document shall default in any respect in the performance or observance of any covenant or agreement contained in such document after giving effect to any applicable grace period specified therein;

     (i) any Lien purported to be created by any Security Document in Collateral having value in excess of five million Dollars ($5,000,000) in the aggregate shall cease to be a valid and/or first-priority perfected Lien in such Collateral in accordance with the terms of the relevant Security Document for any reason (other than any Material Project Document being replaced in accordance with clause (g) above or otherwise permitted under Section 6.03), subject to the exceptions expressly set forth in such Security Document with respect to Section 7 Assets, the Collateral described in Section 2(a)(iii)(B) of the Security Agreement, and Permitted Encumbrances;

     (j) any Loan Document to which the Borrower is a party shall cease, for any reason, to be valid and binding or shall be declared (other than by the Secured Parties) null and void or shall cease to be in full force and effect, or any party thereto (other than the Secured Parties) shall so assert in writing;

     (k) an Event of Abandonment shall have occurred that could reasonably be expected to have a Material Adverse Effect;

     (l) the occurrence of any Event of Total Loss or Event of Total Taking if the Restoration Conditions are not satisfied in accordance with the terms of
Section 5.17 or


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Section 5.18, as applicable, and such event could reasonably be expected to have a Material Adverse Effect;

     (m) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan that is not otherwise exempt under any statute, regulation, or administrative action,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA or notice is given of intent to terminate any Single Employer Plan, (v) the Borrower or any ERISA Affiliate shall, or in the reasonable opinion of the Required Lenders is likely to incur any liability in connection with (A) a withdrawal from a Multiemployer Plan or Multiple Employer Plan or (B) the Insolvency or Reorganization of a Multiemployer Plan, or (vi) any other event or condition shall occur or exist with respect to a Plan and, in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, has had or could reasonably be expected to have a Material Adverse Effect;

     (n) (i) the Parent and its Affiliates shall fail to own collectively at least fifty-one percent (51%) of the aggregate amount of equity interests in the Borrower then authorized, (ii) AIG Highstar Capital, LP, a Delaware limited partnership, shall cease to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Borrower through the ownership of equity interests in the Borrower, or (iii) the Parent shall transfer any of its equity interests in the Borrower to any third Person without the prior written consent of the Required Lenders; provided, however, that it shall not be an Event of Default under this clause (iii) if (x) the Parent transfers, without obtaining the prior written consent of the Required Lenders, its equity interest in the Borrower to any Affiliate of AIG Highstar Capital, LP, a Delaware limited partnership, or (y) the Parent transfers, without obtaining the prior written consent of the Required Lenders, up to, in the aggregate, forty-nine percent (49%) of the aggregate amount of equity interests in the Borrower then authorized to third-Person industry participants that have, as of the date of the applicable transfer, a credit rating from Standard & Poor's of not less than "BBB" and a credit rating from Moody's of not less than "Baa2";

     (o) (i) the Borrower shall (A) default in any payment when due, whether at stated maturity thereof, by acceleration, or otherwise, of principal of or interest on any Permitted Indebtedness for borrowed money described in clauses
(e) or (g) of the definition thereof involving in the aggregate in excess of five million Dollars ($5,000,000), beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, and as a result thereof the maturity of such Indebtedness is accelerated (if such Indebtedness has not already matured) or (B) default in the observance or


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


performance of any other agreement or condition relating to any such Permitted Indebtedness or contained in any instrument or agreement evidencing, security, or relating thereto, in each case beyond the period of grace, if any provided therein, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders), to cause such Indebtedness to become due prior to its stated maturity, (ii) an "Event of Default" (as defined in the Indenture) shall have occurred under the Indenture, or (iii) an "Event of Default" (as defined in the Parent Indenture) shall have occurred under the Parent Indenture;

     (p) any Governmental Approval that shall at the time be necessary (i) for the execution, delivery, and performance by the Borrower or any Material Contract Party of any Operative Document to which it is a party, or for the performance by the Borrower or any Material Contract Party of its rights and obligations under any of the Operative Documents to which it is a party, or (ii) for the Operation of the Pipeline as contemplated by the Operative Documents, shall not be obtained, renewed, maintained, or complied with in all material respects, or shall be revoked, terminated, withdrawn, suspended, modified, or withheld or shall cease to be in full force and effect; or any proceeding shall be commenced by or before any Governmental Authority for the purpose of so revoking, terminating, withdrawing, suspending, modifying, or withholding any such Governmental Approval and such proceeding is not dismissed within ninety
(90) days or stayed within ninety (90) days and remains stayed at all times until being subsequently dismissed; provided, however, that such failure to obtain, renew, maintain, or comply with, or such revocation, termination, withdrawal, suspension, modification, withholding, or cessation, or such proceeding, had or could reasonably be expected to have a Material Adverse Effect;

     (q) (i) the Parent Side Letter or, after the execution and delivery thereof, the Tax Sharing Agreement shall for any reason cease to be valid and binding on any party thereto or shall be declared null and void or shall otherwise cease to be in full force and effect, (ii) any party to the Parent Side Letter or, after the execution and delivery thereof, the Tax Sharing Agreement shall default in any respect in the performance or observance of any covenant or agreement contained in such document after giving effect to any applicable grace period specified therein and such default is materially adverse to the Borrower's rights thereunder, or (iii) the Parent Side Letter or, after the execution and delivery thereof, the Tax Sharing Agreement shall be amended or otherwise modified in any respect, or any provision thereof waived by the Borrower, that is materially adverse to the Borrower; or

     (r) the Consolidated Debt to Total Capitalization Ratio shall at any time be greater than 0.70 to 1.0;

then, and in every such Event of Default (other than an event described in clause (e) above to the extent relating to the Borrower), and at any time thereafter during the continuance of such Event of Default, the Administrative Agent shall, upon the request or with the consent of the Majority Lenders, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Commitments, (ii) exercise, or direct the Collateral Agent to exercise, any and all rights available under the Loan Documents or


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


otherwise available to a secured creditor in respect of the Collateral, or (iii) declare all Obligations then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued and unpaid hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest, or any other notice of any kind (except notices expressly required by the terms of the Loan Documents), which (other than those expressly required by the Loan Documents) are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and, in any Event of Default relating to the Borrower described in clause (e) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued and unpaid hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest, or any other notice of any kind (except notices expressly required by the terms of the Loan Documents), which (other than those expressly required by the Loan Documents) are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, and the Administrative Agent shall, upon the request or with the consent of the Majority Lenders, at the same or different times, exercise, or direct the Collateral Agent to exercise, any and all rights available under the Security Documents or otherwise available to a secured creditor in respect of the Collateral.

                                  ARTICLE VIII

                 THE ADMINISTRATIVE AGENT AND THE LEAD ARRANGER

     SECTION 8.01. Appointment of the Administrative Agent and the Lead Arranger. (a) Each Lender hereby irrevocably designates and appoints each of the Administrative Agent and the Lead Arranger as the agent of such Lender under this Agreement and each other Loan Document, as appropriate, to take such actions, to perform such duties, and to exercise such powers as are expressly delegated to them by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent is hereby appointed by the Secured Parties as the agent of the Secured Parties for purposes of appointing the Collateral Agent to the capacity set forth in the Intercreditor Agreement and to take all other actions contemplated by the Intercreditor Agreement.

     (b) Neither the Administrative Agent nor the Lead Arranger shall have any duties or responsibilities except those expressly set forth in this Agreement or any other Loan Document, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise against the Administrative Agent or the Lead Arranger.

     (c) Neither the Administrative Agent nor the Lead Arranger or any officers, directors, employees, agents, attorneys-in-fact, or Affiliates of the Administrative


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


Agent or the Lead Arranger shall (i) be liable to any Lender or any other Person for any action taken or omitted to be taken by it or any of them under or in connection with any of the Loan Documents, except for its or their own gross negligence or willful misconduct, or (ii) be responsible in any manner to any Lender or any other Person for, and it is expressly understood and agreed that each of the Administrative Agent and the Lead Arranger makes no representation or warranty with respect to, any recital, statement, representation, or warranty contained in this Agreement, any other Loan Document, or any other document executed in connection herewith or therewith or in any certificate, report, statement, or other document referred to or provided for in or received by the Administrative Agent, the Lead Arranger, or any Lender hereunder or thereunder or in connection herewith or therewith, or the value, validity, priority, effectiveness, genuineness, enforceability, or sufficiency of this Agreement, any other Loan Document, or any other document executed in connection with any thereof or any of the Collateral, or (iii) be responsible in any manner to any Lender or any other Person for any failure of any other party to perform its obligations hereunder or under any other Loan Document or under any other agreement executed in connection therewith. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Operative Document, or to inspect the properties, books, or records of the Borrower, the Parent, or any other Material Contract Party. This Section 8.01(c) shall survive the payment of the Loans and all other Obligations payable to the Lenders hereunder.

     (d) Each of the Administrative Agent and the Lead Arranger shall be entitled to rely, and shall be fully protected in relying, upon any document or statement believed by it in good faith to be genuine and to have been furnished or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower or the Parent), independent accountants, and other experts selected by it. Each of the Administrative Agent and the Lead Arranger may execute any of its duties under the Loan Documents by or through agents or attorneys selected by them using reasonable care and neither the Administrative Agent nor the Lead Arranger shall be responsible to any Lender for the negligence or misconduct of any agent or attorney selected by it with reasonable care. Each of the Administrative Agent and the Lead Arranger shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take such action. Neither the Administrative Agent nor the Lead Arranger shall have any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of any Loan Document or to consent (or withhold its consent) to or approve (or not approve) of any action required to be consented to or approved by it, unless it shall be requested in writing to do so by the Majority Lenders. Each of the Administrative Agent and the Lead Arranger shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with an appropriate request of the appropriate Lenders under the terms of this Agreement or another Loan Document and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.


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


     (e) Each Lender expressly acknowledges that neither the Administrative Agent nor the Lead Arranger or any of their officers, directors, employees, agents, attorneys-in-fact, or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Lead Arranger hereafter taken, including any review of the affairs of the Borrower or the Parent, shall be deemed to constitute any representation or warranty by any of the Administrative Agent or the Lead Arranger to any Lender. Each Lender represents to each of the Administrative Agent and the Lead Arranger that it has, independently and without reliance upon the Administrative Agent, the Lead Arranger, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, and creditworthiness of the Borrower, the Parent, and the Material Contract Parties and made its own decision to extend credit hereunder and to enter into this Agreement and any other Loan Document to which it is a party. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Lead Arranger, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition, and creditworthiness of the Borrower, the Parent, the Material Contract Parties, and any other Person. Except for notices, reports, and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Lead Arranger hereunder or under any other Loan Document, neither the Administrative Agent nor the Lead Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or other), prospects, or creditworthiness of the Borrower, the Parent, the Material Contract Parties, or any other Person that may come into the possession of the Administrative Agent or the Lead Arranger or any of its officers, directors, employees, agents, attorneys-in-fact, or Affiliates. This Section 8.01(e) shall survive the payment of the Loans and all other Obligations payable to the Lenders hereunder.

     (f) Each Lender hereby severally agrees (i) to reimburse the Administrative Agent, the Collateral Agent, and the Lead Arranger, in their capacity as such, for any expenses incurred for the benefit (directly or indirectly) of the Lenders by the Administrative Agent, the Collateral Agent, and the Lead Arranger (including counsel fees) and (ii) to indemnify the Administrative Agent, the Collateral Agent, and the Lead Arranger, in their capacity as such, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees), or disbursements of any kind or nature whatsoever that may at any time (including at any time following the maturity of the Loans and the payment of all amounts due and payable hereunder) be imposed on, incurred by, or asserted against the Administrative Agent, the Collateral Agent, or the Lead Arranger in any way relating to or arising out of this Agreement, any other Loan Document, the Collateral, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent, the Collateral Agent, or the Lead Arranger under or in connection with any of the foregoing or with respect to the Collateral, in each case (x) within three (3)


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


Business Days of demand therefor, (y) to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so in accordance with the Loan Documents, and (z) ratably according to its share of the aggregate Commitments; provided, however, that the Lenders shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the Administrative Agent's, the Collateral Agent's, or the Lead Arranger's willful misconduct or gross negligence as determined by a court of competent jurisdiction by a final and nonappealable order. This Section 8.01(f) shall survive the payment of the Loans and all other Obligations payable to the Lenders hereunder.

     (g) Each of the Administrative Agent and the Lead Arranger may resign as Administrative Agent or Lead Arranger, respectively, upon thirty (30) days' notice to the Lenders. A copy or any such notice shall also be delivered to the Borrower for its information; provided, however, that any failure to deliver such copy of the notice to the Borrower for any reason shall in no way affect the application of this clause (g). If the Administrative Agent or the Lead Arranger shall resign as Administrative Agent or Lead Arranger, as applicable, under this Agreement and the other Loan Documents, then, subject to the last sentence of this clause, the Required Lenders shall appoint from among the Lenders a successor administrative agent or lead arranger, as the case may be, for the Lenders reasonably acceptable to the Borrower, whereupon such successor administrative agent or lead arranger shall succeed to the rights, powers, and duties of the Administrative Agent or the Lead Arranger, as applicable, and the term "Administrative Agent" or "Lead Arranger" shall mean such successor administrative agent or lead arranger, as the case may be, effective upon such appointment and approval, and the former Administrative Agent's or Lead Arranger's, as applicable, rights, powers, and duties as Administrative Agent or Lead Arranger shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Lead Arranger or any of the parties to this Agreement or any holders of the Loans. After any resigning Administrative Agent's or Lead Arranger's resignation as Administrative Agent or Lead Arranger, as applicable, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Lead Arranger under this Agreement and the other Loan Documents. Notwithstanding anything to the contrary contained herein, upon the indefeasible payment in full of all Loans and other Obligations of the Borrower to the Lenders, the Administrative Agent and the Lead Arranger shall automatically resign as Administrative Agent and Lead Arranger, respectively, under this Agreement and the other Loan Documents without any other or further action on the part of any Person.

     (h) Union Bank of California and each of its Affiliates may make loans to, accept deposits from, and generally engage in any kind of business with the Borrower and the Parent as though it were not the Administrative Agent, the Collateral Agent, or the Lead Arranger under this Agreement and the other Loan Documents. With respect to its respective Loans hereunder, each of the Lenders shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender.


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


                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.01. Notices. (a) All notices and other communications required or permitted to be given hereunder shall be in writing and shall be delivered to the intended recipient as provided below:

               (i) if to the Borrower, to it at:

               Southern Star Central Gas Pipeline, Inc.
               3800 Frederica Street
               Owensboro, KY  42304
               Attention: Beverly H. Griffith
               Attention: Susanne W. Harris
               Facsimile:  (270) 852-5010
               Telephone (for confirmation):  (270) 852-5000

               with a copy to:

               Southern Star Central Gas Pipeline, Inc.
               c/o AIG Highstar Capital, L.P.
               175 Water Street, 26th Floor
               New York, NY  10038
               Attention:  Michael Walsh
               Facsimile:  (212) 458-2222
               Telephone (for confirmation):  (212) 458-2995

               (ii) if to the Administrative Agent, the Collateral Agent, or the Lead Arranger, to it at:

               Union Bank of California, N.A.
               445 South Figueroa Street, Mail Code G15-220
               Los Angeles, CA  90071
               Attention:  Jonathan Bigelow
               Facsimile:  (213) 236-4096
               Telephone (for confirmation):  (213) 236-4246

               (iii) if to a Lender, to it at its address set forth in Schedule 2.01.

          (b) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent, or mailed (properly addressed) to such party as provided in this Section


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


9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

     SECTION 9.02. Survival of Agreement. All covenants, agreements, representations, and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes evidencing such Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect so long as (a) the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or (b) the Commitments have not been terminated.

     SECTION 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, the Administrative Agent, the Collateral Agent, the Lead Arranger, and the Lenders and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Collateral Agent, the Lead Arranger, and each Lender and their respective successors and permitted assigns.

     SECTION 9.04. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include, subject to the provisions of this Section 9.04, the successors and permitted assigns of such party, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all the Lenders, and all covenants, promises, and agreements by or on behalf of the Borrower, the Administrative Agent, the Collateral Agent, the Lead Arranger, and the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights, and obligations under this Agreement and the other Loan Documents (including all or a portion of any of its Commitments and the Loans at the time owing to it and any Note held by it); provided, however, that (i) except in the case of an assignment to a Lender or (so long as such assignment would not result in increased costs to the Borrower under Sections 2.12, 2.14, or 2.15) an Affiliate of a Lender, the Administrative Agent and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower must give their respective prior written consent to any such assignment (which consent shall not be unreasonably withheld), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an assignment and acceptance in form reasonably satisfactory to the Administrative Agent (an "Assignment and Acceptance") and a processing and recordation fee of three thousand Dollars ($3,000), together with the Note or Notes subject to such assignment, and (iii) the aggregate amount of the Commitments or Loans subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less


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


than five million Dollars ($5,000,000) or all of the Commitments or Loans of such assigning Lender, whichever is less. Subject to the requirements of the preceding sentence, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, shall be and have the rights and obligations of a Lender under this Agreement and the other Loan Documents, and Schedule 2.01 shall be deemed automatically to have been amended to incorporate such Lender, its Commitment or Commitments, and the other information required by Schedule 2.01 as set forth in such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement.

     (c) Within fifteen (15) Business Days after notice of the effective date of any Assignment and Acceptance hereunder of which the Administrative Agent shall notify the Borrower, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Commitment or Loan assumed by such assignee pursuant to such Assignment and Acceptance, and a new Note or Notes to the order of such assigning Lender in a principal amount equal to the applicable Commitment or Loan retained by it, if any.

     (d) Each Lender may without the consent of the Administrative Agent or the Borrower sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it and any Note held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.12, 2.14, and 2.15 to the same extent as if they were the Lenders (except that any such participant shall be entitled to claim any such amount only to the extent that the Lender from which such participant acquired its participation is entitled to, and such Lender makes such claim on its own behalf because it would have otherwise incurred the same costs), and (iv) the Borrower, the Administrative Agent, the Collateral Agent, the Lead Arranger, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower hereunder and to approve any amendment, modification, or waiver of any provision of this Agreement or any other Loan Document (other than amendments, modifications, or waivers decreasing any Fees or the amount of principal of or the rate at which interest is payable on the Loans or extending the Term Loan Maturity Date, the Working Capital Loan Maturity Date, or any Interest Payment Date or with respect to the release of Collateral, in each case only to the extent that the same affects payments to such participants).

     (e) Any Lender may, in connection with any assignment or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or proposed participant any information relating to the

Borrower, the Parent, any Material Contract Party, the Pipeline, or the transactions contemplated hereby furnished to such Lender by or on behalf of the Borrower or any such party; provided, however, that each such assignee or participant or proposed assignee or proposed participant shall execute an agreement whereby it shall agree to be bound by Section 9.15 prior to the receipt of such information by such assignee or participant.

     (f) The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The Administrative Agent shall maintain the Register and shall update Schedule 2.01 hereto as appropriate to reflect any changes made to the Register. The entries in the Register (and not Schedule 2.01) shall be conclusive in the absence of manifest error and the Borrower, the Administrative Agent, the Collateral Agent, the Lead Arranger, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

     (g) Any Lender may at any time assign all or any portion of its rights under this Agreement and any of its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

     (h) Any attempted assignment not made in accordance with this Section 9.04 shall be void.

     SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by each of the Administrative Agent and the Lead Arranger in connection with (i) the preparation, execution, negotiation, and delivery of this Agreement and the other Loan Documents, (ii) any amendments, modifications, or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated), (iii) the syndication of the Loans (as disclosed to the Borrower), and (iv) the administration of and performance of the obligations of the Administrative Agent, the Lead Arranger, or the Lenders under the Loan Documents or the enforcement or protection of the rights of the Administrative Agent, the Lead Arranger, or the Lenders to the extent provided in the Loan Documents or in connection with the Loans made or the Notes issued hereunder or the other transactions contemplated hereby, in each case including the reasonable and documented fees and disbursements of counsel and the reasonable and documented fees and disbursements of the Independent Engineer and the Insurance Consultant.

     (b) The Borrower agrees to indemnify each Lender, the Lead Arranger, the Administrative Agent, and each of their respective Affiliates and their respective directors, officers, employees, and agents and each other Person controlling any of the foregoing Persons within the meaning of either Section 15 of the Securities Act of 1933, as amended, or

Section 20 of the Securities Exchange Act of 1934, as amended (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, and other costs and expenses to which any Indemnitee may become subject that arise out of or relate to or result from (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder, or the transactions contemplated thereby, (ii) the Borrower's misuse of the proceeds of the Loans, (iii) any Environmental Laws (except for claims relating to conditions arising after, but not existing prior to the time that, any Indemnitee has taken possession of the Pipeline (or any part thereof to which such claim relates) or claims specifically arising from actions taken by any Indemnitee after it has taken possession of the Pipeline or any part thereof to which such claim relates), or (iv) any claim, litigation, investigation, or proceeding directly relating to any of the foregoing, whether or not such Indemnitee is a party thereto; provided, however, that the Borrower shall have no obligation under the foregoing indemnity to the extent that any such losses, claims, damages, liabilities, or other costs and expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or from the breach by such Indemnitee of the applicable Loan Documents giving rise to such losses, claims, damages, liabilities, or other costs and expenses. In addition to the foregoing, the Borrower shall reimburse each Indemnitee for all legal and other out-of-pocket expenses reasonably incurred in connection with investigating, defending, or participating in any action or other proceeding relating to any such losses, claims, damages, liabilities, or other costs and expenses (whether or not such Indemnitee is a party to any such action or proceeding), except to the extent such losses, claims, damages, liabilities, or other costs and expenses are determined to have resulted from such Indemnitee's gross negligence or willful misconduct or a breach by such Indemnitee of the applicable Loan Documents giving rise to such losses, claims, damages, liabilities, or other costs and expenses.

     (c) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Indemnitee. All amounts due under this Section 9.05 shall be payable within five (5) Business Days of written demand therefor.

     SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each of the Lenders is hereby authorized at any time and from time to time with prior written notice to the Borrower, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be contingent or unmatured.

The rights of each of the Lenders under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) that it may have.

     SECTION 9.07. Applicable Law and Jurisdiction.

     (a) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York.

          (b) New York Courts. (i) Each party hereto hereby expressly and irrevocably agrees and consents that any suit, action, or proceeding arising out of or relating to this Agreement or any other Loan Document to which it is a party and the transactions contemplated therein may be instituted by any party hereto in any state or federal court sitting in the County of New York, State of New York, United States and, by the execution and delivery of this Agreement, expressly and irrevocably waives any objection that it may have now or hereafter to the laying of the venue or to the jurisdiction of any such suit, action, or proceeding, and irrevocably submits generally and unconditionally to the non-exclusive jurisdiction of any such court in any such suit, action, or proceeding.

          (ii) In the case of the courts of the State of New York or of the United States sitting in the County of New York, the Borrower hereby irrevocably designates, appoints, and empowers CT Corporation System (the "Process Agent"), which has consented thereto, with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011, as agent to receive for and on behalf of the Borrower service of process in the State of New York. The Borrower further irrevocably agrees that such service of process may be made on the Process Agent by personal service on the Process Agent of a copy of the summons and complaint or other legal process in any such suit, action, or proceeding or by any other method of service provided for under Applicable Laws in effect in the State of New York, and the Process Agent is hereby authorized to accept such service for and on behalf of the Borrower and to admit service with respect thereto. A copy of any summons, complaint, or other legal process delivered to the Process Agent by the Administrative Agent shall also be delivered to the Borrower for its information; provided, however, that any failure to deliver such copy of any summons, complaint, or other legal process to the Borrower shall in no way affect the application of this Section 9.07.

          (iii) Upon service of process being made on the Process Agent as aforesaid, a copy of the summons and complaint or other legal process served shall be mailed by the Process Agent to the Borrower by Federal Express, standard air, two (2)-day service, at its address referred to in
     Section 9.01, or to such other address as the Borrower may notify the Process Agent in writing. Service upon the Process Agent as aforesaid shall be deemed to be personal service on the Borrower and shall be legal and binding upon the Borrower for all purposes, notwithstanding any failure of the Process Agent to mail a copy of such legal process to the Borrower, or any failure on the part of the Borrower to receive the same.

          (iv) The Borrower irrevocably agrees that it will at all times continuously maintain an agent to receive service of process in the County of New York on its behalf with respect to this Agreement or any other Loan Document to which it is a party. In the event that for any reason the Process Agent or any successor thereto shall no longer serve as agent for the Borrower to receive service of process in the County of New York, or shall have changed its address without notification thereof to the Administrative Agent, the Borrower will promptly but in no event later than five (5) Business Days after obtaining knowledge thereof, as applicable, notify the Administrative Agent of the Process Agent's new address or irrevocably designate and appoint a substitute agent acceptable to the Administrative Agent and advise the Administrative Agent thereof.

     (c) Other Jurisdictions. Nothing contained in this Section 9.07 shall affect the right to effect service of process in any manner provided for under applicable law or preclude any of the Secured Parties from bringing any suit, action, or proceeding arising out of or relating to the Loan Documents in the courts of any place where the Borrower or any of its property or assets may be found or located. To the extent permitted by the Applicable Laws of any such jurisdiction, the Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any such court and expressly and irrevocably waives, in respect of any such suit, action, or proceeding, the jurisdiction of any other court or courts that now or hereafter, by reason of its present or future domicile, or otherwise, may be available to it.

     SECTION 9.08. Waivers; Amendment. (a) No failure or delay of the Administrative Agent, the Collateral Agent, the Lead Arranger, or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by clause (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances except as expressly provided in the Loan Documents.

     (b) Neither this Agreement or any Loan Document nor any provision hereof or thereof may be waived, amended, or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Lead Arranger, the Collateral Agent, the UBOC Accounts Agent, and/or the Accounts Agent, as appropriate with respect to the particular agreement and in each case with the consent of the Majority Lenders, the Borrower, and any other party to such Loan Document, as applicable; provided, however, that no such agreement shall (i) change the principal amount of, or extend or advance the


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


maturity of or any Interest Payment Date with respect to any Loan, or waive or excuse any such payment or any part thereof, or change the rate of interest on any Loan, without the prior written consent of each holder of a Note affected thereby, (ii) change any Commitment of or any Fees or other amounts payable to any Lender, or subject any Lender to additional lending obligations, without the prior written consent of such Lender, (iii) amend or modify any provision hereof expressly requiring the consent of all of the Lenders, without the written consent of all of the Lenders, (iv) amend or modify the provisions of Section 2.16, the provisions of this Section 9.08, or the definition of "Required Lenders" or "Majority Lenders," in each case within this clause (iv), without the prior written consent of each Lender, or (v) amend or modify any provision hereof relating to the release of any of the Collateral, or release any material portion of the Collateral, without the prior written consent of all of the Lenders; provided, further, that no such agreement shall amend, modify, or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Lead Arranger, or the Lenders hereunder or under the other Loan Documents without the prior written consent of the Administrative Agent, the Collateral Agent, the Lead Arranger, or the Lenders, as applicable. Each Lender and each holder of a Note shall be bound by any modification or amendment authorized by this Section 9.08 regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section 9.08 shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

     SECTION 9.09. Entire Agreement. This Agreement and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto or thereto any rights, remedies, obligations, or liabilities under or by reason of this Agreement or the other Loan Documents.

     SECTION 9.10. Cumulative Remedies. The rights and remedies of the Administrative Agent, the Collateral Agent, the Lead Arranger, and the Lenders hereunder and under the other Loan Documents will be cumulative, may be exercised simply or concurrently, and will not be exclusive of any rights or remedies provided by Applicable Law.

     SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY MATTER DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS

AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

     SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal, or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal, or unenforceable provisions.

     SECTION 9.13. Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

     SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement, and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 9.15. Confidentiality. The Administrative Agent, the Lead Arranger, and the Lenders agree that they will not disclose to any other Person any information furnished to them by or on behalf of the Borrower or the Parent except to the extent such information (a) is required to be disclosed by any Applicable Law, including, without limitation, any relevant banking statute or regulation, or any legal process, order, or request by any Governmental Authority (in each such case, the Borrower shall be given concurrent notice of such disclosure), (b) is disclosed to their officers, directors, employees, and agents who have a need to review such information in accordance with customary borrowing or lending practices, as applicable, (c) is or becomes generally available to the public other than as a result of a disclosure prohibited hereby, (d) is or becomes available to such disclosing Person on a non-confidential basis from a source not known by such disclosing Person to be bound by this or another confidentiality agreement with the Borrower or the Parent, (e) is permitted to be disclosed under and in accordance with Sections 9.04(e), or (f) is disclosed to their consultants under a similar confidentiality requirement. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which any of the Lenders or the Borrower is a party or by which any of the Lenders or the Borrower is bound, each of the Lenders and the Borrower acknowledges and agrees that any obligations of confidentiality contained herein and therein shall not apply to the tax treatment and tax structure of the transactions contemplated by this Agreement and the other Loan Documents upon the earlier to occur of (i) the date of the public announcement of discussions relating to the transactions contemplated by this Agreement and the other Loan Documents, (ii) the date of the public announcement of the transactions contemplated by this Agreement and the other Loan Documents, or (iii) the date of the execution of this Agreement, all within the meaning of Treasury Regulations Section 1.6011-4; provided, however, that each of the Lender and the Borrower recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transactions contemplated by the Loan Documents, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Code, is not intended to be affected by the foregoing.

           [The remainder of this page was left blank intentionally.]

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the date and year first above written.

                                       SOUTHERN STAR CENTRAL GAS PIPELINE, INC., as Borrower



                                       By
                                          --------------------------------------
                                          Name:
                                          Title:



                                       UNION BANK OF CALIFORNIA, N.A.,
                                       as Lead Arranger



                                       By
                                          --------------------------------------
                                          Name:
                                          Title:



                                       UNION BANK OF CALIFORNIA, N.A.,
                                       as Administrative Agent



                                       By
                                          --------------------------------------
                                          Name:
                                          Title:



                                       UNION BANK OF CALIFORNIA, N.A.,
                                       as Lender



                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

                                       UNION BANK OF CALIFORNIA, N.A.,
                                       as Collateral Agent



                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

                                   SCHEDULE X



     "Accounts" shall have the meaning set forth in Account Control Agreement.

     "Accounts Agent" shall mean Bank One, N.A., a national banking association, in its capacity as accounts agent for the Collateral Agent under the Account Control Agreement, and any successor accounts agent pursuant thereto.

     "Account Control Agreement" shall mean the Account Control Agreement, dated as of the date hereof, among the Borrower, the Collateral Agent, and the Accounts Agent.

     "Account Collateral" shall have the meaning set forth in the Security Agreement.

     "Account Trigger Event" shall mean the occurrence of (a) an Account Trigger Event Default, (b) an Event of Default, or (c) a Fixed Charge Coverage Ratio Failure. Any Account Trigger Event that has occurred shall be deemed to be "continuing" until (but excluding the day on which) a subsequent Account Trigger Event Release has occurred with respect thereto.

     "Account Trigger Event Default" shall mean any failure or default in the performance or observance of any covenant or agreement set forth in any of the following sections of this Agreement that, with notice or lapse of time or both, would constitute an Event of Default under Section 7.01(a) or Section 7.01(d), as applicable: Section 2.10(d) (Optional and Mandatory Prepayment); Section 5.04(b)(i) (Notices and Information); Section 5.06 (Governmental Approvals);
Section 5.08 (Taxes); Section 5.11 (Security); Section 5.18 (Taking); Section
5.19 (Borrower's Bank Accounts); Section 5.21 (Pari Passu Status); Section 6.05 (ERISA); Section 6.09 (Investments, Loans, and Advances); Section 6.10 (No Liens); and Section 6.11 (Disposition of Assets).

     "Account Trigger Event Release" shall mean that each Lender has waived or the Borrower has cured each currently existing Account Trigger Event Default, Event of Default, and Fixed Charge Coverage Ratio Failure, as applicable, in accordance with the terms of this Agreement.

     "Acknowledgements" shall mean those documents between the Borrower and a Material Contract Party that are to be delivered after the Financial Closing Date in accordance with the terms of this Agreement pursuant to which a Material Contract Party, if executed and delivered by it, acknowledges the appointment of the Collateral Agent as irrevocable agent of the Borrower with respect to directing all future payments required to be made by such Material Contract Party under a Material Project Document and agrees to cause all such payments to be made only into an Account, which documents shall be substantially in the form of Exhibit B to the Agency Agreement.

     "Additional Contract" shall mean any contract, lease, instrument, or agreement entered into by the Borrower after the Financial Closing Date that constitutes a "Material Project Document" pursuant to the definition of that term in this Agreement, including, but not limited to, any such contract, lease, instrument, or agreement that the Borrower enters into to replace a Material Project Document or that results from a capacity release under a Gas Service Agreement pursuant to the terms of the FERC Gas Tariff.

     "Adjusted LIBOR Rate" shall mean, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to (a) LIBOR in effect for such Interest Period divided by (b) one (1) minus the Reserve Percentage.

     "Administrative Agent" shall mean Union Bank of California, in its capacity as administrative agent for the Lenders under the Loan Documents, and any successor agent pursuant to Section 8.01.

     "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified and, when used with respect to the Borrower, shall also mean the Parent and each Person who is an Affiliate of the Parent. In no event shall the Administrative Agent, the Lead Arranger, the UBOC Accounts Agent, or the Collateral Agent be considered to be an Affiliate of any Person solely because any Loan Document contemplates that any of them may request or act at the instruction of any such Person or such Person's Affiliate.

     "Agency Agreement" shall mean the Agency Agreement, dated as of the date hereof, between the Borrower and the Collateral Agent.

     "Aggregate Term Loan Commitment" shall mean fifty million Dollars ($50,000,000.00), as such amount may be reduced from time to time pursuant to the terms of this Agreement.

     "Aggregate Working Capital Loan Commitment" shall mean ten million Dollars ($10,000,000.00), as such amount may be reduced from time to time pursuant to this Agreement.

     "Agreement" shall have the meaning specified in the first paragraph of this Agreement.

     "Amortization Event" shall mean the occurrence of any of the following events: (a) one or more Material Contract Parties representing in the aggregate annualized revenues equal to or greater than five percent (5%) of the Borrower's aggregate annualized revenues over the immediately preceding twelve (12) month calendar year from time to time (i) files a petition seeking to take advantage of any laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts,

(ii) consents to or fails to contest in a timely manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws,
(iii) applies for, consents to, or fails to contest in a timely manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator, or the like of itself or of a substantial part of its assets, (iv) admits in writing its inability to pay, or generally is not paying, its debts (other than those that are the subject of bona fide disputes) as they become due, (v) makes a general assignment for the benefit of creditors, or (vi) takes any corporate, partnership, or member action for the purpose of effecting any of the foregoing; or (b) a case or other proceeding is commenced against such Person or Persons seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts or (ii) the appointment of a trustee, receiver, custodian, liquidator, or the like of any such Person or Persons or of all or any substantial part of its or their assets, and any such case, filing, action, or proceeding in any of the foregoing circumstances continues undismissed or unstayed for a period of ninety (90) days; provided, however, that such Amortization Event shall be deemed to have ceased if the Borrower replaces the Material Project Documents to which such Material Contract Party was a party with one or more Replacement Gas Service Agreements and delivers or causes to be delivered all Ancillary Documents reasonably requested by the Administrative Agent with respect to such Replacement Gas Service Agreements.

     "Ancillary Documents" shall mean, with respect to each Additional Contract,
(a) each document (which may consist of an amendment to a Security Document) necessary or desirable to grant to the Collateral Agent for the benefit of the Secured Parties a valid and perfected first priority Lien (subject to Permitted Encumbrances) on such Additional Contract and all property interests received by the Borrower in connection therewith, (b) all recorded financing statements and other filings required to perfect such Liens, but excluding any mortgage, deed of trust or other instrument purporting to grant a security interest in real Property, (c) opinions of counsel for the Borrower in connection with any Additional Contract that constitutes a Significant Material Project Document,
(d) an Acknowledgement with respect to such Additional Contract in the form attached as Exhibit B to the Agency Agreement, and (e) evidence of the Borrower's authorization for such Additional Contract, all in form and substance reasonably satisfactory to the Administrative Agent.

     "Applicable Law" shall mean, with respect to any Person, any constitution, statute, law, rule, regulation, ordinance, judgment, order, decree, clearance, concession, Governmental Approval, or any published directive, guideline, decision, policy, requirement, or any other restriction by any Governmental Authority that has the force of law, or any determination by, or interpretation of any of the foregoing by, any Governmental Authority, whether in effect as of the date of this Agreement or thereafter and in each case as amended, in each case applicable to and binding upon such Person.

     "Assignment and Acceptance" shall have the meaning specified in Section 9.04(b).

     "Bankruptcy Code" shall mean Title 2 of United States Code entitled "Bankruptcy" or any successor statute, and all rules promulgated thereunder.

     "Base Case Projections" shall mean the projections delivered by the Borrower and approved by the Administrative Agent on or prior to the Financial Closing Date and attached hereto as Exhibit C.

     "Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the nearest one one-hundredth of one percent (0.01%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the sum of (i) the Federal Funds Effective Rate in effect for such day plus (ii) five-eighths of one percent (0.625%). If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist.

     "Base Rate Borrowing" shall mean a Borrowing consisting of Base Rate Loans.

     "Base Rate Loan" shall mean any Loan bearing interest at a rate determined by reference to the Base Rate in accordance with the provisions of Article II.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

     "Borrower" shall have the meaning specified in the first paragraph of this Agreement.

     "Borrowing" shall mean each disbursement of a Loan or Loans made by the Lenders on any single date.

     "Borrowing Notice" shall mean each notice of Borrowing substantially in the form of Exhibit B delivered in accordance with Section 2.03.

     "Burdensome Conditions" shall mean any conditions in any Governmental Approval that are not capable of being satisfied on or prior to the time required or that would limit or otherwise restrict the Pipeline's ability to perform in a manner at least as favorable (as determined by the Administrative Agent upon consultation with the Independent Engineer) as the assumptions set forth in the Base Case Projections.

     "Business Day" shall mean any day of the year other than a Saturday, Sunday, or other day on which banks are required or authorized to close in the State of New York or Los Angeles, California; provided, however, that, when used with respect to all notices and determinations in connection with, and payments of principal and interest on, a LIBOR Loan, the term "Business Day" shall exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.

     "Capital Expenditures" shall mean, for any period, all capital expenditures made or liabilities incurred by the Borrower that are or would be set forth as additions to property, plant, and equipment in a statement of cash flow of the Borrower for such period prepared in accordance with the reporting requirements of the FERC.

     "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, that is required to be classified as a capital lease on a balance sheet of such Person under GAAP or the reporting requirements of the FERC, as applicable.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. 'SS' 9601 et seq., and the regulations promulgated pursuant thereto, all as amended from time to time.

     "Clean Air Act" shall mean the Federal Clean Air Act, 42 U.S.C. 'SS''SS' 7401-7671q, and the regulations promulgated pursuant thereto, all as amended from time to time.

     "Clean Water Acts" shall mean the Federal Water Pollution Control Act, 33 U.S.C.'SS''SS' 1251-1387, and the Safe Drinking Water Act, 42 U.S.C.'SS''SS' 300f-300j-26, and the regulations promulgated pursuant thereto, all as amended from time to time.

     "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

     "Collateral" shall mean, collectively, (a) the "Collateral" as defined in the Security Agreement and (b) the Account Collateral.

     "Collateral Agent" shall mean Union Bank of California, in its capacity as collateral agent for the Secured Parties and the Trustee under the Security Documents, and any successor collateral agent pursuant to the Intercreditor Agreement.

     "Commitment Fee" shall have the meaning specified in Section 2.05(a).

     "Commitment Percentage" shall mean, as to any Lender at any time, such Lender's Term Loan Commitment Percentage at such time or such Lender's Working Capital Loan Commitment Percentage at such time, as the context may require.

     "Commitments" shall mean, with respect to each Lender at any time, as applicable, such Lender's Term Loan Commitment and Working Capital Loan Commitment at such time.

     "Concentration Account" shall have the meaning set forth in the Account Control Agreement.

     "Condemnation Proceeds" shall have the meaning set forth in Section 5.18.

     "Consolidated Debt to Total Capitalization Ratio" shall mean, at any time, the ratio of (a) the aggregate amount of the Borrower's and the Parent's outstanding Indebtedness at such time to (b) the sum of (i) the aggregate amount of the Borrower's and the Parent's outstanding Indebtedness and (ii) the aggregate amount of the Borrower's and the Parent's common and preferred equity capital, each at such time.

     "Control" shall mean the possession, directly or indirectly, of the power to (i) vote ten percent (10%) or more of the voting securities having ordinary voting power for the election of directors or other members of the governing body of such other Person or (ii) direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, general partnership interests, or member interests, by contract, or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

     "Conversion or Continuation Notice" shall mean each notice of conversion or continuation, substantially in the form of Exhibit F, delivered in accordance with Section 2.11.

     "Current Fixed Charge Coverage Ratio" shall mean both the annualized historical Fixed Charge Coverage Ratio for the six (6)-month period immediately prior to the date of determination and the projected Fixed Charge Coverage Ratio for the twelve (12)-month period immediately after such date of determination.

     "Debt Service" shall mean, for any designated period, the aggregate amount of interest, scheduled principal repayments (whether or not paid), fees, and any other amounts due and payable by the Borrower during such period under this Agreement and the other Loan Documents and all amounts required to be paid by the Borrower during such period pursuant to all Interest Rate Protection Agreements then in effect permitted by this Agreement and the other Loan Documents.

     "Debt to Total Capitalization Ratio" shall mean, at any time, the ratio of
(a) the aggregate amount of the Borrower's outstanding Indebtedness at such time to (b) the sum of the aggregate amount of the Borrower's outstanding Indebtedness and the aggregate amount of the Borrower's equity capital, each at such time.

     "Default" shall mean any act, condition, or event that constitutes an Event of Default or that with notice or lapse of time or both would constitute an Event of Default.

     "Dollars" or "$" shall mean lawful money of the United States.

     "Environmental Claim" shall mean, with respect to any Environmental Party, any notice, claim, administrative, regulatory, or judicial action, suit, judgment, demand, or other communication (whether written or oral) with respect to or arising in connection with the Pipeline, by any other Person alleging or asserting such Environmental Party's liability under any Environmental Law, including, but not limited to, for investigatory costs, costs of response, removal, remediation or cleanup, governmental response costs, attorneys' fees, damages to the environment, natural resources, or other property of such Environmental Party, personal injuries, fines, or penalties arising out of, based on, or resulting from (a) the presence, Use, or Release into the environment of any Hazardous Substances, whether or not owned by such Environmental Party, or (b) any fact, circumstance, condition, or occurrence forming the basis of any violation or alleged violation of any Environmental Laws applicable to the Pipeline. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental Authority against any Environmental Party for enforcement, cleanup, removal, response, remedial, or other actions or damages pursuant to any applicable Environmental Laws, and any claim by any third Person seeking damages, contribution, indemnification, cost recovery, compensation, or injunctive relief from any Environmental Party resulting from the presence of Hazardous Substances or arising from alleged injury or threat of injury to human health, safety, natural resources, or the environment.

     "Environmental Laws" shall mean any and all Applicable Laws applicable to the Pipeline or any Environmental Party relating to human health, safety, natural resources, or the environment or the generation, use, treatment, transport, handling, storage, disposal, or release of any materials into the environment, including, but not limited to, CERCLA, RCRA, the Clean Air Act, the Clean Water Acts, the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801 et seq.), and the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), and the regulations promulgated pursuant to any of the foregoing and similar state and local statutes, all as may be amended from time to time.

     "Environmental Party" shall mean (a) the Borrower and (b) the Parent with respect to its interest in the Pipeline.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated pursuant thereto.

     "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and that is treated as a single employer under Section 414 of the Code or Section 4001(b) of ERISA.

     "Event of Abandonment" shall mean (a) the cessation or abandonment for more than thirty (30) consecutive days of the commercial operation of the Pipeline or
(b) any public announcement by or on behalf of the Borrower or the Parent of any decision to take any of the foregoing actions.

     "Event of Damage" shall mean any event of damage, destruction, or casualty (other than an Event of Taking) relating to all or any part of the Pipeline Assets.

     "Event of Default" shall have the meaning specified in Section 7.01.

     "Event of Taking" shall mean the occurrence of any of the following events carried out by any Governmental Authority: (a) any condemnation, nationalization, seizure, compulsory acquisition, or expropriation of all or any substantial portion of the Pipeline Assets, the business operations of the Borrower, or the Borrower's share capital, (b) any intervention, assumption of custody, or control of all or any substantial portion of the Pipeline Assets or the business operations of the Borrower, (c) any action for the dissolution or disestablishment of the Borrower, or (d) any action that prevents the Borrower from Operation of the Pipeline, its business operations, or any substantial portion thereof.

     "Event of Total Loss" shall mean the occurrence of an Event of Damage affecting all or substantially all of the Pipeline Assets.

     "Event of Total Taking" shall mean the occurrence of an Event of Taking affecting all or substantially all of the Pipeline Assets.

     "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate per annum (rounded upwards, if necessary, to the nearest one one-hundredth of one percent (0.01%) equal to, for each day during such period, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by it.

     "Fee Letter" shall mean the letter agreement dated as of the date hereof between the Lead Arranger and the Borrower.

     "Fees" shall mean, collectively, the fees referred to in Section 2.05 and in the Fee Letter.

     "FERC" shall mean the Federal Energy Regulatory Commission or its successor agency.

     "FERC Gas Tariff" shall mean the FERC Gas Tariff, Original Volume No. 1, of Southern Star Central Gas Pipeline, Inc. Filed With Federal Energy Regulatory Commission, as it may be amended or modified from time to time or any successor thereto.

     "Financial Closing Date" shall mean the date on which all the conditions precedent in Section 3.01 have been satisfied or waived in accordance therewith and Term Loans in the amount of the Aggregate Term Loan Commitment shall have been disbursed to the Borrower.

     "Financial Officer" of any Person shall mean the chief financial officer, principal accounting officer, treasurer, controller, or similar accounting or financial principal of such Person.

     "Fixed Charge Coverage Ratio" shall mean, for any period of determination, the ratio of (a) the positive difference, if any, of (i) Net Operating Cash Flow during such period minus (ii) Capital Expenditures during such period to (b) the sum of (i) payments of premium, if any, and interest scheduled or required to be paid by the Borrower during such period with respect to all its obligations for borrowed money, including, without limitation, all such obligations with respect to the Loans and all rental payments with respect to any Capital Lease Obligations and synthetic lease obligations of the Borrower plus (ii) repayments of principal scheduled or required to be repaid by the Borrower during such period with respect to all Indebtedness of the Borrower (other than (x) with respect to Subordinated Indebtedness and (y) the principal amount of the Term Loans (i) then scheduled to be repaid on the Term Loan Maturity Date and (ii) then due and payable pursuant to Section 2.09(a) in connection with an Amortization Event), if any.

     "Fixed Charge Coverage Ratio Failure" shall mean that, as of any date of determination, the annualized historical Fixed Charge Coverage Ratio for the six
(6)-month period immediately prior to such date or the projected Fixed Charge Coverage Ratio for the twelve (12)-month period immediately after such date shall, in either case, be less than 1.85 to 1.0.

     "GAAP" shall mean generally accepted accounting principles in the United States, applied on a consistent basis.

     "Gas Service Agreement" shall mean each Material Project Document pursuant to which the Borrower provides gas sales, gas storage, and/or gas transportation services to another Person.

     "Governmental Approval" shall mean any currently required authorization, approval, consent, waiver, exception, license, filing, registration, ruling, permit, tariff, certification, exemption, franchise, concession, and other action or requirement by or with any Governmental Authority the failure to obtain or comply with which could reasonably result in (a) the commencement of a judicial or administrative proceeding seeking to terminate or suspend Operation of any portion of the Pipeline, (b) additional restrictions, obligations, or liabilities affecting the Borrower's Operations, or the revenues from such Operations, that could reasonably interfere with the ability of the Pipeline to operate in a manner at least as favorable as the assumptions set forth in the Base Case Projections, or (c) the commencement of any judicial or administrative proceeding seeking to impose penalties against the Borrower in excess of five million Dollars ($5,000,000) individually or ten million Dollars ($10,000,000) in the aggregate for violation of Applicable Laws.

     "Governmental Authority" shall mean any federal, state, regional, local, or foreign governmental department, commission, board, bureau, authority, agency, court, instrumentality, or legislative, administrative, executive, judicial, or regulatory body or entity, or any governmental or other arbitral body or entity having authority to issue binding awards.

     "Guarantee" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, whether or not contingent, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities, or services for the purpose of assuring the obligee of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital, or other financial condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (d) otherwise to assure or hold harmless the owner of the primary obligation that is guaranteed by such Person against loss in respect thereof; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

     "Hazardous Substances" shall mean any hazardous substances, pollutants, contaminants, wastes, or materials (including, without limitation, petroleum, including crude oil or any fraction thereof, petroleum wastes, radioactive material, hazardous wastes, toxic substances, asbestos, or any materials containing asbestos) designated, regulated, or defined under or with respect to which any requirement or liability may be imposed pursuant to any Environmental Law.

     "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes, or similar instruments,
(c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person,
(d) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (e) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guarantees by such Person of indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person in respect of Interest Rate Protection Agreements, other interest rate swaps, collars or caps, and other interest rate protection arrangements, foreign currency exchange agreements, commodity exchange, commodity future, commodity forward, or commodity option agreements, or other interest or exchange rate or commodity hedging arrangements, and (i) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances.

     "Indemnitee" shall have the meaning specified in Section
9.05(b).

     "Indenture" shall mean the Indenture, dated as of November 8, 1999, by and between the Borrower (as successor in interest to Williams Gas Pipelines Central, Inc.), as issuer, and the Trustee.

     "Independent Engineer" shall mean International Gas Consulting, Inc. or any successor consultant appointed by the Administrative Agent upon prior notice and reasonably acceptable to the Borrower.

     "Insolvent" shall have the meaning given such term in Title IV of ERISA.

     "Insurance/Condemnation Proceeds Account" shall have the meaning set forth in the UBOC Account Control Agreement.

     "Insurance Consultant" shall mean Marsh USA Inc., a Delaware corporation, or any successor consultant appointed by the Administrative Agent upon prior notice and reasonably acceptable to the Borrower.

     "Insurance Proceeds" shall have the meaning set forth in Section 5.17.

     "Intercreditor Agreement" shall mean the Collateral Agency and Intercreditor Agreement, dated as of the date hereof, among the Borrower, the Trustee, the Administrative Agent, and the Collateral Agent.

     "Interest Payment Date" shall mean, with respect to any Loan, without duplication, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and each Quarterly Date.

     "Interest Period" shall mean (a) as to any LIBOR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the day that is one (1), two (2), three (3), or six (6) months thereafter as the Borrower may elect in a Borrowing Notice or in a Conversion or Continuation Notice (provided, however, that the Interest Period may be shorter than one month in order to consolidate two (2) or more LIBOR Borrowings), (ii) the Term Loan Maturity Date or the Working Capital Loan Maturity Date, as applicable, and (iii) the date such Borrowing is repaid or prepaid in accordance with Section 2.09 or Section 2.10 or is converted to a Borrowing of a different Type in accordance with Section 2.11, and (b) as to any Base Rate Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding Quarterly Date, (ii) the Term Loan Maturity Date or the Working Capital Loan Maturity Date, as applicable, and (iii) the date such Borrowing is repaid or prepaid in accordance with Section 2.09 or Section 2.10 or is converted to a Borrowing of a different Type in accordance with Section 2.11; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

     "Interest Rate Protection Agreement" shall mean any Master Agreement, including all schedules thereto and the confirmation letters executed pursuant thereto.

     "Investment Grade Credit Rating" shall mean a long-term credit rating from both Moody's and Standard & Poor's of "Baa" or better and "BBB" or better, respectively, or such other credit rating expressly set forth in the FERC Gas Tariff that the Borrower applies to determine the creditworthiness of any Shipper.

     "Lead Arranger" shall mean Union Bank of California, in its capacity as the lead arranger of the Term Loans and the Working Capital Loans.

     "Lenders" shall have the meaning specified in the first paragraph of this Agreement.

     "LIBOR" shall mean, with respect to any Interest Period, the rate per annum equal to the rate that appears on Reuters Page LIBOR 01 (or on any successor or any substitute page of such service, or any successor to or substitute for such service providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11 A.M. (London, England time) two (2) Business Days before the first day of such Interest Period as the rate for Dollar deposits with a maturity comparable to such Interest Period; provided, however, that if such rate is not available at such time for any reason, LIBOR shall be the rate per annum equal to the average rate per annum (rounded upward to the nearest whole multiple of one one-hundredth of one percent (0.01%) if such average is not such a multiple) at which deposits in Dollars are offered to the Administrative Agent in the London interbank market as at approximately 11 A.M. (London, England time) two (2) Business Days before the first day of such Interest Period.

     "LIBOR Borrowing" shall mean a Borrowing consisting solely of LIBOR Loans.

     "LIBOR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate in accordance with the provisions of
Article II.

     "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, hypothecation, lien, pledge, encumbrance, charge, or security interest in or on such asset, whether arising by contract or by operation of law, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease, or title retention agreement relating to such asset, (c) in the case of securities, any purchase option, call, or similar right of a third Person with respect to such securities, and (d) the filing of any financing statement or similar instrument under and as property permitted in accordance with the UCC and Applicable Law.

     "Loan Documents" shall mean this Agreement, the Notes, the Security Documents, the Fee Letter, the Interest Rate Protection Agreements, and any other agreements, filings, or instruments evidencing or securing the Loans or the Collateral.

     "Loans" shall mean the Term Loans and the Working Capital Loans.

     "Lone Jack Compressor Station" shall mean the compressor station known as "Lone Jack" located in Jackson County, Missouri, together with all real property, equipment, valueworks, centrifugal pumping apparatus, and all other machinery located at such facility.

     "Majority Lenders" shall mean Lenders whose combined outstanding Term Loans and Working Capital Loan Commitments then exceed in the aggregate fifty percent (50%) of the sum of the aggregate outstanding Term Loans and the Aggregate Working Capital Loan Commitment.

     "Margin Stock" shall mean "margin stock" within the meaning of Regulation U and Regulation X.

     "Master Agreement" shall mean any master agreement or interest rate exchange agreement, substantially in forms published by the International Swaps and Derivatives Association, Inc., entered into by and between the Borrower and the Administrative Agent pursuant to Section 5.15.

     "Material Adverse Effect" shall mean, in light of all circumstances prevailing at the time of determination, (a) a material adverse effect on the business, operations, assets, or financial condition of the Borrower, including effects attributable to any regulatory rulings or Governmental Approvals applicable to the Borrower or any of its assets, (b) the illegality, invalidity, or unenforceability of, or the inability of the Borrower to perform its obligations under, any Loan Document or Significant Material Project Document, or (c) the illegality, invalidity, or unenforceability of (i) the Liens in favor of the Collateral Agent and the Trustee on any material portion of the Collateral or (ii) the rights and remedies of the Administrative Agent, the Lead Arranger, the Collateral Agent, or the Lenders under the Loan Documents.

     "Material Contract Party" shall mean each party (other than the Borrower) to a Material Project Document, including, without limitation, each Shipper party to a Material Project Document, in each case so long as any Material Project Document to which such Person is a party shall remain in full force and effect or such Person shall have any rights or obligations under or in connection with such Material Project Document.

     "Material Project Documents" shall mean all Gas Service Agreements, including Additional Contracts, between the Borrower and third Persons that (a) individually represents annualized revenues equal to or greater than two percent (2%) of the Borrower's aggregate annualized revenues and (b) represent, in the aggregate, annualized revenues of at least eighty-five percent (85%) of the Borrower's total annualized revenues; provided, however, that (i) "Material Project Documents" shall in any event include the Significant

Material Project Documents, (ii) the Borrower may designate from time to time by written notice to the Administrative Agent in accordance with this definition the contracts constituting Material Project Documents, and (iii) on the date hereof, the Material Project Documents are those listed on Schedule 4.10.

     "Minor Loss" shall mean any Event of Damage the Restoration of which is reasonably estimated by the Borrower to cost, or any Event of Taking the value of which is reasonably estimated by the Borrower to be, (a) prior to an Account Trigger Event (or if an Account Trigger Event has occurred, an Account Trigger Event Release with respect thereto also has occurred), less than three million Dollars ($3,000,000) individually and, together with the cost or value, as applicable, of all prior Events of Damage and Events of Taking, less than ten million Dollars ($10,000,000) in the aggregate, and (b) contemporaneously with or after an Account Trigger Event and prior to an Account Trigger Event Release with respect thereto, less than five hundred thousand Dollars ($500,000).

     "Monthly Operating Report" shall mean the monthly operating report of the Pipeline, substantially in the form of Exhibit D, delivered by the Borrower to the Administrative Agent from time to time pursuant to the terms of Section 5.04(d) of this Agreement.

     "Moody's" shall mean Moody's Investors Service, Inc. or any successor thereof.

     "Multiemployer Plan" shall have the meaning given such term in Section 3(37)(a) or 4001(a)(3) of ERISA.

     "Multiple Employer Plan" shall have the meaning given such term in Section 413(c) of the Code.

     "Net Operating Cash Flow" shall mean, for any designated period, the difference between (a) Project Revenues (other than proceeds from the termination of any Interest Rate Protection Agreement) during such period and
(b) Operating Expenses during such period.

     "Notes" shall mean the Term Loan Notes and the Working Capital Loan Notes.

     "Obligations" shall mean all obligations and liabilities of the Borrower in respect of (a) the principal of and interest on all Loans, (b) all amounts payable to the Administrative Agent under any Interest Rate Protection Agreement, (c) the Fees, (e) all other amounts due and to become due to the Administrative Agent, the Lead Arranger, the Collateral Agent, the UBOC Accounts Agent, or any Lender pursuant to this Agreement or any Loan Document, including, without limitation, the expenses and indemnities and interest that would accrue on any of the foregoing but for the commencement of a case by or against the Borrower under the Bankruptcy Code, and (f) the performance and observance of all of the covenants and agreements made by the Borrower for the benefit of the Secured Parties under and in connection with this Agreement or any Loan Document.

     "Operating Budget" shall mean the annual operating budget of the Pipeline, substantially in the form of Exhibit E, delivered by the Borrower to the Administrative Agent on or prior to the Financial Closing Date and from time to time thereafter pursuant to the terms of Section 5.20 of this Agreement.

     "Operating Expenses" shall mean, for any designated period, all operating expenses paid by the Borrower during such period, including, but not limited to, amounts paid pursuant to management agreements, insurance costs, operating and maintenance costs (including overhaul costs), property taxes and sales taxes, general and administrative costs, professional fees, consulting costs, and utility standby service expenses; provided, however, that Operating Expenses shall not include any (i) taxes based on or measured by the net income of the Borrower or the Parent (or its Affiliates), (ii) payments on or in respect of any Indebtedness, (iii) depreciation, amortization, or any other non-cash expenses, or (iv) payments of management fees to the Parent or its Affiliates.

     "Operation" shall mean, with respect to the Pipeline, the development, acquisition, ownership, financing, leasing, occupation, construction, equipping, testing, repair, operation, maintenance, and use of the Pipeline, including, without limitation, to provide gas transportation or gas storage services and all operations, business, and services incidental thereto as provided in connection therewith, in a manner at least as favorable (in the reasonable determination of the Administrative Agent) as the assumptions set forth in the Base Case Projections.

     "Operative Documents" shall mean, collectively, the Material Project Documents and the Loan Documents.

     "Parent" shall mean Southern Star Central Corp., a Delaware corporation, and its successors and permitted assigns.

     "Parent Indenture" shall mean the Indenture, dated August 8, 2003, between the Borrower, as Issuer thereunder, and Deutsche Bank Trust Company Americas, as Trustee thereunder.

     "Parent Side Letter" shall mean the letter agreement, dated as of the date hereof, between the Borrower and the Parent.

     "Part A Approvals" shall have the meaning set forth in Section 4.21(a).

     "Part B Approvals" shall have the meaning set forth in Section 4.21(b).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Permitted Encumbrances" shall mean:

     (a) Liens created or otherwise permitted by the Security Documents;

     (b) Liens created pursuant to the Indenture;

     (c) Liens for taxes not yet delinquent or being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established with respect thereto in accordance with the reporting requirements of the FERC;

     (d) Liens for mechanics or materialmen arising in the ordinary course of business or incident to the improvement of the Pipeline in respect of obligations not yet delinquent or being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established with respect thereto in accordance with the reporting requirements of the FERC;

     (e) Liens securing Permitted Indebtedness of the type specified in clause
(e) of the definition of "Permitted Indebtedness" and otherwise permitted under this Agreement; provided, that (i) such Lien is created substantially simultaneously with (and in any event within sixty (60) days of) the incurrence of such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the lesser of the cost or the fair market value of the applicable property, improvements, or equipment at the time of such acquisition (or construction),
(iii) such Lien encumbers only the specific assets that are financed by such Indebtedness and does not attach to any of the Collateral or to the assets of such Person generally, and (iv) the amount of Indebtedness secured thereby is not increased;

     (f) Liens incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance, or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases, or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

     (g) judgment Liens in existence for less than thirty (30) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies and that do not otherwise result in a Default;

     (h) easements, rights-of-way, zoning restrictions, minor defects, or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

     (i) Liens existing as of the Financial Closing Date and set forth on
Schedule 4.05 hereto; and

     (j) Liens for taxes, assessments, or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with the reporting requirements of the FERC shall have been set aside on the Borrower's books.

     "Permitted Indebtedness" shall mean:

     (a) the Obligations;

     (b) Indebtedness in respect of the Indenture;

     (c) Subordinated Indebtedness in a principal amount not in excess of five million Dollars ($5,000,000) in the aggregate outstanding at any time;

     (d) unsecured Indebtedness (i) incurred in the ordinary course of business of the Borrower (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services that are not overdue for a period of more than ninety (90) days or, if overdue for more than ninety
(90) days, as to which a dispute exists and adequate reserves in conformity with the reporting requirements of the FERC have been established on the books of the Borrower) and (ii) in respect of performance, surety, or appeal bonds provided in the ordinary course of business of the Borrower, but excluding (in each case), Indebtedness incurred through the borrowing of money or the incurrence of Guarantee obligations in respect thereof;

     (e) Indebtedness (i) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of the Borrower (pursuant to any purchase money mortgages or otherwise, whether owed to the seller or a third party) used in the ordinary course of business of the Borrower and its Subsidiaries (provided, that such Indebtedness is incurred within sixty (60) days of the acquisition of such property), (ii) in respect of industrial revenue bonds or other similar governmental or municipal bonds, (iii) in respect of Capital Lease Obligations, and (iv) in respect of synthetic lease obligations; provided, that the aggregate amount of all Indebtedness outstanding pursuant to this clause shall not at any time exceed ten million Dollars ($10,000,000);

     (f) Indebtedness existing as of the Financial Closing Date as set forth on
Schedule 6.12; and

     (g) (i) unsecured Indebtedness in an aggregate principal amount at anytime outstanding not to exceed five million Dollars ($5,000,000) and (ii) unsecured Indebtedness with a maturity date not earlier than May 1, 2007 in an aggregate principal amount at anytime outstanding not to exceed five million Dollars ($5,000,000); provided, that no Account Trigger Event shall have occurred and be continuing at the time of the incurrence of any such Indebtedness;

provided, however, that none of the foregoing Indebtedness shall in any event constitute Permitted Indebtedness to the extent that the incurrence thereof shall result in a default by the Borrower in the observance of its obligations under Section 5.22.

     "Permitted Investments" shall mean:

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within ninety (90) days from the date of acquisition thereof;

     (b) investments in commercial paper maturing within ninety (90) days from the date of acquisition thereof and having, at such date of acquisition, a short-term credit rating of "A1" from Standard & Poor's or "P1" from Moody's;

     (c) investments in certificates of deposit, bankers' acceptances, and time deposits maturing within ninety (90) days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any Affiliate of the Administrative Agent or any United States office of any commercial bank organized under the laws of any member nation of the Organization of Economic Cooperation and Development and having, at the date of acquisition thereof, a combined capital and surplus and undivided profits of not less than five hundred million Dollars ($500,000,000);

     (d) either (i) direct and general obligations of any state of the United States or any municipality or other political subdivision thereof or debt obligations of corporations organized within the United States, in each case if at the time of acquisition such obligation bears a credit rating of "A1" from Standard & Poor's or "P1" from Moody's, or (ii) other obligations issued by or on behalf of any state of the United States or any municipality or other political subdivision thereof if at the time of acquisition such obligations have been refunded by investments irrevocably deposited in investments bearing a credit rating of "A1" from Standard & Poor's or "P1" from Moody's, and in the case of either (i) or (ii), maturing within ninety (90) days of the acquisition thereof;

     (e) mutual or money market funds, managed by reputable sponsors, consisting, and that are required by their constituent documents to consist, of at least ninety-five percent (95%) of investments of the type described in clauses (a), (b), (c), or (d) above;

     (f) obligations to resell under repurchase agreements with a maturity not in excess of ninety (90) days pursuant to a written agreement with respect to any security of the type described in clauses (a), (b), (c), or (d) above;

     (g) other investments similar to those listed in clauses (a) - (f) above and reasonably approved in writing by the Administrative Agent; and

     (h) deposits in the Accounts.

     "Person" shall mean any natural person, corporation, business trust, joint venture, association, limited liability company, partnership, or government or any agency or political subdivision thereof.

     "Pipeline" shall mean the Borrower's natural gas pipeline and compression stations (other than the Lone Jack Compressor Station) consisting of approximately six thousand seventy-six (6,076) miles of mainline and branch transmission and storage facilities and pipelines, and all ancillary equipment located in Texas, Oklahoma, Missouri, Nebraska, Kansas, Colorado, and Wyoming, as the same may be modified from time to time, but excluding the Redbud Project; provided, however, that on and after the date, if any, on which the Borrower shall obtain a good, marketable, and valid ownership interest in all property and assets (real and personal and tangible and intangible) comprising the Lone Jack Compressor Station, the Lone Jack Compressor Station shall constitute part of the Pipeline.

     "Pipeline Assets" shall mean and include all property, rights, and assets of the Borrower other than the Lone Jack Compressor Station and the Redbud Project, whether real or personal and whether tangible or intangible, including, without limitation, the Pipeline; provided, however, that on and after the date, if any, on which the Borrower shall obtain a good, marketable, and valid ownership interest in all property and assets (real and personal and tangible and intangible) comprising the Lone Jack Compressor Station, the Lone Jack Compressor Station shall constitute part of the Pipeline Assets.

     "Pipeline Collateral" shall have the meaning set forth in the Security Agreement.

     "Plan" shall mean any pension plan (including a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code that is or has been maintained by the Borrower or any ERISA Affiliate in whole or in part for current or former employees of the Borrower or any ERISA Affiliate.

     "Prime Rate" shall mean the rate of interest per annum adopted and announced from time to time by Union Bank of California as its prime commercial lending rate at its primary lending office in the United States. For purposes of this Agreement, any change in the Base Rate due to a change in the Prime Rate shall be effective on the date such change in the Prime Rate is adopted.

     "Process Agent" shall have the meaning set forth in Section 9.07(b)(ii).

     "Project Revenues" shall mean, for any period, the sum of (a) the total amount of cash received by the Borrower from the sale of gas, gas transportation service, gas storage service, and ancillary services provided pursuant to the FERC Gas Tariff, (b) proceeds of any business interruption insurance, (c) interest and earnings on Permitted Investments on deposit in any Account or UBOC Account, (d) proceeds from the termination of any Interest Rate Protection Agreement, and (e) any other revenue received by or on behalf of the Borrower from any source, in each case received during such period.

     "Prudent Utility Practices" means those practices, methods, specifications, and standards of safety and performance, as the same may change from time to time, as are commonly used by natural gas pipelines in the United States of a type and size similar to the Pipeline as good, safe, and prudent engineering practices in connection with the design, construction, operation, maintenance, repair, and use of gas and other equipment, facilities, and improvements of such natural gas pipeline, with commensurate standards of safety, performance, dependability, efficiency, and economy.

     "PUHCA" shall mean the Public Utility Holding Company Act of 1935, as amended.

     "Purchase Agreement" shall mean the Purchase Agreement, dated as of September 13, 2002, by and between Williams Gas Pipeline Company, LLC, a Delaware limited liability company, as seller, and the Parent, as buyer.

     "Qualified Shipper" shall mean, at any time of determination, (a) any Shipper that has an Investment Grade Credit Rating at such time or whose obligations under a Gas Service Agreement are unconditionally guaranteed by, or otherwise constitute a direct liability of, a Person who has an Investment Grade Credit Rating at such time or (b) any Shipper whose obligations under a Gas Service Agreement are secured at such time by (i) a letter of credit from a financial institution with a credit rating of "A2" or better from Moody's and "A" or better from Standard & Poor's, (ii) a cash deposit with the Borrower, or
(iii) other comparable credit support reasonably acceptable to the Administrative Agent, in each case covering at least three (3) months' of services under such Gas Service Agreement.

     "Quarterly Date" shall mean each March 31, June 30, September 30, and December 31, commencing September 30, 2003.

     "Rate" shall mean the Adjusted LIBOR Rate or the Base Rate, as the context requires.

     "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 et seq., and the regulations promulgated pursuant thereto, all as amended from time to time.

     "Redbud Project" shall mean the assets originally acquired in connection with the "Redbud" project to provide gas service to the Redbud electric power generating station, including materials, engineering, and rights of way.

     "Register" shall have the meaning specified in Section 9.04(f).

     "Regulation D" shall mean Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation U" shall mean Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Regulation X" shall mean Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

     "Release" or "Released" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of any Hazardous Substances.

     "Reorganization" shall have the meaning given such term in Title IV of ERISA.

     "Replacement Gas Service Agreement" shall mean an agreement for gas sales, gas storage, and/or gas transportation services entered into by the Borrower with a Qualified Shipper in replacement of a Gas Service Agreement that (a) provides for revenues no less than in the Gas Service Agreement it replaces and
(b) has a fixed expiration date not earlier than the expiration date of such replaced Gas Service Agreement.

     "Reportable Event" shall have the meaning given such term in Section 4043 of ERISA.

     "Required Capital Expenditures" shall mean Capital Expenditures required to be made by the Borrower in an economic manner (using Prudent Utility Practices and after taking into consideration the amount of time necessary to respond to the situation giving rise to such Capital Expenditure) during any period in order to comply with Applicable Laws, Governmental Approvals, or the requirements of the Loan Documents or to prevent or mitigate an emergency situation (provided, however, that, in the case of an emergency situation, the Borrower notifies the Administrative Agent of such emergency situation promptly after incurring such Capital Expenditures).

     "Required Lenders" shall mean Lenders whose combined outstanding Term Loans and Working Capital Loan Commitments then exceed in the aggregate sixty-six and two-thirds percent (66 2/3%) of the sum of the aggregate outstanding Term Loans and the Aggregate Working Capital Loan Commitment.

     "Reserve Percentage" shall mean for any Lender for any Interest Period for any LIBOR Borrowing, the reserve percentage (expressed as a fraction) applicable during such Interest Period under regulations issued from time to time by the Board (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement for the LIBOR Loans as determined in accordance with Section 2.12 (including, but not limited to, any emergency, supplemental, or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including "Eurocurrency Liabilities" (as defined in Regulation D as in effect from time to time) having a term equal to such Interest Period.

     "Responsible Officer" of any corporation, limited liability company, partnership, or other Person shall mean any executive officer or Financial Officer of such corporation or partnership or any member or manager of such limited liability company responsible for the administration of the obligations of such Person in respect of this Agreement.

     "Restoration" shall mean, in the case of any Event of Damage or Event of Taking, the restoration, repair, replacement, or rebuilding of the Pipeline, the Pipeline Assets, or the applicable portion thereof subject to the Event of Damage or Event of Taking so that the Pipeline will be capable of operating in a manner at least as favorable (as determined by the Administrative Agent after consultation with the Independent Engineer) as the assumptions set forth in the Base Case Projections, with such alterations and additions as may be made pursuant to and subject to the applicable provisions of this Agreement and the other Loan Documents, together with any temporary repairs and property protection measures taken pending completion of the work, and "Restore" shall have the meaning correlative thereto.

     "Restoration Conditions" shall mean, in the case of any Event of Damage or Event of Taking other than a Minor Loss that (a) within not more than thirty
(30) days following the occurrence of any such Event of Damage or Event of Taking, the Borrower notifies the Administrative Agent of its intent to Restore the Pipeline, (b) within not more than sixty (60) days of the occurrence of any such Event of Damage or Event of Taking, the Borrower delivers to the Administrative Agent and the Independent Engineer a plan for Restoration of the Pipeline that, among other things, (i) demonstrates that Restoration is technically feasible and can be completed not later than twelve (12) months after the commencement of the work and (ii) demonstrates that following such Restoration, the Pipeline will be capable of operating in a manner at least as favorable (as determined by the Administrative Agent after consultation with the Independent Engineer) as the assumptions set forth in the Base Case Projections, and that the Borrower will be able to satisfy its obligations under Section 5.02, and (iii) sets forth in reasonable detail a budget for such Restoration,
(c) the Administrative Agent, after consultation with the Independent Engineer concurs with the conclusions set forth in the plan delivered pursuant to clause
(b), (d) the Borrower demonstrates to the reasonable satisfaction of the Administrative Agent and the Required Lenders that (i) such Restoration can and will be completed without the proceeds of any Loans, and that the Insurance Proceeds or Condemnation Proceeds, together with other funds of the Borrower deposited with the Collateral Agent for such Restoration are sufficient to pay in full the cost of the Restoration plus all amounts payable under the Material Project Documents and the Loan Documents, including, without limitation, the payment in full of all Obligations and Operating Expenses when and as due, during the period of the Restoration and (ii) as the result of such Restoration, no Material Adverse Effect could reasonably be expected to occur, nor could any Event of Default reasonably be expected to result, and (e) no Event of Default (other than Events of Default that would be cured as a result of such Restoration) shall then have occurred and be continuing.

     "Restricted Payment" shall have the meaning specified in Section 6.04.

     "Restricted Payment Conditions" shall have the meaning specified in Section 6.04.

     "Section 7 Assets" shall mean each of the services, facilities, rights-of-way, documents, rights, and assets that are subject to or are the subject of any order of the Federal Power Commission or the FERC under section 7 of the Natural Gas Act or any regulation or order thereunder; provided, that, for the avoidance of doubt, the Material Project Documents shall not constitute
Section 7 Assets for any purpose under this Agreement or any of the other Loan Documents.

     "Secured Parties" shall mean the Administrative Agent, the Lead Arranger, the Lenders, and Union Bank of California in its capacity as a counterparty or intermediary to the Interest Rate Protection Agreement.

     "Security Agreement" shall mean the Assignment, Security, and Disbursement Agreement, dated as of the date hereof, between the Borrower and the Collateral Agent.

     "Security Documents" shall mean the Account Control Agreement, the Security Agreement, the Agency Agreement, the Intercreditor Agreement, the Acknowledgements, the UBOC Account Control Agreement, all UCC financing statements and continuation statements naming the Collateral Agent as Secured Party, and each other instrument or document delivered by the Borrower to grant to the Collateral Agent a Lien on any Collateral or to assure or preserve any such Lien or any rights or remedies created thereby.

     "Shipper" shall mean each Person (other than the Borrower) that is or shall become a party to a Gas Service Agreement.

     "Significant Material Project Document" shall mean any Material Project Document between the Borrower and a third Person providing for annualized revenues that, when aggregated with all other agreements between the Borrower and such third Person or such third Person's Affiliates, are in excess of five percent (5%) of the Borrower's total annualized revenues.

     "Single Employer Plan" shall have the meaning given such term in Section 4001(a)(15) of ERISA.

     "Site" shall mean the real property on which the Pipeline is located and all related easements, rights-of-way, and other rights and interests.

     "Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereof.

     "Subordinated Indebtedness" shall mean Indebtedness of the Borrower that is subordinated to the Obligations on the basis set forth in Exhibit G.

     "Subsidiary" shall mean, for any Person, any corporation, limited liability company, partnership, or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, limited liability company, partnership, or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, limited liability company, partnership, or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or Controlled by such Person or one or more Subsidiaries of such Person.

     "Tax Sharing Agreement" shall have the meaning set forth in Section 5.26.

     "Term Loan Commitment" shall mean, with respect to each Lender at any time, the commitment of such Lender, at such time, to make Term Loans as set forth opposite the name of such Lender in Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09 or Section 2.10 or otherwise in accordance with this Agreement.

     "Term Loan Commitment Percentage" shall mean, as to any Lender at any time, the percentage that such Lender's Term Loan Commitment then constitutes of the Aggregate Term Loan Commitment.

     "Term Loan Maturity Date" shall mean the earlier of (a) May 1, 2006 and (b) the date on which the Indenture is defeased in its entirety or terminated in accordance with its terms or is otherwise refinanced or replaced.

     "Term Loan Notes" shall mean the promissory notes of the Borrower, substantially in the form of Exhibit A-1, evidencing Term Loans.

     "Term Loans" shall have the meaning set forth in Section 2.01(a).

     "Treasury Regulations" shall mean the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Trustee" shall mean The Bank of New York, a New York banking corporation, as trustee under the Indenture, or any successor trustee permitted under the Indenture.

     "Type", when used in respect of any Loan or Borrowing related thereto, shall refer to the particular Rate by reference to which interest on such Loan or on the Loans constituting such Borrowing is determined.

     "UBOC Account Control Agreement" shall mean the UBOC Account Control Agreement, dated as of the date hereof, among the Borrower, the Collateral Agent, and the UBOC Accounts Agent.

     "UBOC Accounts" shall have the meaning set forth in the UBOC Account Control Agreement.

     "UBOC Accounts Agent" shall mean Union Bank of California in its capacity as accounts agent for the Collateral Agent under the UBOC Account Control Agreement, and any successor accounts agent pursuant thereto.

     "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York and any other jurisdiction the laws of which control the creation or perfection of security interests under the Security Documents.

     "Union Bank of California" shall have the meaning specified in the first paragraph of this Agreement.

     "Use" shall mean, with respect to any Hazardous Substances and with respect to any Person, the generation, manufacture, processing, distribution, handling, use, transport, treatment, recycling, or storage of such Hazardous Substances by such Person.

     "Working Capital Loan Commitment" shall mean, with respect to each Lender at any time, the commitment of such Lender, at such time, to make Working Capital Loans as set forth opposite the name of such Lender in Schedule 2.01, as the same may be reduced from time to time pursuant to Section 2.09 or Section
2.10 or otherwise in accordance with this Agreement.

     "Working Capital Loan Commitment Percentage" shall mean, as to any Lender at any time, the percentage that such Lender's Working Capital Loan Commitment then constitutes of the Aggregate Working Capital Loan Commitment.

     "Working Capital Loan Maturity Date" shall mean the earlier of (i) the date that is three hundred sixty-four (364) days after the Financial Closing Date and
(ii) the date on which the Indenture is defeased in its entirety or terminated in accordance with its terms or is otherwise refinanced or replaced; provided, however, that, on or after the Working Capital Loan Maturity Date, the Working Capital Loans may be renewed as new working capital loans if the Borrower so requests and each Lender in its sole discretion agrees to provide such new working capital loans and the Working Capital Loan Maturity Date shall be amended in accordance with such agreement, if any.

     "Working Capital Loan Notes" shall mean the promissory notes of the Borrower, substantially in the form of Exhibit A-2, evidencing Working Capital Loans.

     "Working Capital Loans" shall mean the loans made to the Borrower pursuant to Section 2.01(b).

Principles of Construction:

     (a) The meanings set forth for defined terms in this Schedule X or in any Loan Document shall be equally applicable to both the singular and plural forms of the terms defined.

     (b) All references in any Loan Document (including in any schedules and exhibits thereto) to articles, sections, clauses, schedules, and exhibits are to articles, sections, clauses, schedules, and exhibits in or to such Loan Document unless otherwise specified therein. All references in any Loan Document (including in any schedules or exhibits thereto) to any agreement, contract, or document (including any Loan Document) shall include reference to all schedules and exhibits to such agreement, contract, or document unless otherwise specified therein. The words "hereof," "herein," "hereunder," and words of similar import when used in a Loan Document shall refer to such Loan Document as a whole and not to any particular provision of such Loan Document.

     (c) All accounting terms not specifically defined in a Loan Document shall be construed in accordance with the reporting requirements of the FERC as amended, modified, or otherwise supplemented (by FERC regulation, order, or otherwise) and in effect from time to time.

     (d) References in any Loan Document to any statute, law, decree, or regulation shall be construed as a reference to such statute, law, decree, or regulation as re-enacted, redesignated, consolidated, replaced, amended, or extended from time to time and any order, decree, proclamation, regulation, instrument, or other subordinate legislation made thereunder. References in any Loan Document to any document or agreement shall be deemed to include references to such document or agreement as amended, varied, supplemented, or replaced from time to time.

     (e) References to any representation by any Person being to such Person's "knowledge" or "known to" such Person shall be deemed to be to the best of such Person's knowledge after due inquiry.

     (f) If any amount to be determined or measured pursuant to any of the Loan Documents relates to a transaction in a currency other than Dollars, such determination shall be made by converting such currency by reference to the prevailing buying spot market rate of exchange available to the relevant Person on the date of such transaction.

     (g) References to any Person or Persons shall be construed as including a reference to any permitted successors or assigns of such Person or Persons.

     (h) Words importing any gender shall be construed as including the other genders.

     (i) The word "including" shall be construed as "including but not limited to."